PARTICIPATION AGREEMENT

AMONG

FORTIS BENEFITS INSURANCE COMPANY,
FORTIS INVESTORS, INC.,

ALLIANCE CAPITAL MANAGEMENT LP

AND

ALLIANCE FUND DISTRIBUTORS, INC.

DATED AS OF

JANUARY 29, 1996

SECTION 6 Termination

6.1		18
6.2	Funds to Remain Available	20
6.3		21
6.4	Continuance of Agreement for Certain Purposes	21
6.5	Reimbursement of Expenses	21

SECTION 7 Parties to Cooperate Respecting Termination		22

SECTION 8 Assignment		22

SECTION 9 Notices		23

SECTION 10 Voting Procedures		24

SECTION 11 Foreign Tax Credits		24

SECTION 12 Indemnification

12.1 Of Fund, Distributor and Adviser by Fortis Benefits		24
12.2 Of Fortis Benefits and Fortis Investors by Adviser		28
12.3 Effect of Notice		32

SECTION 13 Applicable Law		33

SECTION 14 Execution in Counterparts		33

SECTION 15 Severability		33

SECTION 16 sights Cumulative		33

SECTION 17 Restrictions on Sales of Fund Shares		34

SECTION 18 Headings		34

PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into as of the 29th day of January, 1996 (“Agreement”), by and among Fords Benefits Insurance Company, a Minnesota life insurance company (“Fortis Benefits”) (on behalf of itself and its “Separate Account,” defined below); Fortis Investors, Inc., a Minnesota corporation (“Fortis Investors”), the principal underwriter with respect to the Contracts referred to below; Alliance Capital Management L.P., a Delaware limited partnership (“Adviser”), the investment adviser of the Fund referred to below; and Alliance Fund Distributors, Inc., a Delaware, corporation (“Distributor”), the Fund’s principal underwriter (collectively, the “Parties”),

WITNESSETH THAT:

WHEREAS Fortis Benefits, the Distributor, and Alliance Variable Products Series Fund, Inc. (the “Fund”) desire that shares of the Fund’s Money Market Portfolio, International Portfolio, and Premier Growth Portfolio (the “Portfolios”; reference herein to the “Fund” includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of Fortis Benefits that are the subject of Fortis Benefits’s Form N-4 registration statement filed with the Securities and Exchange Commission (the “SEC”), File No. 33-63935 (the “Contracts”), to be offered through Fortis Investors and other registered broker-dealer firms as agreed to by Fords Benefits and Fords Investors; and

WHEREAS the Contracts provide for the allocation of net amounts received by Fortis Benefits to separate series (the “Divisions”; reference herein to the “Separate Account” includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make shares of the Portfolios available to Fortis Benefits for this purpose at net asset value and with no sales charges, all subject to the following provisions:

Section 1. Additional Portfolios

The Fund has and may, from time to time, add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.

Section 2. Processing Transactions

2.1           Timely Pricing and Orders.

The Adviser or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Fortis Benefits at the close of trading on each day (a “Business Day”) on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio’s net asset value and (c) Fortis Benefits is open for business. The Fund or its designated agent will use its best efforts to provide this information by 5:00 p.m., Central time. Fortis Benefits will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day’s Separate Account Division’s unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the following Business Day. Fortis Benefits will use its best efforts to place such orders with the Fund by 10:00 a.m., Central time.

2.2           Timely Payments.

Fortis Benefits will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable. Payment for net redemptions will be wired by the Fund to an account designated by Fortis Benefits on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable Fortis Benefits to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the “1940 Act”).

2.3           Redemption in Kind.

The Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund’s board of directors (the “Board of Directors”) determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.

2.4           Applicable Price.

The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values as determined as of the close of regular trading on the New York Stock Exchange on the Business Day that Fortis Benefits receives such orders and processes such transactions, which, Fortis Benefits agrees shall occur not earler than the Business Day prior to Distributor’s receipt of the corresponding orders for purchases and redemptions of Portfolio shares. For the purposes of this section, Fortis Benefits shall be deemed to be the agent of the Fund for receipt of such orders from holders or applicants of contracts, and receipt by Fortis Benefits shall constitute receipt by the Fund. All other purchases and redemptions of Portfolio shares by Fortis Benefits, will be effected at the net asset values next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. Fortis Benefits hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Fortis Benefits otherwise notifies the Fund in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.

Section 3. Costs and Expenses.

3.1           General.

Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

3.2           Registration.

The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the “1933 Act”), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Fortis Benefits will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

3.3           Qther (Non-Sales-Related).

The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund’s prospectus, statement of additional information and any amendments or supplements thereto (collectively, the “Fund Prospectus”), periodic reports to shareholders, Fund proxy material and other shareholder communications and any related requests for voting instructions from Participants (as defined below).. Fortis Benefits will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account’s prospectus, statement of additional information and any amendments or supplements thereto (collectively, the “Separate Account Prospectus”), any periodic reports to owners, annuitants or participants under the Contracts (collectively, “Participants”), and other Participant communications. The Fund and Fortis Benefits each will bear the costs of printing in quantity and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Fund and Fords Benefits documents are printed or mailed on a combined or coordinated basis. If requested by Fords Benefits, the Fund will provide annual Prospectus text to Fortis Benefits on diskette for printing and binding with the Separate Account Prospectus. Fortis Benefits will be reasonably reimbursed by the Fund for costs associated with production of mailing lists and tabulation of rates with respect to Fund proxy solicitations.

3.4           Sales-Related.

Expenses of distributing the Portfolio’s shares and the Contracts will be paid by Fords Investors and other parties. as they shall determine by separate agreement. However, Adviser or the Distributor will provide to Fortis Benefits at their expense with a reasonable supply of Portfolio prospectuses to be used in the solicitation and sale of new Contracts, it being understood that reasonable allocations will be made in cases where any such Portfolio prospectuses are printed on a combined basis with the Contract Prospectus.

3.5           Parties to Cooperate.

The Adviser, Fortis Benefits, Fortis Investors, and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

Section 4. Legal Compliance

4.1           Tax Laws.

(a)           The Adviser will use its best efforts to qualify and to maintain qualification of each Portfolio as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and the Adviser or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

(b)           Fortis Benefits represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; Fortis Benefits will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

(c)           The Fund will use its best efforts to comply and to maintain each Portfolio’s compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Fund, Adviser or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.

(d)           Fortis Benefits represents that it believes, in good faith, that the Separate Account is a “segregated asset account” and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Fortis Benefits will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

(e)           The Adviser will manage the Fund as a MC in compliance with Subchapter M of the Code and will use its best efforts to manage to be in compliance with Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. On request, the Adviser shall also provide Fortis Benefits with such materials, cooperation and assistance as may be reasonably necessary for Fortis Benefits or any person designated by Fortis Benefits to review from time to time the procedures and practices of Adviser or any other provider of services to the Fund for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder.

(f)            Should the Distributor or Adviser become aware of a failure of Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Fortis Benefits of such in writing.

4.2           Insurance and Certain Other Laws.

(a)           The Adviser will use its best efforts to cause the Fund to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Fortis Benefits. If it cannot comply, it will so notify Fortis Benefits in writing.

(b)           Fortis Benefits represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Section 61A. 14 of the Minnesota Insurance Code, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

(c)           Fortis Benefits and Fortis Investors represent and warrant that Fortis Investors is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

(d)           Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

(e)           Distributor represents and warrants that the Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

(f)            Adviser represents and warrants that it is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

4.3           Securities Laws.

(a)           Fortis Benefits represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with Minnesota law, (ii) the Separate Account is and will remain registered under the 1940 Act, to the extent required under the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account’s 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(b)           The Adviser and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund’s 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(c)           The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, Fortis Benefits or any other life insurance company utilizing the Fund.

(d)           Distributor and Fortis Investors each represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”).

4.4           Notice of Certain Proceedings and Other Circumstances,

(a)           Distributor or the Fund shall immediately notify Fortis Benefits of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund’s registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund’s shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which (x) the Fund’s shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b)           Fortis Benefits or Fortis Investors shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account’s registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Fortis Benefits and Fortis Investors will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

4.5           Fortis Benefits to Provide Documents.

Upon request, Fortis Benefits will provide to the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.6           Fund to Provide Documents.

Upon request, the Fund will provide to Fortis Benefits one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

Section 5. Mixed and Shared Funding

5.1           General.

The Fund has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Fund is available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Fortis Benefits (“Mixed and Shared Funding

Order”). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5.

5.2           Disinterested Directors.

The Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the “Disinterested Directors”) are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act.

5.3           Monitoring for Material Irreconcilable Conflicts.

The Fund agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. Fortis Benefits agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a “material irreconcilable conflict” is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)                                  an action by any state insurance or other regulatory authority;

(b)                                 a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)                                  an administrative or judicial decision in any relevant proceeding;

(d)                                 the manner in which the investments of any Portfolio are being managed;

(e)                                  a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Fund; or

(f)                                    a decision by a life insurance company utilizing the Fund to disregard the voting instructions of participants.

Fortis Benefits will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by Fortis Benefits to disregard voting instructions of Participants.

5.4           Conflict Remedies.

(a)           It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Fortis Benefits and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)                                     withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

(ii)                                  establishing a new registered investment company of the type defined as a “Management Company” in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

(b)           If the material irreconcilable conflict arises because of Fortis Benefits’s decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Fortis Benefits may be required, at the Fund’s election, to withdraw the Separate Account’s investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to Fortis Benefits that this provision is being implemented, and until such withdrawal Distributor and the Fund shall continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund.

(c)           If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to Fortis Benefits conflicts with the majority of other state regulators, then Fortis Benefits will withdraw the Separate Account’s investment in the Fund within six months after the Fund’s Board of Directors informs Fortis Benefits that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Fund shall continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund.

(d)           Fortis Benefits agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

(e)           For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or Distributor be required to establish a new funding medium for any Contracts. Fortis Benefits will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

5.5           Notice to Fortis Benefits.

The Fund will promptly make known in writing to Fortis Benefits the Board of Directors’ determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

5.6           Information Requested by Board of Directors.

Fortis Benefits and the Fund will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

5.7           Compliance with SEC Rules.

If, at any time during which the Fund is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

Section 6. Termination

6.1           Events of Termination.

Subject to Section 6.4 below, this Agreement will terminate as to a Portfolio:

(a)           at the option of Fortis Benefits or Distributor upon at least six months advance written notice to the other Parties, or

(b)           at the option of the Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Directors upon a finding that a continuation of this Contract is contrary to the best interests of the Fund, or (y) a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Trust shares in accordance with Participant instructions).

(c)           at the option of the Fund upon institution of formal proceedings against Fortis Benefits or Fords Investors by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Fortis Benefits’s obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio to be terminated; or

(d)           at the option of Fortis Benefits upon institution of formal proceedings against the Fund, Adviser, or Distributor by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund’s, Adviser’s or Distributor’s obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, if, in each case, Fortis Benefits reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Fortis Benefits, Fortis Investors or the Division corresponding to the Portfolio to be terminated; or

(e)           at the option of any Party in the event that (i) the Portfolio’s shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits; or

(f)            upon termination of the corresponding Division’s investment in the Portfolio pursuant to Section 5 hereof; or

(g)           at the option of Fortis Benefits if the Portfolio ceases to qualify as a RTC under Subchapter M of the Code or under successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio is in imminent danger of failing to so qualify; or

(h)           at the option of Fortis Benefits if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so comply; or

(i)            at the option of Fortis Benefits if Fortis Benefits reasonably believes that any change in a Fund’s investment adviser or investment practices will materially increase the risks incurred by Fortis Benefits.

6.2           Funds to Remain Available.

Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Fortis Benefits shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, 90 calendar days after Fortis Benefits shall have notified the Fund or Distributor of its intention to do so.

6.3           Survival of Warranties and Indemnifications.

All warranties and indemnifications will survive the termination of this Agreement.

6.4           Continuance of Agreement for Certain Purposes.

If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(c), 6.1(d), 6.1(e), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any shares of that Portfolio that are outstanding as of the date of such termination (the “Initial Termination Date”). This continuation shall extend to the earlier of the date as of which the Separate Account owns no shares of the affected Portfolio or a date (the “Final Termination Date”) six months following the Initial Termination Date, except that Fortis Benefits may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1(e), 6.1(g) or 6.1(h).

6.5           Reimbursement of Expenses

If this Agreement is terminated as to any Portfolio (i) by the Distributor pursuant to 6.1(a), or (ii) pursuant to 6.1(d), 6.1(g), 6.1(h) (except to the extent that such failure is caused by Fortis Benefits), or 6.1(i), the Distributor will reimburse Fortis Benefits for its reasonable costs and expenses in combining the affected Division with another Division, substituting interests in a new Division for those of the affected Portfolio, or otherwise terminating the participation of the Contracts in such Portfolio. The costs associated with such may include such expenditures as (1) outside counsel fees related to obtaining an exemption order from the Securities and Exchange Commission and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected Contractholders. To the extent that this Agreement has been terminated as to any Portfolio by reason of the provisions of 6.1(d), Fortis shall not be entitled to reimbursement of expenses if such termination is based solely upon the concern that such adverse developments set forth therein may be on future sales of Contracts and interests in the Fund.

Section 7. Parties to Cooperate Respecting Termination

The other Parties hereto agree to cooperate with and give reasonable assistance to Fortis Benefits in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Sections 6.1(a) or 6.1(b), the termination date specified in the notice of termination.

Section 8. Assignment

This Agreement may not be assigned by any Party, except with the written consent of each other Party.

Section 9. Notices

Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

Fortis Benefits
Insurance Company 500
Bielenberg Drive Woodbury,
Minnesota 55125
Attn.: David A. Peterson
FAX: (612) 738-5262

Fortis Investors, Inc. 500
Bielenberg Drive Woodbury,
Minnesota 55125
Attn.: David A. Peterson
FAX: (612) 738-5262

Alliance Fund Distributors, Inc.
1345 Avenue of the Americas
New York NY 10105
Attn.: Edmund P. Bergan
FAX: (212) 969-2290

Alliance Capital Management L.P.
1345 Avenue of the Americas
New York NY 10105
Attn: Edmund P. Bergen
FAX: (212) 969-2290

Alliance Variable Products Series Fund, Inc.
1345 Avenue of the Americas
New York NY 10105
Attn: Edmund P. Bergen
FAX: (212) 969-2290

Section 10. Voting Procedures

Subject to the cost allocation procedures set forth in Section 3 hereof, Fortis Benefits will distribute all proxy material furnished by the Fund to Participants and will vote Fund shares in accordance with instructions received from Participants. Fortis Benefits will vote Fund shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. Fortis Benefits agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Other participating life insurance companies utilizing the Fund will be responsible for calculating voting privileges in a manner consistent with that of Fortis Benefits, as prescribed by this Section 10.

Section 11. Foreign Tax Credits

The Adviser agrees to consult in advance with Fortis Benefits concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to the Fund’s shareholders.

Section 12. Indemnification

12.1         Of Fund. Distributor and Adviser by Fortis Benefits.

(a)           Except to the extent provided in Sections 12.1(b) and 12.1(c), below, Fortis Benefits agrees to indemnify and hold harmless the Fund, Distributor and Adviser, each of their directors, directors and officers, and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fortis Benefits) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund’s shares and:

(i)                                     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account’s 1933 Act registration statement, the Separate Account Prospectus, the Contracts or, to the extent prepared by Fortis Benefits or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Fortis Benefits or Fortis Investors by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account’s 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)                                  arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Fortis Benefits or Fortis Investors) or the negligent, illegal or fraudulent conduct of Fortis Benefits or Fortis Investors or persons under their control (including, without limitation, their employees and “Associated Persons,” as that term is defined in paragraph (m) of Article I of the NASD’s By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)                               arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund, Adviser or Distributor by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

(iv)                              arise as a result of any failure by Fortis Benefits or Fortis Investors to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.

(b)           Fortis Benefits shall not be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to Distributor or to the Fund.

(c)           Fortis Benefits shall not be liable under this Section 12.1 with respect to any action against an Indemnified Party unless the Fund, Distributor or Adviser shall have notified Fortis Benefits in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fortis Benefits of any such action shall not relieve Fortis Benefits from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. In case any such action is brought against an Indemnified Party, Fortis Benefits shall be entitled to participate, at its own expense, in the defense of such action. Fortis Benefits also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Fortis Benefits to such Indemnified Party of Fortis Benefits’s election to assume the defense thereof, the Indemnified Party will cooperate fully with Fortis Benefits and shall bear the fees and expenses of any additional counsel retained by it, and Fortis Benefits will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

12.2         Of Fortis Benefits and Fortis Investors by Adviser.

(a)           Except to the extent provided in Sections 12.2(d) and I2.2(e), below, Adviser agrees to indemnify and hold harmless Fortis Benefits and Fortis Investors, each of their directors and officers, and each person, if any, who controls Fortis Benefits or Fortis Investors within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund’s shares and:

(i)                                     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by Fortis Benefits or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Distributor, Adviser or the Fund by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund’s 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)                                  arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Distributor, Adviser, or the Fund) or the negligent, illegal or fraudulent conduct of the Fund, Distributor, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)                               arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to Fortis Benefits or Fortis Investors by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)                              arise as a result of any failure by the Fund, Adviser or Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement;

(b)           Except to the extent provided in Sections I2.2(d) and 12.2(e) hereof, Adviser agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in Section 12.2(c) below, the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder (except to the extent that such failure is caused by Fortis Benefits), including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Fortis Benefits or Fortis Investors pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Fortis Benefits of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Fortis Benefits deems necessary or appropriate as a result of the noncompliance.

(c)           The written consent of Adviser referred to in Section 12.2(b) above shall not be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the Internal Revenue Service.

(d)           Adviser shall not be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to Fortis Benefits, Fortis Investors or the Separate Account.

(e)           Adviser shall not be liable under this Section 12.2 with respect to any action against an Indemnified Party unless Fortis Benefits or Fortis Investors shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser of any such action shall not relieve Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. In case any such action is brought against an Indemnified Party, Adviser will he entitled to participate, at its own expense, in the defense of such action. Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Adviser to such Indemnified Party of Adviser’s election to assume the defense thereof, the Indemnified Party will cooperate fully with Adviser and shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

12.3         Effect of Notice.

Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 12.1(c) or 12.2(e) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

Section 13. Applicable Law

This Agreement will be construed and the provisions hereof interpreted under and in accordance with Minnesota law, without regard for that state’s principles of conflict of laws.

Section 14. Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

Section 15. Severability

If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

Section 16. Rights Cumulative

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

Section 17. Restrictions on Sales of Fund Shares

Fortis Benefits agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies.

Section 18. Headings

The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

FORTIS BENEFITS INSURANCE COMPANY

By: /s/s [illegible]

Title: Senior Vice President

FORTIS INVESTORS, INC.

By: /s/ [illegible]

Title: Senior Vice President

ALLIANCE CAPITAL MANAGEMENT L.P.

By: /s/ [illegible]

Title: President and Chief Operating Officer

ALLIANCE FUNDS DISTRIBUTORS, INC.

By: /s/ [illegible]

Title: Managing Director - Annuities
PARTICIPATION AGREEMENT
BY AND AMONG
AIM VARIABLE INSURANCE FUNDS, INC.,
A I M DISTRIBUTORS, INC.,

FORTIS BENEFITS INSURANCE COMPANY,
ON BEHALF OF ITSELF AND
ITS SEPARATE ACCOUNTS,

AND
FORTIS INVESTORS, INC.

PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into as of the 1st day of May, 1998 (“Agreement”), by and among AIM Variable Insurance Funds, Inc., a Maryland corporation (“AVIF”), AIM Distributors, Inc., a Delaware corporation (“AIM”); Fortis Benefits Insurance Company, a Minnesota life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and Fortis Investors, Inc.., an affiliate of LIFE COMPANY and the principal underwriter of the Contracts (“UNDERWRITER”) (collectively, the “Parties”).

WITNESSETH THAT:

WHEREAS, AVIF is registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, AVIF currently consists of nine separate series (“Series”), shares (“Shares”) of each of which are registered under the Securities Act of 1933, as amended (the “1933 Act”) and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a “Fund”; reference herein to “AVIF” includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts ; and

WHEREAS, LIFE COMPANY will be the issuer of certain variable annuity contracts and variable life insurance contracts (“Contracts”) as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the “Contracts”), if required by applicable law, will be registered under the 1933 Act; and

WHEREAS, LIFE COMPANY will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts (“Subaccounts”; reference herein to an “Account” includes reference to each Subaccount thereof to the extent the context requires); and

WHEREAS, LIFE COMPANY will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and

WHEREAS, UNDERWRITER is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 (“1934 Act”) and a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”);

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

Section 1. Available Funds

1.1          Availability.

AVIF will make Shares of each Fund available to LIFE COMPANY for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.

1.2         Addition, Deletion or Modification of Funds.

The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to

Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

1.3 No Sales to the General Public.

AVIF represents and warrants that no Shares of any Fund have been or will be sold to the general public.

Section 2. Processing Transactions

2.1         Timely Pricing_and Orders.

(a)          AVIF or its designated agent will use its best efforts to provide LIFE COMPANY with the net asset value per Share for each Fund by 6:00 p.m. Central Time on each Business Day. As used herein, “Business Day” shall mean any day on which (i) the New York Stock Exchange is open for regular trading, (ii) AVIF calculates the Fund’s net asset value, and (iii) LIFE COMPANY is open for business.

(b)           LIFE COMPANY will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day’s Account unit values. LIFE COMPANY will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF shall provide additional time to LIFE COMPANY in the event that AVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to LIFE COMPANY.

(c)           With respect to payment of the purchase price by LIFE COMPANY and of redemption proceeds by AVIF, LIFE COMPANY and AWE shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.

(d)           If AVIF provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANY shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.

2.2     Timely Payments.

LIFE COMPANY will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by LIFE COMPANY by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable LIFE COMPANY to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

2.3         Applicable Price.

(a)          Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, “Contract transactions”) and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its .designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.

(b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

2.4          Dividends and Distributions.

AVIF will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANY of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANY hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

2.5     Book Entry.

Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY. Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.

Section 3. Costs and Expenses

3.1         General.

Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear all expenses incident to its performance under this Agreement.

3.2     Parties To Cooperate.

Each Party agrees to cooperate with the others, as applicable; in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts. Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

Section 4. Legal Compliance

4.1          Tax Laws.

(a)           AVIF represents and warrants that each Fund is currently qualified as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and represents that it will use its best efforts to qualify and to maintain qualification of each Fund as a RIC. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

(b)           AVIF represents that it will use its best efforts to comply and to maintain each Fund’s compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify LIFE COMPANY immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by AVIF, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

(c)           LIFE COMPANY agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of LIFE COMPANY or, to LIFE COMPANY’s knowledge, of any Participant, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANY otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

(i)            LIFE COMPANY shall promptly notify AVIF of such assertion or potential claim (subject to the Confidentiality provisions of Section 18 as to any Participant);

(ii)           LIFE COMPANY shall consult with AVIF as to bow to minimize any liability that may arise as a result of such failure or alleged failure;

(iii)          LIFE COMPANY shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.8175(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv)          LIFE COMPANY shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE COMPANY will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

(v)                            any written materials to be submitted by LIFE COMPANY to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.8175(a)(2)), (a) shall be provided by LIFE COMPANY to AVIF (together with any supporting information or analysis); subject to the confidentiality provisions of Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by LIFE COMPANY to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

(vi)                         LIFE COMPANY shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by permitting AVIF and its accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

(vii)                      LIFE COMPANY shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that LIFE COMPANY shall not be required, after exhausting all administrative penalties, to appeal any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

(viii)                   AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANY fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

Should AVIF or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANY may, in its discretion, authorize AVIF or its affiliates to act in the name of LIFE COMPANY in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expense s associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANY have any liability resulting from AVIF’s refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term “affiliates” shall have the same meaning as “affiliated person” as defined in Section 2(a)(3) of the 1940 Act.

(d)           LIFE COMPANY represents and warrants that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will use its best efforts to maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

(e)           LIFE COMPANY represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANY will use its best efforts to continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

4.2     Insurance and Certain Other Laws.

(a)           AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANY, including, the furnishing of information not otherwise available to LIFE COMPANY which is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Contracts in any applicable state.

(b)           LIFE COMPANY represents and warrants that (i) it is an insurance company duly organi7ed, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Section 61A.14 of the Minnesota Insurance Code and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

(c)           AVIF represents and warrants that it is a corporation duly organi7ed, validly existing; and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

4.3          Securities Laws.

(a)         LIFE COMPANY represents and warrants that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 193 3 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and Minnesota law, (iii) each Account is and will remain registered under the 1940 Act , to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account’s 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANY will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(b)           AVIF represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AVIF’s 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF’s Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(c)           AVIF will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

(d)           AVIF currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, AVIF undertakes to have its Board of Directors, a majority of whom are not “interested” persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

(e)           AVIF represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverag e for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

4.4     Notice of Certain Proceedings and Other Circumstances.

(a)           AVIF will immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF’s registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF’s Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY. AVIF will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b)           LIFE COMPANY will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account’s registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account’s interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

4.5     LIFE COMPANY To Provide Documents; Information About AVIF.

(a)           LIFE COMPANY will provide to AVIF or its designated agent, at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)           LIFE COMPANY will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if AVIF or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

(c)           Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Contracts other than (1) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time ; or (ii) in reports or proxy materials for AVIF; or (iii) in published reports for AVIF that are in the public domain and approved by AVIF for distribution; or (iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

(d)           LIFE COMPANY shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) (“broker only materials”) is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(e)           For the purposes of this Section 4.5, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.6     AVIF To Provide Documents: Information About LIFE COMPANY.

(a)           AVIF will provide to LIFE COMPANY, at least one (1) complete copy of all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)             AVIF will provide to LIFE COMPANY camera ready or computer diskette copies of all AVIF prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

(c)             AVIF will provide to LIFE COMPANY or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANY or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANY shall receiv e all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

(d)             Neither AVIF nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

(e)             AVIF shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANY, and its respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) (“broker only materials”) is so used, and neither LIFE COMPANY, nor any of its respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

(f)              For purposes of this Section 4.6, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

Section 5. Mixed and Shared Funding

5.1          General.

The SEC has granted an order to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANY, and trustees of qualified pension and retirement plans (collectively, “Mixed and Shared Funding”) . The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to AVIF. AVIF hereby notifies LIFE COMPANY that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

5.2          Disinterested Directors.

AVIF agrees that its Board of Directors shall at all times consist of directors a majority of whom (the “Disinterested Directors”) are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification , or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board ; (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies ; or (c) for such longer period as the SEC may prescribe by order upon application.

5.3          Monitoring for Material Irreconcilable Conflicts.

AVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF (“Participating Insurance Companies”), including each Account, and participants in all qualified retirement and pension plans investing in AVIF (“Participating Plans”). LIFE COMPANY agrees to inform the Board of Directors of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is awar e. The concept of a “material irreconcilable conflict” is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)    an action by any state insurance or other regulatory authority;

(b)    a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)    an administrative or judicial decision in any relevant proceeding;

(d)    the manner in which the investments of any Fund are being managed;

(e)    a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

(f)      a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

(g)    a decision by a Participating Plan to disregard the voting instructions of Plan participants.

Consistent with the SEC’s requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANY will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by LIFE COMPANY to disregard voting instructions of Participants.

5.4     Conflict Remedies.

(a)          It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, LIFE COMPANY will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)                                     withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

(ii)                                  establishing a new registered investment company of the type defined as a “management company” in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

(b)           If the material irreconcilable conflict arises because of LIPE, COMPANY’ s decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at AVIF’s election, to withdraw each Account’s investment in AVIF or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANY that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF.

(c)           If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to LIFE COMPANY conflicts with the majority of other state regulators, then LIFE COMPANY will withdraw each Account’s investment in AVIF within six (6) months after AVIF’s Board of Directors informs LIFE COMPANY that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

(d)           LIFE COMPANY agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

(e)           For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANY will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

5.5     Notice to LIFE COMPANY.

AVIF will promptly make known in writing to LIFE COMPANY the Board of Dire ctors’ determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

5.6     Information Requested by Board of Directors.

LIFE COMPANY and AVIF (or its investment adviser) will at least annually submit to the Board of Directors of AVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

5.7     Compliance with SEC Rules.

If, at any time during which AVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

5.8     Other Requirements.

AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.

Section 6. Termination

6.1            Events of Termination.

Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

(a)           at the option of any party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or

(b)           at the option of AVIF upon institution of formal proceedings against LIFE COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANY’s obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

(c)           at the option of LIFE COMPANY upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF’s obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, LIFE COMPANY reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANY, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

(d)           at the option of any Party in the event that (1) the Fund’s Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LJH COMPANY; or

(e)           upon termination of the corresponding Subaccount’s investment in the Fund pursuant to Section 5 hereof; or

(f)            at the option of LIFE COMPANY if the Fund ceases to qualify as a MC under Subchapter M of the Code or under successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so qualify; or

(g)           at the option of LIFE COMPANY if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if LIFE COMPANY reasonably believes that the Fund may fail to so comply; or

(h)           at the option of AVIF if the Contracts issued by LIFE COMPANY cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund’s noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

(i)            upon another Party’s material breach of any provision of this Agreement; or

6.2     Notice Requirement for Termination.

No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

(a)             in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

(b)            in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

(c)           in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

6.3     Funds To Remain Available.

Notwithstanding any termination of this Agreement, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement.

6.4     Survival of Warranties and Indemnifications.

All warranties and indemnifications will survive the termination of this Agreement.

6.5     Continuance of Agreement for Certain Purposes.

If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 5.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the “Initial Termination Date”). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the “Final Termination Date”) six (6) months following the Initial Termination Date, except that LIFE COMPANY may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i).

6.6     Reimbursement of Expenses.

In the event that this Agreement is terminated without cause as to one or more Funds by AVIF pursuant to Section 6.1(a) hereof, and provided that LIFE COMPANY has at least fifty million dollars ($50,000,000) of Account assets invested in such Funds at the time of such termination, AIM agrees to reimburse LIFE COMPANY for its reasonable expenses, not to exceed, in the aggregate, fifteen thousand dollars ($15,000), incurred in connection with the substitution of interest in another investment company or companies for those of the affected Funds. The reimbursable expenses associated with any such substitution shall include: (a) reasonable attorney fees related to obtaining an exemptive order from the Securities and Exchange Commission, to the extent required; and (b) printing and mailing costs of any required form of notification to affected Contract owners.

Section 7. Parties To Cooperate Respecting Termination

The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

Section 8. Assignment

This Agreement may not be assigned by any Party, except with the written consent of each other Party.

Section 9. Notice

Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

AIM Variable Insurance Funds, Inc.
A I M Advisors, Inc.
11 Greenway Plaza, Suite 100
Houston, Texas 77046
Facsimile: (713) 993-9185

Attn: Nancy L. Martin, Esq.

Fortis Benefits Insurance Company
Fortis Investors, Inc.
P.O. Box 64284
St. Paul, Minnesota 55164
Facsimile: (612) 738-5262

Attn: General Counsel

Section 10. Voting Procedures

Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANY will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANY will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANY will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither LIFE COMPANY nor any of its affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants. LIFE COMPANY reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANY shall be responsible for assuring that each of its Accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding exemptive order obtained by AVIF. AVIF will notify LIFE COMPANY of any changes of interpretations or amendments to Mixed and Shared Funding exemptive order it has obtained. AVIF will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, AVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although AVIF is not one of the trusts described in Section 16(e) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, AVIF will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

Section 11. Foreign Tax Credits

AVIF agrees to consult in advance with LIFE COMPANY concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

Section 12. Indemnification

12.1     Of AVIF by LIFE COMPANY and UNDERWRITER.

(a)          Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANY and UNDERWRITER agree to indemnify and hold harmless AVIF, its affiliates, and each person, if any, who controls AVIF or its affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the “Indemnified Parties” for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY and UNDERWRITER) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(1)                                  arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account’s 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY or UNDERWRITER by or on behalf of AVIF for use in any Account’s 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)                                  arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF’s 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates and on which such persons have reasonably relied) or the negligent , illegal or fraudulent conduct of LIFE COMPANY, UNDERWRITER or their respective affiliates or persons under their control (including, without limitation, their employees and “Associated Persons,” as that term is defined in paragraph (m) of Article I of the NASD’s By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

(iii)                               arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF’s 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF’s 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)                                  arise as a result of any failure by LIFE COMPANY or UNDERWRITER to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANY or UNDERWRITER in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY or UNDERWRITER; Or

(v)                                     arise as a result of failure by the Contracts issued by LIFE COMPANY to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund’s failure to comply with Subchapter M or Section 817(h) of the Code.

(b)             Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party’ s reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF.

(c)             Neither LIFE COMPANY nor UNDERWRITER shall be liable under this Section 12.1 with respect to any action against an Indemnified Party unless AVIF shall have notified LIFE COMPANY and UNDERWRITER in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served up on such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY and UNDERWRITER of any such action shall not relieve LIFE COMPANY and UNDERWRITER from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANY and UNDERWRITER shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from LIFE COMPANY or UNDERWRITER to such Indemnified Party of LIFE COMPANY’s or UNDERWRITER’S election to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANY and UNDERWRITER and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANY nor UNDERWRITER will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

12.2     Of LIFE COMPANY and UNDERWRITER by AVIF and AIM.

(a)        Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANY, UNDERWRITER, their respective affiliates, and each person, if any, who controls LIFE COMPANY, UNDERWRITER or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective directors and officers, (collectively, the “Indemnified Parties” for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF’s 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANY, UNDERWRITER or their respective affiliates for use in AVIF’s 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account’s 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF or its affiliates or persons under its control (including, without limitation, their employees and “Associated Persons” as that term is defined in Section (n) of Article I of the NASD By-Laws), in connection with the sale or distribution of AVIF Shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account’s 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY, UNDERWRITER or their respective affiliates by or on behalf of AVIF for use in any Account’s 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)
arise as a result of any failure by AVIF to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF.

(b)         Except to the extent provided in Sections I2.2(c), 12.2(d) and 12.2(e) hereof, AVIF and AIM agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitutio n by LIFE COMPANY of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that LIFE COMPANY reasonably deems necessary or appropriate as a result of the noncompliance.

(c)           Neither AVM nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANY, UNDERWRITER, each Account or Participants.

(d)           Neither AVM nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF and/or AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF or AIM of any such action shall not relieve AVIF or AIM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF and/or AIM will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF and/or AIM to such Indemnified Party of AVIF’s or AIM’s election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and AIM and shall bear the fees and expenses of any additional counsel retained by it, and neither AVIF nor AIM will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

(e)           In no event shall AVIF or AIM be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, LIFE COMPANY, UNDERWRITER or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (1) a breach of any representation, warranty, and/or covenant made by LIFE COMPANY or UNDERWRITER hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by LIFE COMPANY or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.

12.3     Effect of Notice.

Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

12.4     Successors.

A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

Section 13. Applicable Law

This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law, without regard for that state’s principles of conflict of laws.

Section 14. Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

Section 15. Severability

If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

Section 16. Rights Cumulative

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

Section 17. Headings

The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

Section 18. Confidentiality

AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its affiliates (collectively, the “LIFE COMPANY Protected Parties” for purposes of this Section 18) , information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIEU COMPANY Protected Parties or any of their employees or agents in connection with LIFE COMPANY’s performance of its duties under this Agreement are the valuable property of the LIFE COMPANY Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIT+, COMPANY Protected Parties’ customers, or any other information or property of the LIFE COMPANY Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANY Protected Parties’ customers who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY’s prior written consent; or (b) as required by law or judicial process. LIFE COMPANY acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively, the “AVIF Protected Parties” for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF’s performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties’ customers or any other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANY from information supplied to it by the AVIF Protected Parties’ customers who also maintain accounts directly with LIFE COMPANY, LIFE COMPANY will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF’s prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

Section 19. Trademarks and Fund Names

(a)           A I M Management Group Inc. (“AIM” or “licensor”), an affiliate of AVIF, owns all right, title and interest in and to the name, trademark and service mark “AIM” and s uch other tradenames, trademarks and service marks as may be set forth on Schedule B, as amended from time to time by written notice from AIM to LIFE COMPANY (the “AIM licensed marks” or the “licensor’s licensed marks”) and is authorized to use and to license other persons to use such marks. LIFE COMPANY and its affiliates are hereby granted a non-exclusive license to use the AIM licensed marks in connection with LIFE COMPANY’s performance of the services contemplated under this Agreement, subject to the terms and conditions set forth in this Section 19.

(b)           The grant of license to LIFE COMPANY and its affiliates ( the “licensee”) shall terminate automatically upon termination of this Agreement. Upon automatic termination, the licensee shall cease to use the licensor’s licensed marks, except that LIFE COMPANY sha 11 have the right to continue to service any outstanding Contracts bearing any of the AIM licensed marks . Upon AIM’ s elective termination of this license, LIFE COMPANY and its affiliates shall immediately cease to issue any new annuity or life insurance contracts bearing any of the AIM licensed marks and shall likewise cease any activity which suggests that it has any right under any of the AIM licensed marks or that it has any association with AIM, except that LIFE COMPAN Y shall have the right to continue to service outstanding Contracts bearing any of the AIM licensed marks.

(c)           The licensee shall obtain the prior written approval of the licensor for the public release by such licensee of any materials bearing the licensor’s licensed marks. The licensor’s approvals shall not be unreasonably withheld.

(d)           During the term of this grant of license, a licensor may request that a licensee submit samples of any materials bearing any of the licensor’s licensed marks which were previously approved by the licensor but, due to changed circumstances, the licensor may wish to reconsider. If, on reconsideration, or on initial review, respectively, any such samples fail to meet with the written approval of the licensor, then the licensee shall immediately cease distributing such disapproved materials. The licensor’s approval shall not be unreasonably withheld, and the licensor, when requesting reconsideration of a prior approval, shall assume the reasonable expenses of withdrawing and replacing such disapproved materials. The licensee shall obtain the prior written approval of the licensor for the use of any new materials developed to replace the disapproved materials, in the manner set forth above.

(e)           The licensee hereunder: (i) acknowledges and stipulates that, to the best of the knowledge of the licensee, the licensor’s licensed marks are valid and enforceable trademarks and/or service marks and that such licensee does not own the licensor’s licensed marks and claims no rights therein other than as a licensee under this Agreement; (ii) agrees never to contend otherwise in legal proceedings or in other circumstances; and (iii) acknowledges and agrees that the use of the licensor’s licensed marks pursuant to this grant of license shall inure to the benefit of the licensor.

Section 20. Parties to Cooperate

Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

__________________________________________

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

AIM VARIABLE INSURANCE FUNDS, INC.

Attest: /s/ Nancy L. Martin                By: /s/ Robert H. Graham
Nancy L. Martin                    Name: Robert H. Graham
Assistant Secretary                Title: President

A I M DISTRIBUTORS, INC.

Attest: /s/ Nancy L. Martin                By: /s/ Michael J. Cemo
Nancy L. Martin                    Name: Michael J. Cemo
Assistant Secretary                Title: President

FORTIS BENEFITS INSURANCE COMPANY, on
behalf of itself and its separate accounts

Attest: /s/ Douglas R. Lowe                By: /s/ David A. Peterson

Name:    Douglas R. Lowe                Name: David A. Peterson

Title:     Vice President                    Title: Vice President

FORTIS INVESTORS, INC.

Attest: /s/ Scott R. Plummer                By: /s/ John Eric Hite

Name:    Scott R. Plummer                Name: John Eric Hite

Title:     Vice President                    Title: Vice President

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS.

•	AIM VARIABLE INSURANCE FUNDS, INC.

AIM V.J. Value Fund
AIM V.I. International Equity Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Separate Account D

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Norwest Passage Variable Annuity

SCHEDULE B

•	AIM VARIABLE INSURANCE FUNDS, INC.

AIM ____________________________ Fund

•	AIM and Design

[LOGO]

Schedule C

EXPENSE ALLOCATIONS

Fortis Life	AVIF / AIM
preparing and filing the Account’s registration statement	preparing and filing the Fund’s registration statement
text composition for Account prospectuses and supplements	text composition for Fund prospectuses and supplements
text alterations of prospectuses (Account) and supplements (Account)	text alterations of prospectuses (Fund) and supplements (Fund)
printing Account and Fund prospectuses and supplements	a camera ready Fund prospectus, printing costs of Fund prospectus to existing policy owners with amounts allocated to the Fund
text composition and printing Account SAIs	text composition and printing Fund SAIs
mailing and distributing Account SAIs to policy owners upon request by policy owners	mailing and distributing Fund SAIs to policy owners upon request by policy owners mailing and distributing prospectuses (Account and Fund) and supplements (Account and Fund) to policy owners of record as required by Federal Securities Laws and to prospective purchasers
text composition (Account), printing, mailing, and distributing annual and semi- annual reports for Account (Fund and Account as, applicable)	text composition of annual and semi-annual reports (Fund)
text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to policy owners with respect to proxies related to the Account	text composition, printing, mailing, distributing and tabulation of proxy statements and voting instruction solicitation materials to policy owners with respect to proxies related to the Fund preparation, printing and distributing sales material and advertising relating to the Funds, insofar as such materials relate to the Contracts and filing such materials with and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required

AMENDMENT NO. 1
PARTICIPATION AGREEMENT
The Participation Agreement (the "Agreement"), dated May 1, 1998, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation, Fortis Benefits Insurance Company, a Minnesota corporation, Fortis Investors, Inc., a Minnesota corporation, is hereby amended as follows:
The following entity is hereby added as a party to the Agreement and will be encompassed by the defined term "LIFE COMPANY" as set forth in the Agreement:

•	Union Security Life Insurance Company of New York (formerly known as First Fortis Life Insurance Company), organized under the laws of the State of New York.
Effective October 1, 2004, Fortis Benefits will change its state of domicile and become an Iowa corporation. Effective September 2, 2005, Fortis Benefits Insurance Company (defined as "LIFE COMPANY") will change its name to "Union Security Insurance Company." All references to Fortis Benefits Insurance Company will hereby be deleted and replaced with "Union Security Insurance Company."
Effective April 1, 2001 Fortis Investors, Inc., changed its name to "Woodbury Financial Services, Inc." All references to Fortis Investors, Inc. are hereby deleted and replaced with "Woodbury Financial Services, Inc."
Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS (as of May. 1., 2006)
AIM V.I. Basic Balanced Fund            AIM V.I. Mid Cap Core Fund
AIM V.I. Basic Value Fund            AIM V.I. Money Market Fund
AIM V.I. Blue Chip Fund*            AIM V.I. Real Estate Fund**
AIM V.I. Capital Appreciation Fund         AIM V.I. Small Cap Equity Fund
AIM V.I. Capital Development Fund         AIM V.I. Dynamics Fund
AIM V.I. Core Equity Fund            AIM V.I. Financial Services Fund
AIM V.I. Demographic Trends Fund         AIM V.I. Global Health Care Fund
AIM V.I. Diversified Dividend Fund         AIM V.I. Leisure Fund
AIM V.I. Diversified Income Fund         AIM V.I. Small Company Growth Fund***
AIM V.I. Global Equity Fund            AIM V.I. Technology Fund
AIM V.I. Government Securities Fund         AIM V.I. Utilities Fund
AIM V.I. High Yield Fund
AIM V.I. International Core Equity Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund

*        Effective June 12, 2006, AIM V.I. Blue Chip Fund will be merged into AIM V.I. Large Cap Growth Fund.
**        Effective July 3, 2006, AIM V.I. Real Estate Fund will be renamed AIM V.I. Global Real Estate Fund.
***     Effective July 3, 2006, AIM V.I. Small Company Growth Fund will be renamed AIM V.I. Small Cap Growth Fund.
SEPARATE ACCOUNTS UTILIZING THE FUNDS
•Separate Account D of Union Security Insurance Company
•Separate Account D of Union Security Insurance Company
•Separate Account A of Union Security Life Insurance Company of New York
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
•Norwest Passage Variable Annuity
•Contract Form Number 56952
•Contract Form Number 56758

All other terms and provisions of The Agreement not amended herein remain in fail force and effect.
Effective date: April 30, 2004

AIM VARIABLE INSURANCE FUNDS, INC.

Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
Jim Coppedge                Name: Robert H. Graham
Assistant Secretary            Title: President

A I M DISTRIBUTORS, INC.

Attest: /s/ P. Michelle Grace            By: /s/ Gene L. Needles
P. Michelle Grace            Name: Gene L. Needles
Assistant Secretary            Title: President

UNION SECURITY INSURANCE COMPANY
(formerly known as Fortis Benefits Insurance
Company)

Attest: /s/ Catherine J. Janik            By: /s/ Douglas R. Lowe

Name:    Catherine J. Janik            Name: Douglas R. Lowe

Title:     V.P. Corporate Counsel            Title: Vice President-Law

UNION SECURITY LIFE INSURANCE
COMPANY OF NEW YORK (formerly known
as First Fortis Life Insurance Company of New
York)

Attest: /s/ Catherine J. Janik            By: /s/ Douglas R. Lowe

Name:    Catherine J. Janik            Name: Douglas R. Lowe

Title:     V.P. Corporate Counsel            Title: Vice President-Law

WOODBURY FINANCIAL SERVICES, INC.
(formerly known as Fortis Investors, Inc.)

Attest: /s/ Carol D. Rademacher            By: /s/ Mark A.Sides

Name:    Carol D. Rademacher            Name: Mark A. Sides
Chief Legal Officer
Title:     Sr. Administrative Assistant        Title: Woodbury Financial Services, Inc.
PARTICIPATION AGREEMENT
AMONG
FORTIS BENEFITS INSURANCE COMPANY,
FORTIS INVESTORS, INC.,
TCI PORTFOLIOS, INC.,
AND
INVESTORS RESEARCH CORPORATION
DATED AS OF
JANUARY 30 , 1996

PAGE
SECTION 1 Sale of Portfolio Shares; Additional Portfolios                            2
SECTION 2 Processing Transactions
2.1    Timely Pricing and Orders                            3
2.2    Execution of Orders and Timely Payments                    5
2.3    Redemption in Kind                                5
2.4    Reinvestment of Dividends                            6
SECTION 3 Costs and Expenses
3.1    General                                    6
3.2    Registration                                    6
3.3    Other (Non-Sales-Related)                            7
3.4    Sales-Related                                    7
3.5    Parties to Cooperate                                8
SECTION 4 Legal Compliance
4.1    Tax Laws                                    8
4.2    Insurance and Certain Other Laws                        9
4.3    Securities Laws                             10
4.4    Notice of Certain Proceedings and Other Circumstances         12
4.5    Fortis Benefits to Provide Documents                 13
4.6    Fund to Provide Documents                         13
SECTION 5 Mixed and Shared Funding
5.1    General                                 13
5.2    Disinterested Directors                         14
5.3    Monitoring for Material Irreconcilable Conflicts             14
5.4    Conflict Remedies                             15
5.5    Notice to Fortis Benefits                          17
5.6    Information Requested by Board of Directors             17
5.7    Compliance with SEC Rules                         18
6.1    Events of Termination                             18
6.2    Funds to Remain Available                         20
6.3    Survival of Warranties and Indemnifications                 20
6.4    Continuance of Agreement for Certain Purposes             21
6.5    Reimbursement of Expenses                         21

SECTION 7 Assignment                                         22
SECTION 8 Notices                                             22
SECTION 9 Voting Procedures                                     23
SECTION 10 Indemnification
10.1 Of Fund and Adviser by Fortis Benefits                     23
10.2 Of Fortis Benefits and Fortis Investors by Adviser                 26
10.3 Effect of Notice                                     31
SECTION 11.. Execution in Counterparts                                 31
SECTION 12 Severability                                         31
SECTION 13 Rights Cumulative                                     31
SECTION 14 Restrictions on Sales of Fund Shares                             31
SECTION 15 Headings                                         32
SECTION 16 Entire Agreement                                     32

PARTICIPATION AGREEMENT
THIS AGREEMENT, made and entered into as of the    day of January, 1996
("Agreement"), by and among Fortis Benefits Insurance Company, a Minnesota life insurance company ("Fortis Benefits") (on behalf of itself and its "Separate Account," defined below); Fortis Investors, Inc., a Minnesota corporation ("Fortis Investors"), the principal underwriter with respect to the Contracts referred to below; TCI Portfolios, Inc., a Maryland corporation (the "Fund"); and Investors Research Corporation, a Delaware corporation and the Fund's investment adviser ("Adviser"). Collectively, Fortis Benefits, Fortis Investors, Fund, and Adviser are referred to herein as the "Parties,"
WITNESSETH THAT:
WHEREAS Fortis Benefits, the Adviser, and the Fund desire that shares of the Fund's TCI Balanced and TCI Growth series shares (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available to serve as underlying investment media for those combination fixed and variable annuity contracts of Fortis Benefits that are the subject of Fortis Benefits's Form N-4 registration statement filed with the Securities and Exchange Commission (the "SEC"), File No. 33-63935 (the "Contracts"), to be offered through Fortis Investors and other registered broker-dealer firms as agreed to by Fortis Benefits and Fortis Investors; and
WHEREAS the Contracts provide for the allocation of net amounts received by Fortis Benefits to separate series (the "Divisions;" reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund will make shares of the Portfolios available to Fortis Benefits for this purpose at net asset value and with no sales charges, all subject to the following provisions:
Section 1. Sale of Portfolio Shares., Additional Portfolios
1.1    Subject to the terms and conditions of this Agreement, the Fund will make shares of the Portfolios available to be purchased or redeemed by or on behalf of the Separate Account, executing such orders at the net asset value computed after receipt by the Fund of the order for the shares of the Portfolio. For purposes of this section, the Fund hereby appoints Fortis Benefits as its agent for the limited purpose of receiving orders for the purchase of shares of the Portfolios by the Separate Account, and receipt of such orders by Fortis Benefits shall constitute receipt by the Fund. On each day the New York Stock Exchange (the "Exchange") is open for business (each, a "Business Day"), Fortis Benefits may receive instructions from the Contract owners for the purchase or redemption of shares of the Portfolios ("Orders"). Orders received and accepted by Fortis Benefits prior to the close of regular trading on the Exchange (the "Close of Trading") on any given Business Day ("Day 0") and transmitted to the Fund by 11:00 a.m. Central time on the next Business Day ("Day 1") will be executed by the Fund at the net asset value determined as of the Close of Trading on Day 0. Fortis Benefits covenants and agrees that all Orders accepted and transmitted by it hereunder on any Business Day will be based upon instructions that it received from the Contract owners in proper form prior to the Close of Trading of the Exchange on that Business Day. Any Orders received by Fortis Benefits after the Close of Trading, and all Orders that are transmitted to the Issuer after 11:00 a.m. Central time on Day 1, will be executed by the Fund at the net asset value next determined after receipt of the Order by the Fund. The day as of which an Order is executed by the Fund pursuant to the provisions set forth above is referred to herein as the "Effective Trade Date."
1.2    The Fund may from time to time add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.
Section 2. Processing Transactions
2.1    Timely Pricing and Orders.
By 5:30 p.m. Central time on each Business Day, Adviser will provide to Fortis Benefits via facsimile or other electronic transmission acceptable to Foitis Benefits the Portfolios' net asset value, dividend and capital gain information and, in the case of income funds, the daily accrual for interest rate factor (mil rate), determined at the Close of Trading. Nevertheless, Adviser will use reasonable efforts to provide such information to Fortis Benefits by 5:00 p.m. Central time. Fortis Benefits will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account Division's unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the followingBusiness Day.
By 11:00 a.m. Central time on each Business Day, Fortis Benefits will provide to the Adviser via facsimile or other electronic transmission acceptable to the Adviser a report stating whether the
Orders received by Fortis Benefits from Contract owners by the Close of Trading on the previous Business Day resulted in the Separate Account being a net purchaser or net seller of shares of the Portfolio; provided, however, that Fortis Benefits will use all reasonable efforts to provide such information to the Adviser by 9:30 a.m. on each Business Day. As used in this Agreement, the phrase "other electronic transmission acceptable to the Adviser" includes the use of remote computer terminals located at the premises of Fortis Benefits, its agents or affiliates, which terminal may be linked electronically to the computer system of the Adviser, its agents or affiliates (hereinafter, "Remote Computer Terminals").

Fortis Benefits covenants and agrees that all Orders transmitted to the Issuer, whether by telephone, telecopy, or other electronic transmission acceptable to Adviser, shall be sent by or under the authority and direction of a person designated by Fortis Benefits as being duly authorized to act on behalf of the owner of the Separate Account. Absent actual knowledge to the contrary, Advisor shall be entitled to rely on the existence of such authority and to assume that any person transmitting Orders for the purchase, redemption or transfer of Fund shares on behalf of Fortis Benefits is "an appropriate person" as used in Sections 8-308 and 8-404 of the Uniform Commercial Code with respect to the transmission of instructions regarding Fund shares on behalf of the owner of such Fund shares. Fortis Benefits shall maintain the confidentiality of all passwords and security procedures issued, installed or otherwise put in place with respect to the use of remote computer terminals and the transmission of information electronically and assumes full responsibility for the security therefor. Fortis Benefits further agrees to be solely responsible for the accuracy, propriety and consequences of all data transmitted to Adviser and the Fund by Fortis Benefits by telephone, telecopy or other electronic transmission acceptable to Adviser.
2.2    Execution of Orders and Timely Payments.
Upon the timely receipt from Fortis Benefits of the report described in Section 2.1 above, the Adviser will cause the purchase or redemption transactions (as the case may be) to be executed at the net asset value computed as at the Close of Trading on Day 0. Payment for net purchase transactions shall be made by wire transfer by Fortis Benefits to the custodial account designated by the Fund on the Business Day next following the Effective Trade Date. Such wire transfers shall be initiated by Fortis Benefits' bank prior to 3:00 p.m. Central time and received by the Fund prior to 5:00 p.m. Central time on the Business Day next following the Effective Trade Date. If payment for a purchase Order is not timely received, such Order will be executed at the net asset value next computed following receipt of payment. Payments for net redemption transactions shall be made by wire transfer by the Issuer to the account designated by Fortis Benefits within the time period set forth in the applicable Portfolios' then-current prospectus; provided, however, the Adviser will use all reasonable efforts to settle all redemptions on the Business Day next following the Effective Trade Date. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open and the Effective Trade Date will apply.
2.3    Redemption in Kind.
The Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund's board of directors (the "Board of Directors") determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.
2.4    Reinvestment of Dividends.

Fortis Benefits hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Fortis Benefits otherwise notifies the Fund in writing.
Section 3. Costs and Expenses
3.1    General.
Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.
3.2    Registration.
The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Fortis Benefits will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.
3.3    Other (Non-Sales-Related).
The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), periodic reports to shareholders, Fund proxy material and other shareholder communications and any related requests for voting instructions from Participants (as defined below). Fortis Benefits will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Separate Account Prospectus"), any periodic reports to owners, annuitants or participants under the Contracts (collectively, "Participants"), and other Participant communications. If Fortis Benefits elects to produce a combined prospectus or other combined reports or communications materials that incorporate all of the prospectuses, reports or communications materials of the various mutual funds that may serve as underlying investment media for the Contracts, the cost of printing such combined materials shall be borne by Fortis Benefits or by other entities by separate agreement. Adviser shall not be responsible for any cost of distributing any materials to Participants or potential Participants. Upon request by Fortis Benefits, the Adviser will provide annual Fund Prospectus text to Fortis Benefits on diskette for printing and binding with the Separate Account Prospectus.

3.4    Sales-Related.
Expenses of distributing the Contracts will be paid by Fortis Investors and other parties, as they shall determine by separate agreement.
3.5    Parties to Cooperate.
Adviser, Fortis Benefits, and Fortis Investors each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.
Section 4. Legal Compliance
4.1    Tax Laws.
(a)Adviser will use its best efforts to cause each Portfolio to qualify each Portfolio as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Adviser will notify Fortis
Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.
(b)Fortis Benefits represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; Fortis Benefits will notify the Adviser immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.
(c)Adviser will use its best efforts to cause each Portfolio to comply with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Adviser will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. Within 20 days following the end of each calendar quarter, the Adviser shall provide Fortis Benefits with a report regarding the Portfolios' compliance with Section 817(h) diversification and subchapter M qualification requirements.
(d)    Fortis Benefits represents that it believes, in good faith, that the Separate Account is a 'segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Fortis Benefits will make every effort to continue to meet such definitional requirements, and it will notify the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
4.2    Insurance and Certain Other Laws.

(a)Adviser will use reasonable efforts to cause the Fund to comply with any state insurance laws or regulations applicable to Fortis Benefits to the extent such laws or regulations are disclosed and described to Adviser by Fortis Benefits from time to time and to the extent specifically requested in writing by Fortis Benefits. If Adviser cannot comply, it will so notify Fortis Benefits.
(b)Fortis Benefits represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Section 61A.14 of the Minnesota Insurance Code, and (iii) the Contracts comply in all material respects with all applicable federal and state laws and regulations.
(c)    Fortis Benefits and Fortis Investors represent and warrant that Fortis Investors is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
(d)    Adviser represents and warrants that the Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
(e)    Adviser represents and warrants that it is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.3    Securities Laws.
(a)    Fortis Benefits represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with Minnesota. law, (ii) the Separate Account is and will remain registered under the 1940 Act, to the extent required under the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
(b)    Adviser represents and warrants that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the

1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
(c)    Adviser will register and qualify Fund shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by the Adviser. Should Fortis Benefits notify the Adviser that such registration is advisable and should Adviser choose not to proceed with such registration, the Adviser shall so notify Fortis Benefits accordingly.
(d)    Fortis Investors represents and warrants that it is registered as a broker-dealer-with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").
4.4    Notice of Certain Proceedings and Other Circumstances.
(a)Adviser shall immediately notify Fortis Benefits of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any other action or circumstances that may prevent the lawful use of shares of the Fund as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits. Adviser will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
(b)Fortis Benefits or Fortis Investors shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Fortis Benefits and Fortis Investors will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.5    Fortis Benefits to Provide Documents.

Upon request, Fortis Benefits will provide to the Adviser one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.
4.6    Fund to Provide Documents.
Upon request, the Fund will provide to Fortis Benefits one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Portfolios and the Contracts, either contemporaneously with or as promptly as practical after the filing of such document with the SEC.
Section 5. Mixed and Shared Funding
5.1    General.
Fortis Benefits has received a copy of an application for exemptive relief, as amended, filed by AdViser on December 21,1987, with the SEC and the order issued by the SEC in response thereto (the "Shared Funding Exemptive Order"). The Company has reviewed the conditions to the requested relief set forth in such application for exemptive relief.
5.2    Disinterested Directors.
The Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of Adviser within the meaning of Section 2(a)(19) of the 1940 Act.
5.3    Monitoring for Material Irreconcilable Conflicts.
As required by the Shared Funding Exemptive Order, the Board of Directors of the Fund (the "Board") will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners having an interest in all separate accounts of life insurance companies ("Participating Companies") investing in the Fund, including the Separate Account. The Board shall promptly inform Fortis Benefits if it determines that an irreconcilable material conflict exists and the implications thereof. Fortis Benefits agrees to inform the Board of any potential or existing conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:
(a)an action by any state insurance or other regulatory authority;
(b)a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter; or any similar action by insurance, tax or securities regulatory authorities;

(c)an administrative or judicial decision in any relevant proceeding;
(d)the manner in which the investments of any Portfolio are being managed;
(e)    a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners or by owners of different life insurance companies' contracts utilizing the Fund; or
(f)    a decision by a life insurance company utilizing the Fund to disregard the voting instructions of contract owners.
Consistent with the SEC's requirements in connection with exemptive proceedings of the type referred to in Section 5.1 hereof, Fortis Benefits will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including, but not limited to, information as to a decision by Fortis Benefits to disregard voting instructions of Participants.
5.4    Conflict Remedies.
(a)    If it is determined by a majority of the members of the Board, or a majority of the
Disinterested Directors, that a material irreconcilable conflict exists, Fortis Benefits and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)
withdrawing the assets allocable to some or all of the separate accounts (including the Separate Account) from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and/or

(ii)	establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.
(b)    If the material irreconcilable conflict arises because of Fortis Benefits's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Fortis Benefits may be required, at the Board's election, to withdraw the Separate Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Disinterested Directors. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to Fortis Benefits that this provision is being implemented, and until such withdrawal, the Fund shall continue to accept and implement orders by Fortis Benefits for the.purchase and redemption of shares of the Fund.
(c)    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Fortis Benefits conflicts with the majority of other state regulators, then Fortis Benefits will withdraw the Separate Account's investment in the Fund within six months after the Fund's Board informs Fortis Benefits that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal the Fund shall continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund.
(d)    Fortis Benefits agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.
(e)    For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or Adviser be required to establish a new funding medium for any Contracts. Fortis Benefits will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.
5.5    Notice to Fortis Benefits.
The Fund will promptly make known in writing to Fortis Benefits the Board's determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.
5.6    Information Requested by Board of Directors.
Fortis Benefits and the Fund will submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board. All reports received by the Board of potential or existing conflicts, and all Board actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records will be made available to the SEC upon request.
5.7    Compliance with SEC Rules.

If, at any time during which the Fund is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding on terms and conditions that are materially different from those contained in the Shared Funding Exemptive Order, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.
Section 6. Termination
6.1    Events of Termination.
Subject to Section 6.4 below, this Agreement will terminate as to a Portfolio:
(a)at the option of Fortis Benefits or Adviser upon at least six months advance written notice to the other Parties, or
(b)at the option of the Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Directors upon a finding that a continuation of this agreement is contrary to the best interests of the Fund, or (y) a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Fund shares in accordance with Participant instructions).
(c)    at the option of the Fund upon institution of formal proceedings against Fortis Benefits or Fortis Investors by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Fortis Benefits's obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a likelihood of imposing material adverse consequences on the Portfolio to be terminated; or
(d)    at the option of Fortis Benefits upon institution of formal proceedings against the Fund or Adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's or Adviser's obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, if, in each case, Fortis Benefits reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a reasonable likelihood of imposing material adverse consequences on Fortis Benefits, Fortis Investors or the Division corresponding to the Portfolio to be terminated; or
(e)    at the option of any Party in the event that (i) the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits; or
(f)    upon termination of the corresponding Division's investment in the Portfolio pursuant to Section 5 hereof; or
(g)    at the option of Fortis Benefits if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so qualify; or
(h)    at the option of Fortis Benefits if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so comply; or
(i)    at the option of Fortis Benefits if Fortis Benefits reasonably believes that any change in a Fund's investment adviser or investment practices will materially increase the risks incurred by Fortis Benefits.
6.2    Funds to Remain Available.
Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Fortis Benefits shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, 90 calendar days after Fortis Benefits shall have notified the Adviser of its intention to do so.
6.3    Survival of Warranties and Indemnifications.
All warranties and indemnifications will survive the termination of this Agreement.
6.4    Continuance of Agreement for Certain Purposes.
If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(c), 6.1(d), 6.1 (e)(i), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any shares of that Portfolio that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which the Separate Account owns no shares of the affected Portfolio or a date (the "Final Termination Date") six months following the Initial Termination Date, except that Fortis Benefits may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1(e)(i), 6.1(g) or 6.1(h).
6.5    Reimbursement of Expenses
If this Agreement is terminated as to any Portfolio (i) by the Adviser pursuant to 6.1(a), or (ii) pursuant to 6.1(d), 6.1(g) or 6.1(h), the Adviser will reimburse Fortis Benefits for its reasonable out-of-pocket costs and expenses in combining the affected Division with another Division, substituting interests in a new Division for those of the affected Portfolio, or otherwise terminating the participation of the Contracts in such Portfolio. The costs associated with such may include such expenditures as (1) outside counsel fees related to obtaining an exemption order from the Securities and Exchange Commission and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected Contractholders. The Adviser's obligation of reimbursement hereunder shall not exceed $10,000 for the termination as to any Portfolio.
Section 7. Assignment
This Agreement may not be assigned by any Party, except with the written consent of each other Party.
Section 8. Notices
Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:
Fortis Benefits
Insurance Company
500 Bielenberg Drive
Woodbury, Minnesota 55125
Attn.: General Counsel
FAX: (612) 738-5262
Fortis Investors, Inc.
500 Bielenberg Drive
Woodbury, Minnesota 55125
Attn.: General Counsel
FAX: (612) 738-5262
TCI Portfolios, Inc.
4500 Main Street
Kansas City, MO 64111
Attn: General Counsel
FAX: (816) 340-4964
Investors Research Corporation
4500 Main Street
Kansas City, MO 64111
Attn: General Counsel
FAX: (816) 340-4964

Section 9. Voting Procedures

Fortis Benefits will distribute to Participants all proxy material furnished by the Fund to Fortis Benefits and will vote Fund shares in accordance with instructions received from Participants. Fortis Benefits will vote Fund shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. Fortis Benefits agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Fortis Benefits and the other Participating Companies shall be responsible for assuring that each of their separate accounts participating in the Portfolios calculates voting privileges in a manner consistent with each other, as prescribed by the Shared Funding Exemptive Order.
Section 10. Indemnification
10.1     Of Fund and Adviser by Fortis Benefits.
(a)    Except to the extent provided in Sections 10.1(b) and 10.1(c), below, Fortis Benefits agrees to indemnify and hold harmless the Fund and Adviser, each of their directors, officers, and affiliates, and each person, if any, who controls the Fund or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fortis Benefits) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares or the Contracts and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Fortis Benefits or Fortis Investors by the Adviser on behalf of the Fund for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Fortis Benefits or Fortis Investors) or the actual or alleged negligent, illegal or fraudulent conduct of Fortis Benefits or Fortis Investors or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or Adviser by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing;

(iv)
arise as a result of any material failure by Fortis Benefits or Fortis Investors to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by Fortis Benefits or Fortis Investors in this Agreement.
(b)    Fortis Benefits shall not be liable under this Section 10.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Adviser or to the Fund.
(c)    Fortis Benefits shall not be liable under this Section 10.1 with respect to any action against an Indemnified Party unless the Fund or Adviser shall have notified Fortis Benefits in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party {or after such Indemnified Party shall have received notice of such service on any designated agent and it becomes evident that a claim for indemnification may be made hereunder), but failure to notify Fortis Benefits of any such action shall not relieve Fortis Benefits from any liability under this Section 10.1, except to the extent Fortis Benefits has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party for which indemnification may be sought from Fortis Benefits hereunder, Fortis Benefits shall be entitled to participate, at its own expense, in the defense of such action. Subject to Section 10.3, Fortis Benefits also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Fortis Benefits to such Indemnified Party of Fortis Benefits's election to assume the defense thereof, the Indemnified Party will cooperate fully with Fortis Benefits and shall bear the fees and expenses of any additional counsel retained by it after the date of such notice, and Fortis Benefits will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
10.2     Of Fortis Benefits and Fortis Investors by Adviser.
(a)    Except to the extent provided in Sections 10.2(c) and 10.2(d), below, Adviser agrees to indemnify and hold harmless Fortis Benefits and Fortis Investors, each of their directors, officers, and affiliates and each person, if any, who controls Fortis Benefits or Fortis Investors within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 10.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, or sales literature or advertising of the Fund, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Adviser by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Adviser or the Fund) or the actual or alleged negligent, illegal or fraudulent conduct of the Fund, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Fortis Benefits or Fortis Investors by or on behalf of the Fund or Adviser for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing;

(iv)	arise as a result of any material failure by the Adviser to perform the obligations, provide the services and furnish the materials required under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement.
(b)    Except to the extent provided in Sections 10.2(c) and I0.2(d) hereof, Adviser agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with the written consent of Adviser, which consent shall not be unreasonably withheld) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Fortis Benefits or Fortis Investors pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Fortis Benefits of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Fortis Benefits deems necessary or appropriate as a result of the noncompliance; provided however, Adviser shall not be liable under this Section 10.2(b) as a result of the failure of any Portfolio to operate as a regulated investment company in compliance with Subchapter M of the Code and the regulations thereunder or Section 817(h) and the regulations thereunder if such failure is the result of circumstances beyond Adviser's reasonable control, including, but not limited to, any reasonably unforeseeable interpretation of applicable Code provisions and/or regulations by the Internal Revenue Service or a court of competent jurisdiction.
(c)    Adviser shall not be liable under this Section 10.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to Fortis Benefits, Fortis Investors or the Separate Account.
(d)    Adviser shall not be liable under this Section 10.2 with respect to any action against an Indemnified Party unless Fortis Benefits or Fortis Investors shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent and it becomes evident that a claim. for indemnification may be made hereunder), but failure to notify Adviser of any such action shall not relieve Adviser from any liability, except to the extent Adviser has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party for which indemnification may be sought from Adviser hereunder, Adviser will be entitled to participate, at its own expense, in the defense of such action. Subject to Section 10.3, Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Adviser to such Indemnified Party of Adviser's election to assume the defense thereof, the Indemnified Party will cooperate fully with Adviser and shall bear the fees and expenses of any additional counsel retained by it after the date of such notice, and Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
10.3     Effect of Notice.
Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 10.1(c) or 10.2(d) above of participation in any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, as between the indemnified party and the claimant. Any notice given by the indemnifying party to an Indemnified Party under either Section 10. 1(c) or Section 10.2(d) that it has elected to assume the defense of any action shall be taken only upon an acknowledgment that in connection with such action, the Indemnifying Party shall be liable for any damages, if any, resulting from any such action.
Section 11. Execution in Counterparts
This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.
Section 12. Severability
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.
Section 13, Rights Cumulative
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.
Section 14. Restrictions on Sales of Fund Shares
Fortis Benefits agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies.
Section 15. Headings
The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.
Section 16. Entire Agreement
This Agreement, including the Attachments hereto, constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous agreements, written or oral, with respect to such matters.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

FORTIS BENEFITS INSURANCE COMPANY

By: /s/ David A. Peterson

Title: Vice President

FORTIS INVESTORS, INC.

By: /s/ [illegible]

Title: Senior Vice President

TCI PORTFOLIOS, INC.

By: /s/ William M. Lyons
William M. Lyons
Title: Executive Vice President

INVESTORS RESEARCH CORPORATION

By: /s/ William M. Lyons
William M. Lyons
Title: Executive Vice President

ADDENDUM TO
PARTICIPATION AGREEMENT
AMONG
FORTIS BENEFITS INSURANCE COMPANY,
FORTIS INVESTORS, INC.
TCI PORTFOLIOS, INC.,
AND
INVESTORS RESEARCH CORPORATION
THIS ADDENDUM TO PARTICIPATION AGREEMENT is made and entered into this 30th day of January, 1996, by and among FORTIS BENEFITS INSURANCE COMPANY, FORTIS INVESTORS, INC., TCI PORTFOLIOS, INC., and INVESTORS RESEARCH CORPORATION. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement (as defined below).
WHEREAS, contemporaneously with the execution of this Addendum, the parties hereto have entered into a Participation Agreement (the "Agreement") for the purposes of making mutual fund shares offered by TCI Portfolios, Inc. (the "Funds") available to serve as underlying investment media for certain variable annuity contracts to be offered by Fortis Benefits; and
WHEREAS, the parties desire to make certain modifications to the Agreement, as set forth herein, as an inducement to entering into the Agreement;
NOW, THEREFORE, in consideration of the mutual promises set forth herein and in the Agreement, the parties agree to amend the Agreement by adding the following provisions, which shall have the same force and effect as if set forth in the Agreement:
Administrative Services Fee.
(a)    Adviser acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account for the Portfolios rather than having each Contract owner as a shareholder. In consideration of the accounting, record keeping and other administrative services and obligations to be performed by Fortis Benefits under this Agreement, Adviser will pay Fortis Benefits a fee (the "Administrative Services fee") equal to 20 basis points (.20%) per annum of the average aggregate amount invested in the Separate Account under the terms of this Agreement.
(b)    The parties understand that Adviser customarily pays, out of its management fee, another affiliated corporation for the type of administrative services to be provided by Fortis Benefits to the Contract owners. The parties agree that the payments by the Adviser to Fortis Benefits, like Adviser's payments to its affiliated corporation, are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

(c)    For the purposes of computing the payment to Fortis Benefits contemplated hereby, the average aggregate amount invested in the Separate Account in the Portfolios over a one month period shall be computed by totalling the Separate Accounts' aggregate investment (share net asset value multiplied by total number of shares of the Portfolios held by the Separate Account) on each business day during the month and dividing by the total number of business days during such month.
(d)    Adviser will calculate the amount of the payment to be made at the end of each calendar quarter and will make such payment to Fortis Benefits within 30 days thereafter. The check for such payment will be accompanied by a statement showing the calculation of the amounts being paid by Adviser for the relevant months and such other supporting data as may be reasonably requested by Fortis Benefits.
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.
FORTIS BENEFITS INSURANCE COMPANY

By: /s/ David A. Peterson

Title: Vice President

FORTIS INVESTORS, INC.

By: /s/ [illegible]

Title: Senior Vice President

TCI PORTFOLIOS, INC.

By: /s/ William M. Lyons
Title: Executive Vice President

INVESTORS RESEARCH CORPORATION

By: /s/ William M. Lyons
Title: Executive Vice President

PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into as of the 19th day of January 1994 (“Agreement”), by and among. Fortis Benefits Insurance Company, a Minnesota life insurance company (“Fortis Benefits”) (on behalf of itself and its “Separate Account,” defined below); Fortis Investors, Inc., a Minnesota corporation (“Fortis Investors”), the principal underwriter with respect to the Contracts referred to below; Insurance Management Series, a Massachusetts business trust (the “Fund”); and Federated Securities Corp., a Pennsylvania corporation (“Distributor”), the Fund’s principal underwriter (collectively, the “Parties”),
WITNESSETH THAT:
WHEREAS Fortis Benefits, the Distributor, and the Fund desire that shares of the Fund’s Federated High Yield Fund, Federated Utility Fund, and Federated Equity Growth and Income Fund (the “Portfolios”; reference herein to the “Fund”

includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of Fortis Benefits that are the subject of Fortis Benefit’s Form N-4 registration statement filed with the Securities and Exchange Commission (the “SEC”), File No. 33-63935 (the “Contracts”), to be offered through Fortis Investors and other registered broker-dealer firms as agreed to by Fortis Benefits and Fortis Investors; and
WHEREAS, the Fund is available to offer shares of one or more of its Portfolios to separate accounts of insurance companies that fund variable annuity contracts, including the Contracts (“Variable Contracts”) and to serve as an investment medium for Variable Contracts offered by insurance companies that have entered into participation agreements substantially similar to this agreement (“Participating Insurance Companies”), and the Fund will be made available in the future to offer shares of one or more of its Portfolios to separate accounts of insurance companies that fund variable life insurance policies (at which time such policies would also be “Variable Contracts” hereunder); and
WHEREAS, the Fund has obtained an order from the SEC dated December 29, 1993 (File No. 812-8620), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940 (the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the “Mixed and Shared Funding Exemptive Order”); and
WHEREAS the Contracts provide for the allocation of net amounts received by Fortis Benefits to separate series (the “Divisions”; reference herein to the “Separate Account” includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media.
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make shares of the Portfolios available to Fortis Benefits for this purpose at net asset value and with no sales charges, all subject to the following provisions:
ARTICLE I.    Sale of Fund Shares
1.1                                 The Fund may from time to time add additional Portfolios, which may become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.
1.2                                 Fortis Benefits agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of the current prospectus for the Fund.

1.3                                 Issuance and transfer of shares of the Portfolios will be by book entry only unless otherwise agreed by the Fund. Stock certificates will not be issued to Fortis Benefits or the Separate Account unless otherwise agreed by the Fund. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Account or the appropriate subaccounts of the Separate Accounts.
1.4                                 The Fund agrees to make available on each day on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio’s net asset value and (c) Fortis Benefits is open for business (a “Business Day”), shares of the Portfolios for purchase at the applicable net asset value per share by Fortis Benefits on behalf of its Separate Account; provided, however, that the Board of Trustees of the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees’ fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Portfolio.
1.5                                 Upon receipt of a request for redemption in proper form from Fortis Benefits, the Fund agrees to redeem any full or fractional shares of the Portfolios held by Fortis Benefits, ordinarily executing such requests on each Business Day at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Fund as described in the current prospectus.
1.6                                 For purposes of Section 1.10 Fortis Benefits shall be the agent of the Fund for the limited purpose of receiving and accepting purchase and redemption orders from each Separate Account and receipt of such orders by 4:00 p.m. Eastern time by Fortis Benefits shall be deemed to be receipt by the Fund for purposes of Rule 22c-1 of the 1940 Act; provided that the Fund receives notice of such orders on the next following Business Day prior to 4:00 p.m. Eastern time on such day, although Fortis Benefits will use its best efforts to provide such notice by 12:00 noon Eastern time.
1.7                                 The Fund or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Fortis Benefits at the close of trading on each Business Day. The Fund or its designated agent will use its best efforts to provide this information by 6:00 p.m., Eastern time. Fortis Benefits will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day’s Separate Account Division’s unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the following Business Day. Fortis Benefits will use its best efforts to place such orders with the Fund by 12:00 noon, Eastern time.
1.8                                 Fortis Benefits will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable. In any event, Fortis Benefits will pay for shares of the Portfolios no later than the next Business Day following the placement of an order to purchase shares with the Fund. Payment for net redemptions will be wired by the Fund to an account designated by Fortis Benefits on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable Fortis Benefits to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act.
1.9                                 The Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund’s Board of Trustees (the “Board of Trustees”) determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.
1.10                           The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values determined as of the close of trading on the New York Stock Exchange on the Business Day that Fortis Benefits processes such transactions, which will be deemed to be the Business Day prior to Distributor’s receipt of the corresponding orders for purchases and redemptions of Portfolio shares, so long as Fortis Benefits receives purchase and redemption orders in accordance with Section 2.5 of this Agreement. All other purchases and redemptions of Portfolio shares by Fortis Benefits will be effected at the net asset value next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. Fortis Benefits hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset value until Fortis Benefits otherwise notifies the

Fund in writing. Fortis Benefits reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash.
ARTICLE II    Prospectuses and Proxy Statements; Voting; Expenses
2.1                                 Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.
2.2                                 The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the “1933 Act “), and keeping such registrations current and effective; including. without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Fortis Benefits will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.
2.3                                 Fortis Benefits shall distribute such prospectuses, proxy statements and periodic reports of the Fund to the owners of Contracts issued by Fortis Benefits as required to be distributed to such Contract Owners under applicable federal or state law.
2.4                                 Subject to the parties bearing the costs of printing prospectuses as described below, the Distributor shall provide Fortis Benefits with as many copies of the current prospectus of the Fund as Fortis Benefits may reasonably request. If requested by Fortis Benefits in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund’s prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for Fortis Benefits to either print a stand-alone document or print together in one document the current prospectus for the Contracts issued by Fortis Benefits and the current prospectus for the Fund, or a document combining the Fund prospectus with prospectuses of other funds in which the Contracts may be invested. The Fund shall bear the expense of printing copies of its current prospectus that will be distributed to existing Contract Owners, and Fortis Benefits shall bear the expense of printing copies of the (1) Fund’s prospectus that are used in connection with offering the Contracts issued by Fortis Benefits.
2.5                                 The Fund and the Distributor shall provide, at the Fund’s expense, such copies of the Fund’s current Statement of Additional Information (“SAI”) as may reasonably be requested, to Fortis Benefits and to any owner of a Contract issued by Fortis Benefits who requests such SAI.

2.6                                 The Fund, at its expense, shall provide Fortis Benefits with copies of its proxy materials, periodic reports to shareholders, and other communications to shareholders in such quantity as Fortis Benefits shall reasonably require for purposes of distributing to existing Contracts Owners that are invested in the Fund. The Fund, at Fortis Benefits’ expense, shall provide Fortis Benefits with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as Fortis Benefits shall reasonably request for use in connection with offering the Contracts issued by Fortis Benefits. If requested by Fortis Benefits in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund’s proxy materials, periodic reports to shareholders, and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for Fortis Benefits to print such shareholder communications for distribution to owners of Contracts.

2.7                                 For so long as the SEC interprets the 1940 Act to require pass-through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 Act, Fortis Benefits shall vote shares of each Portfolio of the Fund held in a Separate Account or a subaccount thereof, whether or not registered under the 1940 Act, at regular and special meetings of the Fund in accordance with instructions timely received by Fortis Benefits (or its designated agent) from owners of Contracts funded by such Separate Account or subaccount thereof having a voting interest in the Portfolio. Fortis Benefits shall vote shares of a Portfolio of the Fund held in a Separate Account or a sub account thereof that are attributable to the Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or subaccount thereof that are not attributable to the Contracts and owned beneficially by Fortis Benefits (resulting from charges against the Contracts or otherwise), in the same proportion as the votes cast by owners of the Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Portfolio from whom instructions have been timely received. Fortis Benefits agrees that it will disregard Contract owner voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Fortis Benefits shall vote shares of each Portfolio of the Fund held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Portfolio held in all Separate Accounts of Fortis Benefits or subaccounts thereof, in the aggregate.
2.8                                 During such time as the Fund engages in Mixed Funding or Shared Funding, the Fund shall disclose in its prospectus that (1) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies, (2) material irreconcilable conflicts possibly may arise, and (3) the Board of Trustees of the Fund will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The Fund hereby notifies Fortis Benefits that prospectus disclosure may be appropriate regarding potential risks of offering shares of the Fund to separate accounts funding both variable annuity contracts and variable life insurance policies and to separate accounts funding Variable Contracts of unaffiliated life insurance companies.
2.9                                 The Fund, Fortis Benefits, Fortis Investors and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.
ARTICLE III                           Sales Material and Information
3.1                                 Fortis Benefits agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of or concerning the Distributor, the investment adviser of the Fund, or the Fund other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee and by the Distributor or its designee, except with the permission of the Fund or its designee and the Distributor or its designee.
3.2                                 The Fund and the Distributor agree that each and the affiliates and agents of each shall not give any information or make any representations on behalf of Fortis Benefits or concerning Fortis Benefits, the Separate Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for such Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Account or prepared for distribution to owners of such Contracts, or in sales literature or other promotional material approved by Fortis Benefits or its designee, except with the permission of Fortis Benefits.

3.3                                 For purposes of this Article III, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.
ARTICLE IV.    Representations and Warranties; General Duties
4.1                                 The Fund will use its best efforts to qualify and to maintain qualification of each Portfolio as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and the Fund or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.
4.2                                 Fortis Benefits represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; Fortis Benefits will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.
4.3                                 The Fund will use its best efforts to comply and to maintain each Portfolio’s compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Fund or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.
4.4                                 Fortis Benefits represents that it believes, in good faith, that the Separate Account is a “segregated asset account” and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817(b) of the Code and the regulations thereunder. Fortis Benefits will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
4.5                                 The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. Should the Fund or Distributor become aware of a failure of the Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Fortis Benefits of such in writing.
4.6                                 The Fund will use its best efforts to comply with any applicable state insurance laws or regulations only to the extent specifically requested in writing by Fortis Benefits. If it cannot or will not comply, it will so notify Fortis Benefits in writing.
4.7                                 Fortis Benefits represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it is taxed as an insurance company under Subchapter L of the Code, (iii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Section 61A.14 of the Minnesota Insurance Code, and (iv) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

4.8                                 Fortis Benefits and Fortis Investors represent and warrant that Fortis Investors is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.9                                 Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.10                           Distributor and the Fund represent and warrant that the Fund is a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.11                           Fortis Benefits represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with Minnesota law, (ii) the Separate Account is and will remain registered under the 1940 Act, to the extent required under the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account’s 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
4.12                           The Fund and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance in compliance with Massachusetts law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund’s 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
4.13                           The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund or the Distributor.
4.14                           Distributor and Fortis Investors each represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”).
4.15                           Distributor or the Fund shall immediately notify Fortis Benefits of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund’s registration statement under the 1933 act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund’s shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which the Fund’s shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

4.16                           Fortis Benefits or Fortis Investors shall immediately notify the Fund of (1) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account’s registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Fortis Benefits and Fortis Investors will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.17                           Upon request, Fortis Benefits will provide to the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, promptly after the filing of such document with the SEC or other regulatory authorities.
4.18                           Upon request, the Fund will provide to Fortis Benefits one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.
4.19                           The Fund and the Distributor agree that shares of the Portfolios of the Fund will be sold only to Participating Insurance Companies, their separate accounts, and other persons consistent with each Portfolio being adequately diversified pursuant to Section 817(h) of the Code, and the regulations thereunder. No shares of any Portfolio will be sold directly to the general public to the extent not permitted by applicable tax law.
4.20                           The Fund and the Distributor will not sell shares of the Portfolios to any insurance company or separate account unless an agreement containing provisions substantially the same as the provisions in Article V of this Agreement is in effect to govern such sales.
ARTICLE V.    Mixed and Shared Funding
5.1                                 During such time as the Fund engages in Mixed Funding or Shared Funding, the parties hereto shall comply with the conditions in this Article V.
5.2                                 The Fund’s Board of Trustees shall monitor the Fund for the existence of any material irreconcilable conflict (1) between the interests of owners of variable annuity contracts and variable life insurance policies, and (2) between the interests of owners of Variable Contracts (“Variable Contract Owners”) issued by different Participating Life Insurance Companies that invest in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio of the Fund are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract Owners.
5.3                                 Fortis Benefits agrees that it shall report any potential or existing conflicts of which it is aware to the Fund’s Board of Trustees. Fortis Benefits will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, or, if the Fund is engaged in Mixed Funding or Shared

Funding in reliance on Rule 6e-2, 6e-3(T), or any other regulation under the 1940 Act, Fortis Benefits will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under such regulation, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Fortis Benefits to inform the Board whenever Variable Contract Owner voting instructions are disregarded. Fortis Benefits shall carry out its responsibility under this Section 5.3 with a view only to the interests of the Variable Contract Owners.
5.4                                 Fortis Benefits agrees that in the event that it is determined by a majority of the Board of Trustees of the Fund or a majority of the Fund’s disinterested Trustees that a material irreconcilable conflict exists, Fortis Benefits shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees of the Board of the Fund), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another portfolio of the Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners or life insurance contract owners of contracts issued by one or more Participating Insurance Companies), that votes in favor of such segregation, or offering to the affected Variable Contract Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of Fortis Benefits’ decision to disregard Variable Contract Owners’ voting instructions and that decision represents a minority position or would preclude a majority vote, Fortis Benefits shall be required, at the Fund’s election, to withdraw the Separate Accounts’ investment in the Fund, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees, and no charge or penalty will be imposed as a result of such withdrawal. These responsibilities shall be carried out with a view only to the interests of the Variable Contract Owners. A majority of the disinterested Trustees of the Fund shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund or its investment adviser or the Distributor be required to establish a new funding medium for any Variable Contract. Fortis Benefits shall not be required by this Section 5.4 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote of a majority of Variable Contract Owners materially adversely affected by the material irreconcilable conflict.
5.5         Fortis Benefits, at least annually, shall submit to the Fund’s Board of Trustees such reports, materials, or data as the Board reasonably may request so that the Trustees of the Fund may fully carry out the obligations imposed upon the Board by the conditions contained in the application for the Mixed and Shared Funding Exemptive Order and said reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

5.6         All reports of potential or existing conflicts received by the Fund’s Board of Trustees, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board of Trustees of the Fund or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.
5.7         The Board of Trustees of the Fund shall promptly inform Fortis Benefits in writing of its determination of the existence of an irreconcilable material conflict and its implications.
ARTICLE VI..    Events of Termination
6.1         Subject to Section 6.4 below, this Agreement will terminate as to a Portfolio:

(a)          at the option of any Party upon at least six months advance written notice to the other Parties; or
(b)         at the option of the Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Trustees upon a finding that a continuation of this Contract in contrary to the best interests of the Fund, or (y) a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Trust shares in accordance with Participant instructions); or
(c)        at the option of the Fund or the Distributor upon institution of formal proceedings against Fortis Benefits or Fortis Investors by the NASD, the SEC, any state securities or insurance department or any other regulatory body regarding Fortis Benefit’s obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, provided that such formal proceedings are likely to have a material adverse impact on the Fund, the Distributor, affiliates of the Fund or Distributor, or shareholders of the Fund; or
(d)        at the option of Fortis Benefits upon institution of formal proceedings against the Fund or Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Fund’s or Distributor’s obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, provided that such formal proceedings are likely to have a material adverse impact on Fortis Benefits, Fortis Investors, or Contract Owners; or
(e)        at the option of any Party in the event that (i) the Contracts, the Separate Accounts, or the Portfolio’s shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits; or
(f)         upon termination of the corresponding Division’s investment in the Portfolio pursuant to Article V hereof; or
(g)        at the option of Fortis Benefits if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so qualify; or
(h)        at the option of Fortis Benefits if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so comply.
6.2         Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Article V of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Fortis Benefits shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that were otherwise available under the Contracts, until, in either case, 90 calendar days after Fortis Benefits shall have notified the Fund or Distributor of its intention to do so.
6.3         All warranties and indemnifications will survive the termination of this Agreement.
6.4         If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(c), 6.1(d), 6.1(e), 6.1(g) or 6.1(h) hereof, this Agreement shall nevertheless continue in effect as to any shares of that Portfolio that are outstanding as of the date of such termination (the “Initial Termination Date”). This continuation shall extend to the earlier of the date as of which the Separate Account owns no shares of the affected Portfolio or a date (the “Final Termination Date”) six months following the Initial Termination Date, except that Fortis Benefits may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1(e), 6.1(g) or 6.1(h).
6.5         If this Agreement is terminated as to any Portfolio (i) by the Distributor pursuant to 6.1(a), or (ii) pursuant to 6.1(d), 6.1(g), or 6.1(h), the Distributor will reimburse Fortis Benefits for its reasonable costs and expenses in combining the affected Division with another Division, substituting interests in a new Division for those of the affected Portfolio, or otherwise terminating the participation of the Contracts in such Portfolio. The costs associated with such may include such expenditures as (1) outside counsel fees related to obtaining an exemption order from the Securities and Exchange Commission and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected Contractholders.
6.6         The other Parties hereto agree to cooperate with and give reasonable assistance to Fortis Benefits in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a) or 6.1(b), the termination date specified in the notice of termination.
6.7         Each Party to this Agreement shall promptly notify the other Parties of the institution against such Party of any such formal proceedings as described in Sections 6.1(c) and (d) hereof.
ARTICLE VII.                Indemnification
7.1         Indemnification by Fortis Benefits
(a)          Except to the extent provided in Sections 7.1(b) and 7.1(c), below, Fortis Benefits agrees to indemnify and hold harmless the Fund and its Trustees and officers, any affiliated person of the Fund within the meaning of Section 2(a)(3) of the 1940 Act, and the Distributor (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fortis Benefits) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund’s shares or the Contracts issued by Fortis Benefits and;
(i)                               arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account’s 1933 Act registration statement, the Separate Account Prospectus (which shall include the offering memorandum), or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Fortis Benefits or Fortis Investors by or on behalf of the Fund or Distributor specifically for use in the Separate Account’s 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or
(ii)                            arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied in writing specifically for use therein by or on behalf of Fortis Benefits or Fortis Investors) or the wrongful conduct of Fortis Benefits or Fortis Investors or persons under their control (including, without limitation, their employees and “Associated Persons,” as that term is defined in paragraph (m) of Article I of the NASD’s By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or
(iii)                         arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or Distributor by or on behalf of Fortis Benefits or Fortis Investors specifically for use in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or
(iv)                        arise as a result of any failure by Fortis Benefits or Fortis Investors to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.
(b)                            Fortis Benefits shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party’s duties or by reason of the Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fund.
(c)                             Fortis Benefits shall not be liable under this Section 7.1 with respect to any action against an Indemnified Party unless the Fund or Distributor shall have notified Fortis Benefits in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fortis Benefits of any such action shall not relieve Fortis Benefits from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 7.1. In case any such action is brought against an Indemnified Party, Fortis Benefits shall be entitled to participate, at its own expense, in the defense of such action. Fortis Benefits also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Fortis Benefits to such Indemnified Party of Fortis Benefit’s election to assume the defense thereof, the Indemnified Party will cooperate fully with Fortis Benefits and shall bear the fees and expenses of any additional counsel retained by it, and Fortis Benefits will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
(d)         The Indemnified Parties shall promptly notify Fortis Benefits of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the operation of the Fund as a part of the solicitation and/or sale of the Contracts.
7.2           Indemnification by the Distributor
(a)           Except to the extent provided in Sections 7.2(d) and 7.2(e) below, Distributor agrees to indemnify and hold harmless Fortis Benefits and Fortis Investors, each of their Directors and officers, and any affiliated person of Fortis Benefits and Fortis Investors within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlements with the written consent of Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund’s shares and:
(i)                                     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by Fortis Benefits or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing) prepared by the Distributor, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to

Distributor or the Fund by or on behalf of Fortis Benefits or Fortis Investors specifically for use in the Fund’s 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); and
(ii)                                arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied in writing specifically for use therein by or on behalf of Distributor or the Fund) or wrongful conduct of the Fund or Distributor, or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts of Fund shares; or

iii.
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to Fortis Benefits or Fortis Investors by or on behalf of the Fund or Distributor specifically for use in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

iv.	arise as a result of any failure by the Fund or Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.
(b)                            Except to the extent provided in Sections 7.2(d) and 7.2(e) hereof, Distributor agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in Section 7.2(c) below, the written consent of Distributor) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (1) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Fortis Benefits or Fortis Investors pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Fortis Benefits of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Fortis Benefits deems necessary or appropriate as a result of the noncompliance.
(c)                             The written consent of Distributor referred to in Section 7.2(b) above shall not be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the Internal Revenue Service.
(d)                            Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party’s duties or by reason of the Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fund.

(e)                             Distributor shall not be liable under this Section 7.2 with respect to any action against an Indemnified Party unless Fortis Benefits or Fortis Investors shall have notified Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Distributor of any such action shall not relieve Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 7.2. In case any such action is brought against an Indemnified Party, Distributor will be entitled to participate, at its own expense, in the defense of such action. Distributor also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Distributor to such Indemnified Party of Distributor’s election to assume the defense thereof, the Indemnified Party will cooperate fully with Distributor and shall bear the fees and expenses of any additional counsel retained by it, and Distributor will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
(f)                               Fortis Benefits shall promptly notify the Distributor of the commencement of any litigation or proceedings against Fortis Benefits in connection with the issuance or sale of the Contracts or the operation of the Separate Account.
7.3                            Any notice given by the Indemnifying Party referred to in Section 7.1(c) or 7.2(e) above of participation in or control of any action by the Indemnifying Party will in no event be deemed to be an admission by the Indemnifying Party of liability, culpability or responsibility, and the Indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.
ARTICLE VIII        Miscellaneous
8.1                            This Agreement may not be assigned by any Party, except with the written consent of each other Party.
8.2                            Notices and communications required or permitted by Article I hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct, in writing:

Fortis Benefits Insurance Company
500 Bielenberg Drive
Woodbury, Minnesota 55125
Attn: General Counsel
FAX: (612) 738-5262

Fortis Investors, Inc.
500 Bielenberg Drive
Woodbury, Minnesota 55125
Attn: General Counsel
FAX: (612) 738-5262

Insurance Management Series
Federated Investors Tower
1001 Liberty Ave.
Pittsburgh, PA 15222-3779
Attn: John W. McGonigle
FAX: (412) 288-7578

Federated Securities Corp.
Federated Investors Tower
1001 Liberty Ave.

Pittsburgh, PA 15222-3779
Attn: John W. McGonigle
FAX: .(412) 288-7578

8.3                            This Agreement will be construed and the provisions hereof interpreted under and in accordance with Pennsylvania law, without, regard for that state’s principles of conflicts of laws.
8.4                            This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.
8.5                            If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.
8.5                            The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.
8.6                            The headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.
8.7                            The Fund and Fortis Benefits agree that if and to the extent Rule 6e-2 or Rule 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable, the Fund and Fortis Benefits shall each take such steps as may be reasonably necessary to comply with the Rule as amended or adopted in final form.
8.8                            A copy of the Fund’s Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that any agreements that are executed on behalf of the Fund by any Trustee or officer of the Fund are executed in his or her capacity as Trustee or officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.
8.9                            Nothing in this Agreement shall impede the Fund’s Trustees or shareholders of the shares of the Fund’s Portfolios from exercising any of the rights provided to such Trustees or shareholders in the Fund’s Declaration of Trust, as amended, a copy of which will be provided to Fortis Benefits upon request.
8.10                      It is understood that the name “Federated” or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that Fortis Benefits has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement Fortis Benefits shall forthwith cease to use such name (or derivative or logo).

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

FORTIS BENEFITS INSURANCE COMPANY

Attest:	/s/ David A. Peterson	By:	/s/ Jon Nicholson
Name:	David A. Peterson	Name:	Jon Nicholson
Title:	Vice President	Title:	Senior Vice President

FORTIS INVESTORS INC.

Attest:	/s/ David A. Peterson	By:	/s/ Jon Nicholson
Name:	David A. Peterson	Name:	Jon Nicholson
Title:	Vice President	Title:	Senior Vice President

INSURANCE MANAGEMENT SERIES

Attest:	/s/ S. Elliott Cohan	By:	/s/ Richard B. Fisher
Name:	S. Elliott Cohan	Name:	Richard B. Fisher
Title:	Assistant Secretary	Title:	Vice President

FEDERATED SECURITIES CORP.

Attest:	/s/ Joseph M. Huber	By:	/s/ Byron F. Bowman
Name:	Joseph M. Huber	Name:	Byron F. Bowman
Title:	Assistant Secretary	Title:	Vice President

AMENDMENT TO PARTICIPATION AGREEMENT
This Agreement, made and entered into as of this    day of April, 1997 by and beiween Fortis Benefits Insurance Company, a Minnesota life insurance company, Fortis Investors, Inc., a Minnesota corporation, Insurance Management Series, a Massachusetts business trust, and Federated Securities Corp., a Pennsylvania corporation,
WHEREAS, the parties entered into a Participation Agreement dated January 19, 1996 (the "Agreement"); and
WHEREAS, the Agreement related to "Portfolios," defined as certain prescribed portfolios of the Federated Insurance Series; and
WHEREAS, the parties desire to extend the Agreement to include the Federated Fund for US Government Securities II of the Federated Insurance Series.
NOW, THEREFORE, in consideration of the mutual benefits and promises herein contained, the parties do hereby agree to amend the Agreement by expanding the definition of "Portfolios" as used in the Agreement to include the Federated Fund for US Government Securities II of the Federated Insurance Series.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their name and on their behalf by and through their duly authorized officers signing below.

FORTIS BENEFITS INSURANCE COMPANY

Attest:	By:	/s/ David A. Peterson
Name:	Name:	David A. Peterson
Title:	Title:	Vice President

FORTIS INVESTORS INC.

Attest:	By:	/s/ John Eric Hite
Name:	Name:	John Eric Hite
Title:	Title:	2nd Vice President

INSURANCE MANAGEMENT SERIES

Attest:	By:	/s/ [illegible]
Name:	Name:
Title:	Title:

FEDERATED SECURITIES CORP.

Attest:	By:	/s/ Byron F. Bowman
Name:	Name:
Title:	Title:

SECOND AMENDMENT TO PARTICIPATION AGREEMENT
This Agreement, made and entered into as of this 28th day of December, 1998 by and between Fortis Benefits Insurance Company, a Minnesota life insurance company ("Fortis Benefits"), Fortis Investors, Inc. ("Fortis Investors"), a Minnesota corporation, Insurance Management Series, a Massachusetts business trust, and Federated Securities Corp. ("Distributor"), a Pennsylvania corporation;
WHEREAS, the parties entered into a Participation Agreement dated January 19, 1996 which was amended on April 28, 1997 (the "Agreement"); and
WHEREAS, the Agreement related to "Portfolios," defined as certain described portfolios of the Federated Insurance Series; and
WHEREAS, the parties desire to extend the Agreement to include additional portfolios of the Federated Insurance Series;
WHEREAS, Fortis Benefits and the Distributor entered into a Proprietary Variable Annuity Agreement on June 3, 1998 (the "Proprietary Agreement"), wherein Fortis Benefits and Distributor agreed to the development of special forms of variable annuity contracts to provide variable funding by one or more of all of the portfolios of the Federated Insurance Series (the "Proprietary Contracts").
NOW, THEREFORE, in consideration of the mutual benefits and promises herein contained, the parties do hereby agree to amend the Agreement as follows:

1.	The Agreement is amended to expand the definition of "Portfolios" to include all of the portfolios of the Federated Insurance Series, as they may exist from time to time.

2.	The Agreement is amended to expand the definition of "Contracts" to include the Proprietary Contracts.

3.
It is agreed that to the extent that it relates to the development, marketing, distribution, support, and maintenance of the Proprietary Contracts if there are terms and provisions of Proprietary Agreement that are in conflict with the terms and provisions of the Agreement, the terms and provisions of the Proprietary Agreement shall control.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in-their name and on their behalf by and through their duly authorized officers signing below.

FORTIS BENEFITS INSURANCE COMPANY

Attest:	/s/ David A. Peterson	By:	/s/ John Nicholson
Name:	David A. Peterson	Name:	John Nicholson
Title:	Assistant General Counsel	Title:	Senior Vice President

FORTIS INVESTORS INC.

Attest:	/s/ David A. Peterson	By:	/s/ John Eric Hite
Name:	David A. Peterson	Name:	John Eric Hite
Title:	Assistant General Counsel	Title:	Vice President

FEDERATED INSURANCE SERIES

Attest:	/s/ Matthew S. Hardin	By:	/s/ John W. McGonigle
Name:	Matthew S. Hardin	Name:	John W. McGonigle
Title:	Corporate Counsel	Title:	Executive Vice President

FEDERATED SECURITIES CORP.

Attest:	/s/ Matthew S. Hardin	By:	/s/ James F. Getz
Name:	Matthew S. Hardin	Name:	James F. Getz
Title:	Corporate Counsel	Title:	President - Broker/Dealer

AMENDMENT TO
PARTICIPATION AGREEMENT
THIS AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") is by and among Fortis Benefits Insurance Company ("Insurer"), on its behalf and on behalf of its separate accounts (the "Separate Accounts"), Fortis Investors, Inc. ("Fortis Investors"), Federated Insurance Series (formerly known as Insurance Management Series, the "Fund") and Federated Securities Corp. (the "Distributor").
WITNESSETH:
WHEREAS, the Insurer, Fortis Investors, Fund and Distributor are parties to that certain Participation Agreement, dated January 19, 1996, (as amended from time to time, the "Agreement"); and
WHEREAS, the Insurer, Fortis Investors, Fund and Distributor desire to amend the Agreement subject to the terms and conditions set forth herein intended to provide for, among other things, the manner in which the parties will comply with regulatory changes since the Agreement was executed and effective;
NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1.The first recital is deleted in entirety and replaced with the following:
WHEREAS, the Insurer, the Distributor and the Fund desire that shares of the Funds be made available by Distributor to serve as underlying investment medium for those combination fixed and variable annuity contracts of the Insurer supported wholly or partially by the Separate Accounts, listed on Exhibit A attached hereto and made part hereof.
2.Section 1.1 is hereby deleted in entirety and replaced with the following:
The Distributor agrees to sell to the Insurer those shares of the Funds offered and made available by the Fund and identified on Exhibit C attached hereto and made part hereof (such Funds also referred to herein as "Portfolios").
3.Section 1.2 is hereby deleted in entirety and replaced with the following:
The Insurer agrees to purchase and redeem the shares of each Fund in accordance with the provisions of Exhibit B attached hereto and made a part hereof and the current prospectus for the Fund.
4.A new Section 1.11 is hereby added to Article I as follows:
1.11 (a) Except as set forth in Section 1.11(b), below, in consideration of the administrative services described herein, Distributor agrees to pay to Insurer an amount computed at an annual rate equal to the percentage of average daily net asset value set forth in Exhibit C to this Agreement. Fees paid to Insurer are for administrative services only and do not constitute payment for any other service.
(b) Distributor's payment obligation set forth in Section 1.11(a) shall not extend to net assets of the Fund attributable to contracts covered by the Proprietary Variable Annuity Agreement between Fortis Benefits and Distributor dated June 3, 1998 (the "Proprietary Agreement") which are offered by Fortis Benefits or its affiliates, and which, for the avoidance of doubt, are located in dealer 50289.

(c) The Distributor shall calculate any amounts owed under this Agreement systematically and use commercially reasonable efforts to send payments within forty-five (45) days of the end of the period according to the Fund's standard payment schedule. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of all payments, on the basis of the number of days that this Agreement is in effect during the period. In connection with such payments, Distributor shall provide the calculation of amounts paidito Insurer. Absent manifest error, any such calculations shall be final unless any party objects thereto within sixty (60) days of the date of the calculation statement. Payments requested by Insurer for periods 180 days or more prior to the current month shall be made at Distributor's discretion.

(d) Insurer shall perform all of its obligations and duties under this Agreement at its own expense.

(e) Insurer shall disclose the compensation arrangements under this Agreement to each Variable Contract Owner as required by applicable law.
5.    A new Section 4.21 is hereby added to Article IV as follows:
4.21 (a) The parties acknowledge that the SEC and the United States Treasury Department have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "AML-CIP Regulations"), specifically requiring certain financial institutions, including the Insurer, Fortis Investors, Fund and Distributor, to establish a written anti-money laundering and customer identification program (an "AML-CIP Program").
(b) The Insurer, Fortis Investors, Fund and Distributor each represent, warrant and certify that they have established, and covenant that at all times during the existence of this Agreement they will maintain, an AML-CIP Program in compliance with the AML-CIP Regulations.
(c) Insurer covenants that it will perform all activities, including the establishment and verification of customer identities as required by the AML-CIP Regulations and/or its AML-CIP Program, with respect to all customers on whose behalf Insurer maintains a direct account with the Fund.
(d) The parties agree that (A) accounts in the Fund beneficially owned by Insurer's customers shall be accounts of the Insurer for all purposes under Insurer's AML-CIP Program and that (B) Insurer's customers will be customers of Insurer for all purposes under Insurer's AML-C1P Program.
6.    A new Section 4.22 is hereby added to Article IV as follows:
4.22 The parties acknowledge that:
(a) The SEC has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use.
(b) Regulation S-P permits financial dealers, such as Insurer, Fortis Investors and Distributor, to disclose "nonpublic personal information" ("NPI") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR § 248.14); for specified law enforcement and miscellaneous purposes (17 CFR § 248.15); and to service providers or in connection with joint marketing arrangements (17 CFR § 248.13).
(c) Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NPI disclosed pursuant to 17 CFR § 248.7 and 17 CFR § 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the Insurer and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Insurer disclosed the information (17 CFR § 248.13).
(d) NPI of Insurer's consumers and customers that have no independent customer relationship with Distributor may be disclosed to Distributor during the term of the Agreement ("Insurer Customer NPI").
(e) Certain consumers and customers of Insurer may also be consumers and customers of Distributor as fully-disclosed shareholders of Federated mutual funds ("Joint Customer").

(f) NPI of Joint Customers may be disclosed and exchanged during the term of this Agreement ("Joint Customer NPI").
7.    A new Section 4.23 is hereby added to Article IV as follows:
4.23 Each party hereby covenants that any Joint Customer NPI which a party receives from the other party will be subject to the following limitations and restrictions:
(a) Each party may redisclose Joint Customer NPI to its own affiliates, who will be limited by the same disclosure and use restrictions that are imposed on the parties under this Agreement; and
(b) Each party may redisclose and use Joint Customer NPI only as necessary in the ordinary course of business to provide the services identified in this Agreement except as permitted under Regulation S-P and as required by any applicable federal or state law.
(c) Distributor covenants that:
(A) Distributor may redisclose Insurer Customer NP1 to its own affiliates, who will be limited by the same disclosure and use restrictions that are imposed on Distributor under this Agreement; and
(B) Distributor may redisclose and use Insurer Customer NPI only as necessary in the ordinary course of business to provide the services identified in this Agreement and to third-party service providers as permitted under Regulation S-P.
(d) Each party represents and warrants that, in accordance with 17 CFR § 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
(A)Ensure the security and confidentiality of records and customers' NP1;
(B)Protect against any anticipated threats or hazards to the security or integrity of customer records and NPI; and
(C)Protect against unauthorized access or use of such customer records or NPI that could result in substantial harm or inconvenience to any customer.
(e) The provisions of this Section 4.23 shall survive the termination of the Agreement.
8.    A new Section 4.24 is hereby added to Article IV as follows:
4.24 Insurer represents that it has adopted written policies and procedures reasonably designed to detect and deter frequent and/or disruptive trading in Shares. The Insurer and the Fund agree to reasonably cooperate for the purpose of discouraging frequent or disruptive trading in shares of the Fund and agree to negotiate a "shareholder information agreement" under Rule 22c-2.
9.    The following paragraphs are hereby added to Section 6.1:
(i) at the option of the Fund or the Distributor, immediately upon written notice, in the event that any or all Variable Contracts fail to meet the qualifications specified in Sections 4.2, 4.4 and 4.11 hereof;
(j) at the option of any party to the Agreement, immediately upon written notice, if the Board of Trustees of the Fund has decided to (A) refuse to sell shares of the Fund to the insurer and/or any of its Separate Accounts; (B) suspend or terminate the offering of shares of any portfolio; or (C) dissolve or liquidate the Fund or any portfolio; or
(k) upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any sub accounts thereof) to substitute the shares of another investment company for the corresponding shares of the

Fund in accordance with the terms of the Variable Contracts for which those shares have been selected or serve as the underlying investment media.
11.    Section 6.4 is hereby deleted in entirety and the following is added as a new Section 6.4 to Article VI:

6.4 (a) Notwithstanding any termination of this Agreement, and except as provided in Paragraph 6.8 the Fund and the Distributor shall, at the option of the Insurer, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by the Fund and the Distributor, to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, based on instructions from the owners of the Existing Contracts, the Separate Accounts shall be permitted to reallocate investments in the Fund and redeem investments in the Fund, and shall be permitted to invest in the Fund in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts.
(b) Insurer agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Separate Accounts in the Fund within one year from the date of termination of the Agreement as provided in Article VI. Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Portfolios. The Fund or the Distributor may, in their discretion, permit the Separate Accounts to continue to invest in the Fund beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Fund or the Distributor agrees in writing to permit the Separate Accounts to continue to invest in the Fund prior to the beginning of any such year.
12.    The following is hereby added as new Section 6.8:
6.8 In the event (a) the Agreement is terminated pursuant to Sections 6.1(b), (i), or (j), at the option of the Fund or the Distributor; or (b) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Paragraph 6.4, such subsequent anniversary is reached (each of (a) and (b) referred to as a "triggering event" and the date of termination as provided in (a) or the date of the anniversary as provided in (b) referred to as the "request date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the portfolios held by the Separate Accounts, received by the Fund as of the request date, and the Fund agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Fund's registration statement.

13.    Section 8.2 of the Agreement is deleted in its entirety and replaced with the following:
8.2 (a) Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given under this Agreement shall be given in writing and delivered by postage prepaid registered or certified United States first class mail, return receipt requested, overnight courier services or by email (with a confirming copy by mail).
(b) Unless otherwise notified in writing, all notices to the Investment Company shall be given or sent to:

Federated Insurance Series
4000 Ericsson Drive
Warrendale, PA 15086-7561
Attn.: John W. McGonigle

E-Mail: contractadmin@federatedinv.com

(c) Unless otherwise notified in writing, all notices to the Distributor shall be given or sent to:
Federated Securities Corp.
Federated Investors Tower

1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
Attn.: Secretary
E-Mail: contractadmin@federatedinv.com

(d) Unless otherwise notified in writing, all notices to Insurer shall be given or sent to:
Hartford Life Insurance Company
1 Griffin Rd. North
Windsor, CT 06095-1512
ATTN: Executive in charge of Insurance Products Fund Trading
The Hartford
One Hartford Plaza
Hartford, CT 06155
ATTN: General Counsel
Assurant, Inc.
One Chase Manhattan Plaza
New York, NY 10005
ATTN: General Counsel
Hartford is the administrator for the Fortis insurance products. Assurant is the holding company of Fortis.

14.    A new Paragraph 8.11 is hereby added with the following language:
Except as provided in this paragraph 8.11, this Agreement may be amended only by a writing signed by all parties. Distributor may amend Exhibit C from time to time by delivering an amended Exhibit C to Insurer pursuant to Section 8.2 herein. Any such amendment shall be effective as of the date indicated on the amended Exhibit C. Insurer may amend Exhibit A by delivering an amended Exhibit A to Federated Contract Administration at the address set forth above in Section 8.2. Any such amendment shall be effective as of the earlier of (i) its receipt by the Distributor or (ii) the date indicated on the amended Exhibit A.

15.    This Amendment supersedes any prior amendments to the Agreement between the parties with respect to its subject matter. The parties also agree that the following letter agreements are hereby terminated: (a) Letter Agreement dated January 12, 1996 by and between Insurer and Distributor; and (b) Letter Agreement dated November 30, 1998 by and between Insurer and Distributor.

16.    This Amendment shall be effective as of the date executed by the Distributor.

17.    Unless otherwise specified, capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

18.    All references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended.

19.    Except as expressly provided herein, the Agreement shall remain in full force and effect without any modification, amendment or change.

20.    If any term, provision, covenant or condition of this Amendment, or any application hereof, shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants, and conditions of this Amendment, and all applications hereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision or covenant or condition does not materially impair the ability of the parties hereto to consummate the transactions contemplated hereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, 8/20, 2015.

FEDERATED SECURITIES CORP.

By:	/s/ Thomas E. [illegible]
Name:	Thomas E. [illegible]
Title:	President

FEDERATED INSURANCE SERIES

By:	/s/ John W. McGonigle
Name:	John W. McGonigle
Title:	Vice President

By Hartford Life Insurance Company by Power
of Attorney

By:	/s/ Christopher Dagnault
Name:	Christopher Dagnault
Title:	Assistant Vice President

FORTIS INVESTORS INC.
By Hartford Life Insurance Company by Power
of Attorney
By:	/s/ Christopher Dagnault
Name:	Christopher Dagnault
Title:	Assistant Vice President

EXHIBIT A
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Variable Account D of Union Security Insurance Company (USIC Sep Acct D)
Separate Account A of Union Security Life Insurance Company of NY (USLIC USNY Sep Acct A)
PRODUCTS OFFERED UNDER THE SEPARATE ACCOUNTS
TD Waterhouse Variable Annuity
Triple Crown Variable Annuity

EXHIBIT B
OPERATIONAL PROCEDURES
(a)Insurer shall, on behalf of the Investment Company, receive instructions from the Separate Accounts for acceptance prior to the Close of Trading on each Business Day. Insurer shall, upon its acceptance of any such instructions, communicate such acceptance to the Separate Accounts.
(b)Insurer or its designee shall communicate to Investment Company, by means of electronic transmission or other mutually acceptable means, a report of Insurer's trading activity in each of the Funds for the most recent Business Day in accordance with each Fund's prospectus. However, if Insurer will be communicating such information after the Close of Trading, then the Insurer shall be considered the Investment Company's agent for purposes of Rule 22c-1 of the Investment Company Act of 1940, as amended. To the extent that each of the parties is a member of, and/or has access to, the National Securities Clearing Corporation's ("NSCC") systems and services, including Fund/SERV and Networking, the parties agree to utilize such services for all transactions contemplated hereunder and agree that all such dealings and transactions shall be processed in accordance with, and governed by, the NSCC's Rules and Procedures (as the same may be amended from time to time) and the Networking Agreement executed by each such party. In the event of the unavailability of the NSCC at any time, the following procedures shall apply:
(i)The Investment Company shall use its best efforts to provide information listed in Sections 1(i) and 1(j) of the Agreement to Insurer by means of electronic transmission or other mutually acceptable means by 7:00 p.m. Eastern Time on each Business Day.
(ii)Insurer or its designee shall communicate to the Investment Company, by means of electronic transmission or other mutually acceptable means, a report of Insurer's trading activity in each of the Funds for the most recent Business Day ("Trade Date") by 9:00 a.m. Eastern Time on the Business Day following the Trade Date ("Settlement Date"). The number of shares to be purchased or redeemed shall be determined based upon the net asset value at the Close of Trading on the Trade Date, provided that, if the Fund receives the trading information called for by this sub-paragraph after 9:00 a.m. Eastern Time on a Settlement Date, the Investment Company shall use its best efforts to enter the Insurer's purchase or redemption order at the net asset value at the Close of Trading on the Trade Date, but if Investment Company is unable to do so, the transaction shall be entered at the net asset value next determined after the Investment Company receives the trading information.
(iii)In the event there is a net purchase in any Fund, Insurer or its designee shall exercise its best efforts to direct wire payment in the dollar amount of the net purchase to be received by the Investment Company by the close of the Federal Reserve Wire Transfer System on the Settlement Date. If the wire is not received by the Investment Company by such time, and such delay was not caused by the negligence or willful misconduct of the Investment Company, the Investment Company shall be entitled to receive from Insurer the dollar amount of any overdraft plus any associated bank charges incurred.
(iv)In the event there is a net redemption in any Fund, the Investment Company shall wire the redemption proceeds to the Insurer's custodial account, or to the designated depository for the Insurer, specified by Insurer or its designee. If the Investment Company receives the redemption information by 9:00 a.m. Eastern Time on the Settlement Date, the redemption proceeds shall be wired so as to be received on the Settlement Date. If the Investment Company receives the redemption information after that time, the Investment Company shall use its best efforts to wire the redemption proceeds so that they are received by the
Close of Trading on the Settlement Date, but if the Investment Company is unable to do so, the redemption proceeds shall be wired so as to be received by the Close of Trading on the Business Day following the Settlement Date. If the wire is not received by the time specified in this sub-paragraph, and such delay was not caused by the negligence or willful misconduct of Insurer or its designee, Insurer or Insurer's designee shall be entitled to receive from the Investment Company the dollar amount of any overdraft plus any associated bank charges incurred; provided, however, that if the delay was due to factors beyond the control of the Investment Company and its subsidiaries, the Investment Company shall not be liable for any overdraft or any associated bank charges incurred.

(v)     If the dollar amount of the redemption proceeds wired by the Investment Company exceeds the amount that should have been transmitted, Insurer shall use its best efforts to have such excess amount returned to the Investment Company as soon as possible.
(a)All wire payments referenced in this Agreement shall be transmitted via the Federal Reserve Wire Transfer System. Notwithstanding any other provision of this Agreement, in the event that the Federal Reserve Wire Transfer System is closed on any Business Day, the duties of the Investment Company, Insurer, and their designees under this Agreement shall be suspended, and shall resume on the next Business Day that the Federal Reserve Wire Transfer System is open as if such period of suspension had not occurred.
(b)In the event (i) a Fund is required (under the then prevailing pricing error guidelines of the Investment Company) to recalculate purchases and redemptions of Shares held in Insurer's account due to an error in calculating the net asset value of such class of Shares (a "NAV Error") or (ii) there is a dividend rate error with respect to any Fund held in Insurer's account (a "Rate Error"; Rate Error and NAV Error individually and collectively shall be referred to as a "Pricing Error"):
(A)The Investment Company shall promptly notify Insurer in writing of the Pricing Error, which written notice shall identify the class of Shares, the Business Day(s) on which the Pricing Error(s) occurred and the corrected net asset value of the Shares on each Business Day.
(B)Upon such notification, Insurer shall promptly determine, for all Separate Accounts which purchased or redeemed Shares on each Business Day on which a Pricing Error occurred, the correct number of Shares purchased or redeemed using the corrected price and the amount of transaction proceeds actually paid or received. Following such determination, the Insurer shall adjust the number of Shares held in each Separate Account to the extent necessary to reflect the correct number of Shares purchased or redeemed for the Separate Account. Following such determination, Insurer shall notify the Fund of the net changes in transactions for the relevant Separate Account and the Fund shall adjust the Separate Account accordingly.
(C)If, after taking into account the adjustments required by subparagraph (d)(B), Insurer determines that some Separate Account customers were still entitled to additional redemption proceeds (a "Redemption Shortfall"), it shall notify the Investment Company of the aggregate amount of the Redemption Shortfalls and provide supporting documentation for such amount. Upon receipt of such documentation, the Investment Company shall cause the relevant Fund to remit to Insurer additional redemption proceeds in the amount of such Redemption Shortfalls and Insurer shall apply such funds to payment of the Redemption Shortfalls.
(D)If, after taking into account the adjustments required by subparagraph (d)(B), Insurer determines that a Separate Account customer still received excess redemption proceeds (a "Redemption Overage"), Insurer shall use its best efforts to collect the balance of such Redemption Overage from such Separate Account. In no event, however, shall Insurer be liable to the Investment Company or any Fund for any Redemption Overage. Nothing in this subparagraph (d) shall be deemed to limit the right of any Fund to recover any Redemption Overage directly or to be indemnified by any party for losses arising from a Pricing Error.

EXHIBIT C
The following lists the Funds and Shares subject to the Fund Participation Agreement and the compensation payable to Insurer pursuant to the Fund Participation Agreement. Administrative Service Fees are paid at an annual rate of 25 basis points on the average daily net asset value of shares held in Separate Accounts investing in the Funds accounts listed in Exhibit A. Federated will calculate such Service Fees and send payment within 45 days of the end of each period. Such payments will be made monthly in arrears and shall be calculated using the daily equivalent of the annual rate, applied for the number of days in the month.
A Fund marked with an asterisk (*) offers one class of shares that is undesignated but is subject to the same fee rates listed for the class that the Fund is grouped under. Each Fund's prospectus shall control in case of any conflict with this Schedule.
The Administrative Service Fees will be distributed so long as the total amount payable to Insurer, for each individual transfer agent system financial intermediary number, for the period is at least $25.00.
Class P Shares

FUND LEGAL NAME FEDERATED HIGH INCOME BOND FUND II	FUND NUMBER 336	CUSIP 313916306	FUND GROUP NAME FEDERATED INSURANCE SERIES	ADMINISTRATIVE SERVICES FEE BP 25
FEDERATED KAUFMANN FUND II	953	313916827	FEDERATED INSURANCE SERIES	25
FEDERATED MANAGED TAIL RISK FUND II	252	313916835	FEDERATED INSURANCE SERIES	25
FEDERATED QUALITY BOND FUND II	921	313916884	FEDERATED INSURANCE SERIES	25
FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES 11*	334	313916207	FEDERATED INSURANCE SERIES	25
FEDERATED MANAGED VOLATILITY FUND II *	333	313916108	FEDERATED INSURANCE SERIES	25
FEDERATED PRIME MONEY FUND II *+	330	313916504	FEDERATED INSURANCE SERIES	25

+The Administrative Service Fee has been reduced as described in the Temporary Fee Waivers document.

PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into as of August , 1997, ("Agreement"), by and among First Fortis Life Insurance Company, a New York life insurance company ("First Fortis") (on behalf of itself and its "Separate Account," defined below); Fortis Investors, Inc., a Minnesota corporation ("Fortis Investors"), the principal underwriter with respect to the Contracts referred to below; Federated Insurance Series, a Massachusetts business trust (the "Fund"); and Federated Securities Corp., a Pennsylvania corporation ("Distributor"), the Fund's principal underwriter (collectively, the "Parties"),
WITNESSETH THAT:
WHEREAS First Fortis, the Distributor, and the Fund desire that shares of the Fund's Federated High Yield Fund, Federated Utility Fund, and Federated Equity Growth and Income Fund (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of First Fortis that are the subject of First Fortis's Form N-4 registration statement filed with the Securities and Exchange Commission (the "SEC"), File No. 33-63935 (the "Contracts"), to be offered through Fortis Investors and other registered broker-dealer firms as agreed to by First Fortis and Fortis Investors; and
WHEREAS, the Fund is available to offer shares of one or more of its Portfolios to separate accounts of insurance companies that fund variable annuity contracts, including the Contracts ("Variable Contracts") and to serve as an investment medium for Variable Contracts offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies"), and the Fund will be made available in the future to offer shares of one or more of its Portfolios to separate accounts of insurance companies that fund variable life insurance policies (at which time such policies would also be "Variable Contracts" hereunder); and
WHEREAS, the Fund has obtained an order from the SEC dated

December 29, 1993 (File No. 812-8620), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940 (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Mixed and Shared Funding Exemptive Order"); and
WHEREAS the Contracts provide for the allocation of net amounts received by First Fortis to separate series (the "Divisions"; reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding
Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media.
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make shares of the Portfolios available to First Fortis for this purpose at net asset value and with no sales charges, all subject to the following provisions:
ARTICLE I. Sale of Fund Shares
1.1    The Fund may from time to time add additional Portfolios, which may become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.
1.2    First Fortis agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of the current prospectus for the Fund.
1.3    Issuance and transfer of shares of the Portfolios will be by book entry only unless otherwise agreed by the Fund. Stock certificates will not be issued to First Fortis or the Separate Account unless otherwise agreed by the Fund. Shares ordered from the Fund will be recorded in an appropriate title for the Separate Account or the appropriate subaccounts of the Separate Accounts.
1.4    The Fund agrees to make available on each day on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio's net asset value and (c) First Fortis is open for business (a "Business Day"), shares of the Portfolios for purchase at the applicable net asset value per share by First Fortis on behalf of its Separate Account; provided, however, that the Board of Trustees of the Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustee& fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Portfolio.
1.5    Upon receipt of a request for redemption in proper form from First Fortis, the Fund agrees to redeem any full or fractional shares of the Portfolios held by First Fortis, ordinarily executing such requests on each Business Day at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption, except that the Fund reserves the right to suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Fund as described in the current prospectus.
1.6    For purposes of Section 1.10 First Fortis shall be the agent of the Fund for the limited purpose of receiving and accepting purchase and redemption orders from each Separate Account and receipt of such orders by 4:00 p.m. Eastern time by First Fortis shall be deemed to be receipt by the Fund for purposes of Rule 22c-1 of the 1940 Act; provided that the Fund receives notice of such orders on the next following Business Day prior to 4:00 p.m. Eastern time on such day, although First Fortis will use its best efforts to provide such notice by 12:00 noon Eastern time.
1.7    The Fund or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to First Fortis at the close of trading on each Business Day. The Fund or its designated agent will use its best efforts to provide this information by 6:00 p.m., Eastern time. First Fortis will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account Division's unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the following Business Day. First Fortis will use its best efforts to place such orders with the Fund by 12:00 noon, Eastern time.
1.8    First Fortis will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable. In any event, First Fortis will pay for shares of the Portfolios no later than the next Business Day following the placement of an order to purchase shares with the Fund. Payment for net redemptions will be wired by the Fund to an account designated by First Fortis on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable First Fortis to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act.
1.9    The Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund's Board of Trustees (the "Board of Trustees") determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.

1.10 The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values determined as of the close of trading on the New York Stock Exchange on the Business Day that First Fortis processes such transactions, which will be deemed to be the Business Day prior to Distributor's receipt of the corresponding orders for purchases and redemptions of Portfolio shares, so long as First Fortis receives purchase and redemption orders in accordance with Section 2.5 of this Agreement. All other purchases and redemptions of Portfolio shares by First Fortis will be effected at the net asset value next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. First Fortis hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset value until First Fortis otherwise notifies the Fund in writing. First Fortis reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash.
ARTICLE II Prospectuses and Proxy Statements; Voting; Expenses
2.1    Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.
2.2    The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act "), and keeping such registrations current and effective; including. without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. First Fortis will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.
2.3    First Fortis shall distribute such prospectuses, proxy statements and periodic reports of the Fund to the owners of Contracts issued by First Fortis as required to be distributed to such Contract Owners under applicable federal or state law.
2.4    Subject to the parties bearing the costs of printing prospectuses as described below, the Distributor shall provide First Fortis with as many copies of the current prospectus of the Fund as First Fortis may reasonably request. If requested by First Fortis in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for First Fortis to either print a stand-alone document or print together in one document the current prospectus for the Contracts issued by First Fortis and the current prospectus for the Fund, or a document combining the Fund prospectus with prospectuses of other funds in which the Contracts may be invested. The Fund shall bear the expense of printing copies of its current prospectus that will be distributed to existing Contract Owners, and First Fortis shall bear the expense of printing copies of the Fund's prospectus that are used in connection with offering the Contracts issued by First Fortis.
2.5    The Fund and the Distributor shall provide, at the Fund's expense, such copies of the Fund's current Statement of Additional Information ("SAI") as may reasonably be requested, to First Fortis and to any owner of a Contract issued by First Fortis who requests such SAI.
2.6    The Fund, at its expense, shall provide First Fortis with copies of its proxy materials, periodic reports to shareholders, and other communications to shareholders in such quantity as First Fortis shall reasonably require for purposes of distributing to existing Contracts

Owners that are invested in the Fund. The Fund, at First Fortis' expense, shall provide First Fortis with copies of its periodic reports to shareholders and other communications to shareholders in such quantity as First Fortis shall reasonably request for use in connection with offering the Contracts issued by First Fortis. If requested by First Fortis in lieu thereof, the Fund shall provide such documentation (including a final copy of the Fund's proxy materials, periodic reports to shareholders, and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for First Fortis to print such shareholder communications for distribution to owners of Contracts.
2.7    For so long as the SEC interprets the 1940 Act to require pass- through voting by Participating Insurance Companies whose Separate Accounts are registered as investment companies under the 1940 Act, First Fortis shall vote shares of each Portfolio of the Fund held in a Separate Account or a subaccount thereof, whether or not registered under the 1940 Act, at regular and special meetings of the Fund in accordance with instructions timely received by First Fortis (or its designated agent) from owners of Contracts funded by such Separate Account or subaccount thereof having a voting interest in the Portfolio. First Fortis shall vote shares of a Portfolio of the Fund held in a Separate Account or a subaccount thereof that are attributable to the Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or subaccount thereof that are not attributable to the Contracts and owned beneficially by First Fortis (resulting from charges against the Contracts or otherwise), in the same proportion as the votes cast by owners of the Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Portfolio from whom instructions have been timely received. First Fortis agrees that it will disregard Contract owner voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. First Fortis shall vote shares of each Portfolio of the Fund held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Portfolio held in all Separate Accounts of First Fortis or subaccounts thereof, in the aggregate.
2.8    During such time as the Fund engages in Mixed Funding or Shared Funding, the Fund shall disclose in its prospectus that (1) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies, (2) material irreconcilable conflicts possibly may arise, and (3) the Board of Trustees of the Fund will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict. The Fund hereby notifies First Fortis that prospectus disclosure may be appropriate regarding potential risks of offering shares of the Fund to separate accounts funding both variable annuity contracts and variable life insurance policies and to separate accounts funding Variable Contracts of unaffiliated life insurance companies.
2.9    The Fund, First Fortis, Fortis Investors and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.
ARTICLE III. Sales Material and Information
3.1    First Fortis agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of or concerning the Distributor, the investment adviser of the Fund, or the Fund other than the information or representations contained in the Registration Statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the

Fund or its designee and by the Distributor or its designee, except with the permission of the Fund or its designee and the Distributor or its designee.
3.2    The Fund and the Distributor agree that each and the affiliates and agents of each shall not give any information or make any representations on behalf of First Fortis or concerning First Fortis, the Separate Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for such Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Separate Account or prepared for distribution to owners of such Contracts, or in sales literature or other promotional material approved by First Fortis or its designee, except with the permission of First Fortis.
3.3    For purposes of this Article III, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.
ARTICLE IV Representations and Warranties; General Duties
4.1.    The Fund will use its best efforts to qualify and to maintain qualification of each Portfolio as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Fund or Distributor will notify First Fortis immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.
4.2    First Fortis represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; First Fortis will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.
4.3    The Fund will use its best efforts to comply and to maintain each Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Fund or Distributor will notify First Fortis immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.
4.4    First Fortis represents that it believes, in good faith, that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(b) of the Code and the regulations thereunder. First Fortis will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
4.5    The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. Should the Fund or Distributor become aware of a failure of the Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify First Fortis of such in writing.
4.6    The Fund will use its best efforts to comply with any applicable state insurance laws or regulations only to the extent specifically requested in writing by First Fortis. If it cannot or will not comply, it will so notify First Fortis in writing.
4.7    First Fortis represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it is taxed as an insurance company under Subchapter L of the Code, (iii) it has legally and validly established and maintains the Separate
Account as a segregated asset account under Section 4240 of 'the New York Insurance Code, and (iv) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.
4.8    First Fortis and Fortis Investors represent and warrant that Fortis Investors is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.9    Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.10 Distributor and the Fund represent and warrant that the Fund is a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of

Massachusetts and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.11 First Fortis represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with New York law, (ii) the Separate Account is and will remain registered under the 1940 Act, to the extent required under the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
4.12     The Fund and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance in compliance with Massachusetts law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
4.13     The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund or the Distributor.

4.14     Distributor and Fortis Investors each represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").
4.15     Distributor or the Fund shall immediately notify First Fortis of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.16     First Fortis or Fortis Investors shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. First Fortis and Fortis Investors will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.17     Upon request, First Fortis will provide to the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, promptly after the filing of such document with the SEC or other regulatory authorities.
4.18     Upon request, the Fund will provide to First Fortis one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.
4.19     The Fund and the Distributor agree that shares of the Portfolios of the Fund will be sold only to Participating Insurance Companies, their separate accounts, and other persons consistent with each Portfolio being adequately diversified pursuant to Section 817(h) of the Code, and the regulations thereunder. No shares of any Portfolio will be sold directly to the general public to the extent not permitted by applicable tax law.
4.20     The Fund and the Distributor will not sell shares of the Portfolios to any insurance company or separate account unless an agreement containing provisions substantially the same as the provisions in Article V of this Agreement is in effect to govern such sales.
ARTICLE V Mixed and Shared Funding
5.1    During such time as the Fund engages in Mixed Funding or Shared Funding, the parties hereto shall comply with the conditions in this Article V.
5.2    The Fund's Board of Trustees shall monitor the Fund for the existence of any material irreconcilable conflict (1) between the interests of owners of variable annuity contracts and variable life insurance policies, and (2) between the interests of owners of Variable Contracts ("Variable Contract

Owners") issued by different Participating Life Insurance Companies that invest in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio of the Fund are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Variable Contract Owners.
5.3    First Fortis agrees that it shall report any potential or existing conflicts of which it is aware to the Fund's Board of Trustees. First Fortis will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, or, if the Fund is engaged in Mixed Funding or Shared Funding in reliance on Rule 6e-2, 6e-3(T), or any other regulation under the 1940 Act, First Fortis will be responsible for assisting the Board of Trustees of the Fund in carrying out its responsibilities under such regulation, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by First Fortis to inform the Board whenever Variable Contract Owner voting instructions are disregarded. First Fortis shall carry out its responsibility under this Section 5.3 with a view only to the interests of the Variable Contract Owners.
5.4    First Fortis agrees that in the event that it is determined by a majority of the Board of Trustees of the Fund or a majority of the Fund's disinterested Trustees that a material irreconcilable conflict exists, First Fortis shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees of the Board of the Fund), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another portfolio of the Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners or life insurance contract owners of contracts issued by one or more Participating Insurance Companies), that votes in favor of such segregation, or offering to the affected Variable Contract Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of First Fortis' decision to disregard Variable Contract Owners' voting instructions and that decision represents a minority position or would preclude a majority vote, First Fortis shall be required, at the Fund's election, to withdraw the Separate Accounts' investment in the Fund, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees, and no charge or penalty will be imposed as a result of such withdrawal. These responsibilities shall be carried out with a view only to the interests of the Variable Contract Owners. A majority of the disinterested Trustees of the Fund shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Fund or its investment adviser or the Distributor be required to establish a new funding medium for any Variable Contract. First Fortis shall not be required by this Section 5.4 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote of a majority of Variable Contract Owners materially adversely affected by the material irreconcilable conflict.
5.5    First Fortis, at least annually, shall submit to the Fund's Board of Trustees such reports, materials, or data as the Board reasonably may request so that the Trustees of the Fund may fully carry out the obligations imposed upon the Board by the conditions contained in the application for the Mixed and Shared Funding Exemptive Order and said reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

5.6    All reports of potential or existing conflicts received by the Fund's Board of Trustees, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board of Trustees of the Fund or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.
5.7    The Board of Trustees of the Fund shall promptly inform First Fortis in writing of its determination of the existence of an irreconcilable material conflict and its implications.
ARTICLE VI        Events of Termination
6.1    Subject to Section 6.4 below, this Agreement will terminate as to a Portfolio:
(a)at the option of any Party upon at least six months advance written notice to the other Parties; or
(b)at the option of the Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Trustees upon a finding that a continuation of this Contract in contrary to the best interests of the Fund, or (y) a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Trust shares in accordance with Participant instructions); or
(c)at the option of the Fund or the Distributor upon institution of formal proceedings against First Fortis or Fortis Investors by the NASD, the SEC, any state securities or insurance department or any other regulatory body regarding Fortis Benefit's obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, provided that such formal proceedings are likely to have a material adverse impact on the Fund, the Distributor, affiliates of the Fund or Distributor, or shareholders of the Fund; or

(d)    at the option of First Fortis upon institution of formal proceedings against the Fund or Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Fund's or Distributor's obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, provided that such formal proceedings are likely to have a material adverse impact on First Fortis, Fortis Investors, or Contract Owners; or
(e)    at the option of any Party in the event that (i) the Contracts, the Separate Accounts, or the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by First Fortis; or
(f)    upon termination of the corresponding Division's investment in the Portfolio pursuant to Article V hereof; or
(g)    at the option of First Fortis if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if First Fortis reasonably believes that the Portfolio may fail to so qualify; or
(h)    at the option of First Fortis if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if First Fortis reasonably believes that the Portfolio may fail to so comply.
6.2    Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Article V of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, First Fortis shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participahts from allocating payments to or transferring amounts from a Portfolio that were otherwise available under the Contracts, until, in either case, 90 calendar days after First Fortis shall have notified the Fund or Distributor of its intention to do so.
6.3    All warranties and indemnifications will survive the termination of this Agreement.

6.4    If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(c), 6.1(d), 6.1(e), 6.1(g) or 6.1(h) hereof, this Agreement shall nevertheless continue in effect as to any shares of that Portfolio that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which the Separate Account owns no shares of the affected Portfolio or a date (the "Final Termination Date") six months following the Initial Termination Date, except that First Fortis may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1(e), 6.1(g) or 6.1(h).
6.5    If this Agreement is terminated as to any Portfolio (i) by the Distributor pursuant to 6.1(a), or (ii) pursuant to 6.1(d), 6.1(g), or 6.1(h), the Distributor will reimburse First Fortis for its reasonable costs and expenses in combining the affected Division with another Division, substituting interests in a new Division for those of the affected Portfolio, or otherwise terminating the participation of the Contracts in such Portfolio. The costs associated with such may include such expenditures as (1) outside counsel fees related to obtaining an exemption order from the Securities and Exchange Commission and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected Contractholders.
6.6    The other Parties hereto agree to cooperate with and give reasonable assistance to First Fortis in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a) or 6.1(b), the termination date specified in the notice of termination.
6.7    Each Party to this Agreement shall promptly notify the other Parties of the institution against such Party of any such formal proceedings as described in Sections 6.1(c) and (d) hereof.
ARTICLE VII    Indemnification
7.1    Indemnification by First Fortis

(a)    Except to the extent provided in Sections 7.1(b) and 7.1(c), below, First Fortis agrees to indemnify and hold harmless the Fund and its Trustees and officers, any affiliated person of the Fund within the meaning of Section 2(a)(3) of the 1940 Act, and the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of First Fortis) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares or the Contracts issued by First Fortis and;

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus (which shall include the offering memorandum), or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to First Fortis or Fortis Investors by or on behalf of the Fund or Distributor specifically for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied in writing specifically for use therein by or on behalf of First Fortis or Fortis Investors) or the wrongful conduct of First Fortis or Fortis Investors or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or Distributor by or on behalf of First Fortis or Fortis Investors specifically for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

(iv)	arise as a result of any failure by First Fortis or Fortis Investors to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.
(b)    First Fortis shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund.
(c)    First Fortis shall not be liable under this Section 7.1 with respect to any action against an Indemnified Party unless the Fund or Distributor shall have notified First Fortis in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify First Fortis of any such action shall not relieve First Fortis from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 7.1. In case any such action is brought against an Indemnified Party, First Fortis shall be entitled to participate, at its own expense, in the defense of such action. First Fortis also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from First Fortis to such Indemnified Party of Fortis Benefit's election to assume the defense thereof, the Indemnified Party will cooperate fully with First Fortis and shall bear the fees and expenses of any additional counsel retained by it, and First Fortis will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
(d)    The Indemnified Parties shall promptly notify First Fortis of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the operation of the Fund as a part of the solicitation and/or sale of the Contracts.
7.2    Indemnification by the Distributor
(a)    Except to the extent provided in Sections 7.2(d) and 7.2(e) below, Distributor agrees to indemnify and hold harmless First Fortis and Fortis Investors, each of their Directors and officers, and any affiliated person of First Fortis and Fortis Investors within the meaning of Section 2(a)(3) of the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlements with the written consent of Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by First Fortis or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing) prepared by the Distributor, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Distributor or the Fund by or on behalf of First Fortis or Fortis Investors specifically for use in the Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); and

ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied in writing specifically for use therein by or on behalf of Distributor or the Fund) or wrongful conduct of the Fund or Distributor, or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished-in writing to First Fortis or Fortis Investors by or on behalf of the Fund or Distributor specifically for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)	arise as a result of any failure by the Fund or Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.
(b)    Except to the extent provided in Sections 7.2(d) and 7.2(e) hereof, Distributor agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in Section 7.2(c) below, the written consent of Distributor) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against First Fortis or Fortis Investors pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by First Fortis of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that First Fortis deems necessary or appropriate as a result of the noncompliance.

(c)    The written consent of Distributor referred to in Section 7.2(b) above shall not be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the Internal Revenue Service.
(d)    Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund.
(e)    Distributor shall not be liable under this Section 7.2 with respect to any action against an Indemnified Party unless First Fortis or Fortis Investors shall have notified Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Distributor of any such action shall not relieve Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 7.2. In case any such action is brought against an Indemnified Party, Distributor will be entitled to participate, at its own expense, in the defense of such action. Distributor also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Distributor to such Indemnified Party of Distributor's election to assume the defense thereof, the Indemnified Party will cooperate fully with Distributor and shall bear the fees and expenses of any additional counsel retained by it, and Distributor will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

(f)    First Fortis shall promptly notify the Distributor of the commencement of any litigation or proceedings against First Fortis in connection with the issuance or sale of the Contracts or the operation of the Separate Account.
7.3    Any notice given by the Indemnifying Party referred to in Section 7.1(c) or 7.2(e) above of participation in or control of any action by the Indemnifying Party will in no event be deemed to be an admission by the Indemnifying Party of liability, culpability or responsibility, and the Indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.
ARTICLE VIII    Miscellaneous
8.1    This Agreement may not be assigned by any Party, except with the written consent of each other Party.
8.2    Notices and communications required or permitted by Article I hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct, in writing:
First Fortis Life Insurance Company
220 Salina Meadows Parkway, Suite 255
Syracuse, NY 13220
Attn: ~~General Counsel~~ Terry J. Kryshak
Senior Vice President
& Chief Administrative Officer
OK

Fortis Investors, Inc.
500 Bielenberg Drive
Woodbury, Minnesota 55125
Attn: General Counsel
FAX: (612) 738-5262
Federated Insurance Series
Federated Investors Tower
1001 Liberty Ave.
Pittsburgh, PA 15222-3779

Attn: John W. McGonigle
FAX: (412) 288-7578
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Ave.
Pittsburgh, PA 15222-3779
Attn: John W. McGonigle
FAX: (412) 288-7578
8.3    This Agreement will be construed and the provisions hereof interpreted under and in accordance with Pennsylvania law, without, regard for that state's principles of conflicts of laws.
8.4    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.
8.5    If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.
8.6    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.
8.7    The headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.
8.8    The Fund and First Fortis agree that if and to the extent Rule 6e-2 or Rule 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable, the Fund and First Fortis shall each take such steps as may be reasonably necessary to comply with the Rule as amended or adopted in final form.
8.9    A copy of the Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that any agreements that are executed on behalf of the Fund by any Trustee or officer of the Fund are executed in his or her capacity as Trustee or officer and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.
8.10     Nothing in this Agreement shall impede the Fund's Trustees or shareholders of the shares of the Fund's Portfolios from exercising any of the rights provided to such Trustees or shareholders in the Fund's Declaration of Trust, as amended, a copy of which will be provided to First Fortis upon request.
8.11     It is understood that the name "Federated" or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that First Fortis has the right to use such name (or derivative or logo) only so long as this Agreement is in effect. Upon termination of this Agreement First Fortis shall forthwith cease to use such name (or derivative or logo).
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

FIRST FORTIS INSURANCE COMPANY

Attest:	/s/ Paula M. Seguin	By:	/s/ Terry J. Kryshak
Name:	Paula M. Seguin	Name:	Terry J. Kryshak
Title:	Assistant Secretary	Title:	Chief Administrative Officer & SR. VP
OK

FORTIS INVESTORS INC.

Attest:	/s/ David A. Peterson	By:	/s/ John Eric Hite
Name:	David A. Peterson	Name:	John Eric Hite
Title:		Title:	2nd Vice President

FEDERATED INSURANCE SERIES

Attest:	/s/ Matthew S. Hardin	By:	/s/ John W. McGonigle
Name:	Matthew S. Hardin	Name:	John W. McGonigle
Title:	Corporate Counsel	Title:	Executive Vice President

FEDERATED SECURITIES CORP.

Attest:	/s/ Leslie K. Platt	By:	/s/ Byron F. Bowman
Name:	Leslie K. Platt	Name:	Byron F. Bowman
Title:	Assistant Secretary	Title:	Vice President

AMENDMENT TO
PARTICIPATION AGREEMENT
THIS AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") is by and among First Fortis Life Insurance Company ("Insurer"), on its behalf and on behalf of its separate accounts (the "Separate Accounts"), Fortis Investors, Inc. ("Fortis Investors"), Federated Insurance Series (the "Fund") and Federated Securities Corp. (the "Distributor").
WITNESSETH:
WHEREAS, the Insurer, Fortis Investors, Fund and Distributor are parties to that certain Participation Agreement, dated August 31, 1997, (as amended from time to time, the "Agreement"); and
WHEREAS, the Insurer, Fortis Investors, Fund and Distributor desire to amend the Agreement subject to the terms and conditions set forth herein intended to provide for, among other things, the manner in which the parties will comply with regulatory changes since the Agreement was executed and effective;
NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1.The first recital is deleted in entirety and replaced with the following:
WHEREAS, the Insurer, the Distributor and the Fund desire that shares of the Funds be made available by Distributor to serve as underlying investment medium for those combination fixed and variable annuity contracts of the Insurer supported wholly or partially by the Separate Accounts, listed on Exhibit A attached hereto and made part hereof.
2.Section 1.1 is hereby deleted in entirety and replaced with the following:
The Distributor agrees to sell to the Insurer those shares of the Funds offered and made available by the Fund and identified on Exhibit C attached hereto and made part hereof (such Funds also referred to herein as "Portfolios").
3.Section 1.2 is hereby deleted in entirety and replaced with the following:
The Insurer agrees to purchase and redeem the shares of each Fund in accordance with the provisions of Exhibit B attached hereto and made a part hereof and the current prospectus for the Fund.
4.A new Section 1.11 is hereby added to Article I as follows:
1.11    (a)    In consideration of the administrative services described
herein, Distributor agrees to pay to Insurer an amount computed at an annual rate equal to the percentage of average daily net asset value set forth in Exhibit C to this Agreement. Fees paid to insurer are for administrative services only and do not constitute payment for any other service.
(b)    The Distributor shall calculate any amounts owed under this Agreement systematically and use commercially reasonable efforts to send payments within forty-five (45) days of the end of the period according to the Fund's standard payment schedule. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of all payments, on the basis of the number of days that this Agreement is in effect during the period. In connection with such payments, Distributor shall provide the calculation of amounts paid to Insurer. Absent manifest error, any such calculations shall be final unless any party objects thereto within sixty (60) days of the date of the calculation statement. Payments requested by Insurer for periods 180 days or more prior to the current month shall be made at Distributor's discretion.

(c)     Insurer shall perform all of its obligations and duties under this Agreement at its own expense.

(d)     Insurer shall disclose the compensation arrangements under this Agreement to each Variable Contract Owner as required by applicable law.
5.    A new Section 4.21 is hereby added to Article IV as follows:
4.21    (a)    The parties acknowledge that the SEC and the United States
Treasury Department have adopted a series of rules and regulations arising out of the USA PATRIOT Act (together with such rules and regulations, the "AML-CIP Regulations"), specifically requiring certain financial institutions, including the Insurer, Fortis Investors, Fund and Distributor, to establish a written anti-money laundering and customer identification program (an "AML-CIP Program").
(b) The Insurer, Fortis Investors, Fund and Distributor each represent, warrant and certify that they have established, and covenant that at all times during the existence of this Agreement they will maintain, an AML-CIP Program in compliance with the AML-CIP Regulations.
(c) Insurer covenants that it will perform all activities, including the establishment and verification of customer identities as required by the AML-CIP Regulations and/or its AML-CIP Program, with respect to all customers on whose behalf Insurer maintains a direct account with the Fund.
(d) The parties agree that (A) accounts in the Fund beneficially owned by Insurer's customers shall be accounts of the Insurer for all purposes under Insurer's AML-CIP Program and that (B) Insurer's customers will be customers of Insurer for all purposes under Insurer's AML-CIP Program.
6.    A new Section 4.22 is hereby added to Article IV as follows:
4.22 The parties acknowledge that:
(a) The SEC has adopted Regulation S-P at 17 CFR Part 248 to protect the privacy of individuals who obtain a financial product or service for personal, family or household use.
(a)Regulation S-P permits financial dealers, such as Insurer, Fortis Investors and Distributor, to disclose "nonpublic personal information" ("NH") of its "customers" and "consumers" (as those terms are therein defined in Regulation S-P) to affiliated and nonaffiliated third parties, without giving such customers and consumers the ability to opt out of such disclosure, for the limited purposes of processing and servicing transactions (17 CFR § 248.14); for specified law enforcement and miscellaneous purposes (17 CFR § 248.15); and to service providers or in connection with joint marketing arrangements (17 CFR § 248.13).
(b)     Regulation S-P provides that the right of a customer and consumer to opt out of having his or her NP1 disclosed pursuant to 17 CFR § 248.7 and 17 CFR § 248.10 does not apply when the NPI is disclosed to service providers or in connection with joint marketing arrangements, provided the insurer and third party enter into a contractual agreement that prohibits the third party from disclosing or using the information other than to carry out the purposes for which the Insurer disclosed the information (17 CFR § 248.13).
(c)    NPI of Insurer's consumers and customers that have no independent customer relationship with Distributor may be disclosed to Distributor during the term of the Agreement ("Insurer Customer NPI").
(d)    Certain consumers and customers of Insurer may also be consumers and customers of Distributor as fully-disclosed shareholders of Federated mutual funds ("Joint Customer").
(e)    NPI of Joint Customers may be disclosed and exchanged during the term of this Agreement ("Joint Customer NPI").
7.    A new Section 4.23 is hereby added to Article IV as follows:
4.23 Each party hereby covenants that any Joint Customer NPI which a party receives from the other party will be subject to the following limitations and restrictions:

(a)Each party may redisclose Joint Customer NP1 to its own affiliates, who will be limited by the same disclosure and use restrictions that are imposed on the parties under this Agreement; and
(b)Each party may redisclose and use Joint Customer NPI only as necessary in the ordinary course of business to provide the services identified in this Agreement except as permitted under Regulation S-P and as required by any applicable federal or state law.
(c)Distributor covenants that:
(A) Distributor may redisclose Insurer Customer NPI to its own affiliates, who will be limited by the same disclosure and use restrictions that are imposed on Distributor under this Agreement; and identified in this Agreement and to third-party service providers as permitted under Regulation S-P.
(d)    Each party represents and warrants that, in accordance with 17 CFR §248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:
(A)Ensure the security and confidentiality of records and customers' NPI;
(B)Protect against any anticipated threats or hazards to the security or integrity of customer records and NPI; and
(C)Protect against unauthorized access or use of such customer records or NPI that could result in substantial harm or inconvenience to any customer.
(e)    The provisions of this Section 4.23 shall survive the termination of the
Agreement.

8.    A new Section 4.24 is hereby added to Article IV as follows:
4.24    Insurer represents that it has adopted written policies and procedures reasonably designed to detect and deter frequent and/or disruptive trading in Shares. The Insurer and the Fund agree to reasonably cooperate for the purpose of discouraging frequent or disruptive trading in shares of the Fund and agree to negotiate a "shareholder information agreement" under Rule 22c-2.

9.    The following paragraphs are hereby added to Section 6.1:
(a)at the option of the Fund or the Distributor, immediately upon written notice, in the event that any or all Variable Contracts fail to meet the qualifications specified in Sections 4.2, 4.4 and 4.11 hereof;
(b)at the option of any party to the Agreement, immediately upon written notice, if the Board of Trustees of the Fund has decided to (A) refuse to sell shares of the Fund to the Insurer and/or any of its Separate Accounts; (B) suspend or terminate the offering of shares of any portfolio; or (C) dissolve or liquidate the Fund or any portfolio; or
(c)upon requisite vote of the Variable Contract Owners having an interest in the Separate Accounts (or any sub accounts thereof) to substitute the shares of another investment company for the corresponding shares of the Fund in accordance with the terms of the Variable Contracts for which those shares have been selected or serve as the underlying investment media.
11.    Section 6.4 is hereby deleted in entirety and the following is added as a new Section 6.4 to Article VI:
6.4     (a) Notwithstanding any termination of this Agreement, and except as provided in Paragraph 6.8 the Fund and the Distributor shall, at the option of the Insurer, continue, until the one year anniversary from the date of termination, and from year to year thereafter if deemed appropriate by the Fund and the Distributor, to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, based on instructions from the owners of the Existing Contracts, the Separate Accounts shall be permitted to reallocate investments in the Fund and redeem investments in the Fund, and shall be permitted to invest in the Fund in the event that owners of the Existing Contracts make additional premium payments under the Existing Contracts.
(b)     Insurer agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Separate Accounts in the Fund within one year from the date of termination of the Agreement as provided in Article VI. Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Portfolios. The Fund or the Distributor may, in their discretion, permit the Separate Accounts to continue to invest in the Fund beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Fund or the Distributor agrees in writing to permit the Separate Accounts to continue to invest in the Fund prior to the beginning of any such year.

12.    The following is hereby added as new Section 6.8
6.8    In the event (a) the Agreement is terminated pursuant to Sections 6.1(b), (i), or (j), at the option of the Fund or the Distributor; or (b) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Paragraph 6.4, such subsequent anniversary is reached (each of (a) and (b) referred to as a "triggering event" and the date of termination as provided in (a) or the date of the anniversary as provided in (b) referred to as the "request date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the portfolios held by the Separate Accounts, received by the Fund as of the request date, and the Fund agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Fund's registration statement.

13.    Section 8.2 of the Agreement is deleted in its entirety and replaced with the following:
8.2    (a)    Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given under this Agreement shall be given in writing and delivered by postage prepaid registered or certified United States first class mail, return receipt requested, overnight courier services or by email (with a confirming copy by mail).
(b)    Unless otherwise notified in writing, all notices to the Investment
Company shall be given or sent to:
Federated Insurance Series
4000 Ericsson Drive
Warrendale, PA 15086-7561
Attn.: John W. McGonigle
E-Mail: contractadmin@federatedinv.com
(a)Unless otherwise notified in writing, all notices to the Distributor shall be given or sent to:
Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
Attn.: Secretary
E-Mail: contractadmin@federatedinv.com
(b)Unless otherwise notified in writing, all notices to Insurer shall be given or sent to:
Hartford Life Insurance Company
1 Griffin Rd. North
Windsor, CT 06095-1512

ATTN: Executive in charge of Insurance Products Fund Trading
The Hartford
One Hartford Plaza
Hartford, CT 06155
ATTN: General Counsel
Assurant, Inc.
One Chase Manhattan Plaza
New York, NY 10005
ATTN: General Counsel
Hartford is the administrator for the First Fortis insurance products. Assurant is the holding company of First Fortis.
14.    A new Paragraph 8.12 is hereby added with the following language:
Except as provided in this paragraph 8.12, this Agreement may be amended only by a writing signed by all parties. Distributor may amend Exhibit C from time to time by delivering an amended Exhibit C to Insurer pursuant to Section 8.2 herein. Any such amendment shall be effective as of the date indicated on the amended Exhibit C. Insurer may amend Exhibit A by delivering an amended Exhibit A to Federated Contract Administration at the address set forth above in Section 8.2. Any such amendment shall be effective as of the earlier of (i) its receipt by the Distributor or (ii) the date indicated on the amended Exhibit A.
15.    This Amendment shall be effective as of the date executed by the Distributor.
16.    Unless otherwise specified, capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

17.    All references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended.

18.    Except as expressly provided herein, the Agreement shall remain in full force and effect without any modification, amendment or change.

19.    If any term, provision, covenant or condition of this Amendment, or any application hereof, shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants, and conditions of this Amendment, and all applications hereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision or covenant or condition does not materially impair the ability of the parties hereto to consummate the transactions contemplated hereby.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, 8/20, 2015.

FEDERATED SECURITIES CORP. KGJ
By:	/s/ Thomas E. [illegible]
Name:	Thomas E. [illegible]
Title:	8/17/15

FEDERATED INSURANCE SERIES KGJ
By:	/s/ John W. McGonigle
Name:	John W. McGonigle
Title:	VP

FIRST FORTIS LIFE INSURANCE COMPANY
By Hartford Life Insurance Company under Power
of Attorney

By:	/s/ Christopher Dagnault
Name:	Christopher Dagnault
Title:	Assistant Vice President

FORTIS INVESTORS INC.
By Hartford Life Insurance Company under Power
of Attorney
By:	/s/ Christopher Dagnault
Name:	Christopher Dagnault
Title:	Assistant Vice President

EXHIBIT A
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Variable Account D of Union Security Insurance Company (USIC Sep Acct D)
Separate Account A of Union Security Life Insurance Company of NY (USLIC USNY Sep Acct A)
PRODUCTS OFFERED UNDER THE SEPARATE ACCOUNTS
TD Waterhouse Variable Annuity Triple Crown Variable Annuity

EXHIBIT B
OPERATIONAL PROCEDURES
(a)Insurer shall, on behalf of the Investment Company, receive instructions from the Separate Accounts for acceptance prior to the Close of Trading on each Business Day. Insurer shall, upon its acceptance of any such instructions, communicate such acceptance to the Separate Accounts.
(b)Insurer or its designee shall communicate to Investment Company, by means of electronic transmission or other mutually acceptable means, a report of Insurer's trading activity in each of the Funds for the most recent Business Day in accordance with each Fund's prospectus. However, if Insurer will be communicating such information after the Close of Trading, then the Insurer shall be considered the Investment Company's agent for purposes of Rule 22c-1 of the Investment Company Act of 1940, as amended. To the extent that each of the parties is a member of, and/or has access to, the National Securities Clearing Corporation's ("NSCC") systems and services, including Fund/SERV and Networking, the parties agree to utilize such services for all transactions contemplated hereunder and agree that all such dealings and transactions shall be processed in accordance with, and governed by, the NSCC's Rules and Procedures (as the same may be amended from time to time) and the Networking Agreement executed by each such party. In the event of the unavailability of the NSCC at any time, the following procedures shall apply:
(i)The Investment Company shall use its best efforts to provide information listed in Sections 1(i) and 1(j) of the Agreement to Insurer by means of electronic transmission or other mutually acceptable means by 7:00 p.m. Eastern Time on each Business Day.
(ii)Insurer or its designee shall communicate to the Investment Company, by means of electronic transmission or other mutually acceptable means, a report of Insurer's trading activity in each of the Funds for the most recent Business Day ("Trade Date") by 9:00 a.m. Eastern Time on the Business Day following the Trade Date ("Settlement Date"). The number of shares to be purchased or redeemed shall be determined based upon the net asset value at the Close of Trading on the Trade Date, provided that, if the Fund receives the trading information called for by this sub-paragraph after 9:00 a.m. Eastern Time on a Settlement Date, the Investment Company shall use its best efforts to enter the Insurer's purchase or redemption order at the net asset value at the Close of Trading on the Trade Date, but if Investment Company is unable to do so, the transaction shall be entered at the net asset value next determined after the Investment Company receives the trading information.
(iii)In the event there is a net purchase in any Fund, Insurer or its designee shall exercise its best efforts to direct wire payment in the dollar amount of the net purchase to be received by the Investment Company by the close of the Federal Reserve Wire Transfer System on the Settlement Date. If the wire is not received by the Investment Company by such time, and such delay was not caused by the negligence or willful misconduct of the Investment Company, the Investment Company shall be entitled to receive from Insurer the dollar amount of any overdraft plus any associated bank charges incurred.
(iv)In the event there is a net redemption in any Fund, the Investment Company shall wire the redemption proceeds to the Insurer's custodial account, or to the designated depository for the Insurer, specified by Insurer or its designee. if the Investment Company receives the redemption information by 9:00 a.m. Eastern Time on the Settlement Date, the redemption proceeds shall be wired so as to be received on the Settlement Date. If the Investment Company receives the redemption information after that time, the Investment Company shall use its best efforts to wire the redemption proceeds so that they are received by the Close of Trading on the Settlement Date, but if the Investment Company is unable to do so, the redemption proceeds shall be wired so as to be received by the Close of Trading on the Business Day following the Settlement Date. If the wire is not received by the time specified in this sub-paragraph, and such delay was not caused by the negligence or willful misconduct of Insurer or its designee, Insurer or Insurer's designee shall be entitled to receive from the Investment Company the dollar amount of any overdraft plus any associated bank charges incurred; provided, however, that if the delay was due to factors beyond the control of the Investment Company and its subsidiaries, the Investment Company shall not be liable for any overdraft or any associated bank charges incurred.
(v) If the dollar amount of the redemption proceeds wired by the Investment Company exceeds the amount that should have been transmitted, Insurer shall use its best efforts to have such excess amount returned to the Investment Company as soon as possible.

(c)    All wire payments referenced in this Agreement shall be transmitted via the Federal Reserve Wire Transfer System. Notwithstanding any other provision of this Agreement, in the event that the Federal Reserve Wire Transfer System is closed on any Business Day, the duties of the Investment Company, Insurer, and their designees under this Agreement shall be suspended, and shall resume on the next Business Day that the Federal Reserve Wire Transfer System is open as if such period of suspension had not occurred.
(d)    In the event (i) a Fund is required (under the then prevailing pricing error guidelines of the Investment Company) to recalculate purchases and redemptions of Shares held in Insurer's account due to an error in calculating the net asset value of such class of Shares (a "NAV Error") or (ii) there is a dividend rate error with respect to any Fund held in Insurer's account (a "Rate Error"; Rate Error and NAV Error individually and collectively shall be referred to as a "Pricing Error"):
(A)The Investment Company shall promptly notify Insurer in writing of the Pricing Error, which written notice shall identify the class of Shares, the Business Day(s) on which the Pricing Error(s) occurred and the corrected net asset value of the Shares on each Business Day.
(B)Upon such notification, Insurer shall promptly determine, for all Separate Accounts which purchased or redeemed Shares on each Business Day on which a Pricing Error occurred, the correct number of Shares purchased or redeemed using the corrected price and the amount of transaction proceeds actually paid or received. Following such determination, the Insurer shall adjust the number of Shares held in each Separate Account to the extent necessary to reflect the correct number of Shares purchased or redeemed for the Separate Account. Following such determination, Insurer shall notify the Fund of the net changes in transactions for the relevant Separate Account and the Fund shall adjust the Separate Account accordingly.
(C)If, after taking into account the adjustments required by subparagraph (d)(B), Insurer determines that some Separate Account customers were still entitled to additional redemption proceeds (a "Redemption Shortfall"), it shall notify the Investment Company of the aggregate amount of the Redemption Shortfalls and provide supporting documentation for such amount. Upon receipt of such documentation, the Investment Company shall cause the relevant Fund to remit to Insurer additional redemption proceeds in the amount of such Redemption Shortfalls and Insurer shall apply such funds to payment of the Redemption Shortfalls.
(D)lf, after taking into account the adjustments required by subparagraph (d)(B), Insurer
(E)determines that a Separate Account customer still received excess redemption proceeds (a "Redemption Overage"), Insurer shall use its best efforts to collect the balance of such Redemption Overage from such Separate Account. In no event, however, shall Insurer be liable to the Investment Company or any Fund for any Redemption Overage. Nothing in this subparagraph (d) shall be deemed to limit the right of any Fund to recover any Redemption Overage directly or to be indemnified by any party for losses arising from a Pricing Error.

EXHIBIT C
The following lists the Funds and Shares subject to the Fund Participation Agreement and the compensation payable to Insurer pursuant to the Fund Participation Agreement. Administrative Service Fees are paid at an annual rate of 25 basis points on the average daily net asset value of shares held in Separate Accounts investing in the Funds accounts listed in Exhibit A. Federated will calculate such Service Fees and send payment within 45 days of the end of each period. Such payments will be made monthly in arrears and shall be calculated using the daily equivalent of the annual rate, applied for the number of days in the month.
A Fund marked with an asterisk (*) offers one class of shares that is undesignated but is subject to the same fee rates listed for the class that the Fund is grouped under. Each Fund's prospectus shall control in case of any conflict with this Schedule.
The Administrative Service Fees will be distributed so long as the total amount payable to Insurer, for each individual transfer agent system financial intermediary number, for the period is at least $25.00.
Class P Shares

FUND LEGAL NAME FEDERATED HIGH INCOME BOND FUND 11	FUND NUMBER 336	CUSIP 313916306	FUND GROUP NAME FEDERATED INSURANCE SERIES	ADMINISTRATIVE SERVICES FEE BP 25
FEDERATED KAUFMANN FUND II	953	313916827	FEDERATED INSURANCE SERIES	25
FEDERATED MANAGED TAIL RISK FUND 11	252	313916835	FEDERATED INSURANCE SERIES	25
FEDERATED QUALITY BOND FUND II	921	313916884	FEDERATED INSURANCE SERIES	25
FEDERATED FUND FOR U.S. GOVERNMENT SECURITIES 11*	334	313916207	FEDERATED INSURANCE SERIES	25
FEDERATED MANAGED VOLATILITY FUND 11*	333	313916108	FEDERATED INSURANCE SERIES	25
FEDERATED PRIME MONEY FUND II *+	330	313916504	FEDERATED INSURANCE SERIES	25

+The Administrative Service Fee has been reduced as described in the Temporary Fee Waivers document.

AMENDED AND RESTATED
FUND PARTICIPATION AGREEMENT

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
Hartford Funds Management Company, LLC
Hartford Funds Distributors, LLC
Hartford Administrative Services Company
Talcott Resolution Distribution Company, Inc.
and
Each of the Investment Companies, on behalf of its respective series listed on Schedule A Attached Hereto

August 1, 2018

PARTICIPATION AGREEMENT

THIS AGREEMENT, is made and entered into as of this August 1, 2018, by and among TALCOTT RESOLUTION LIFE INSURANCE COMPANY (formerly HARTFORD LIFE INSURANCE COMPANY and TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY (formerly HARTFORD LIFE AND ANNUITY INSURANCE COMPANY) (collectively referred to as the “Company”), each a Connecticut corporation, on its own behalf and on behalf of its separate accounts, as set forth in Schedule B as may be revised from time to time (each an “Account” and collectively, the “Accounts”); each of the registered investment companies (each a “FUND” and collectively, the “FUNDS”) on behalf of its respective series identified on SCHEDULE A (each a “Portfolio” and collectively, the Portfolios) as it may be amended from time to time, each an open-end management investment company organized under the laws of the State of Maryland; HARTFORD FUNDS MANAGEMENT COMPANY, LLC (“HFMC”), a Delaware limited liability company; HARTFORD FUNDS DISTRIBUTORS, LLC (“HFD”), a Delaware limited liability company; HARTFORD ADMINISTRATIVE SERVICES COMPANY (“HASCO”), a Minnesota corporation; and TALCOTT RESOLUTION Distribution Company, Inc. (formerly Hartford Securities Distribution Company, Inc.) (“TRSD” or the “underwriter”), a Connecticut corporation. HFMC in its capacity as investment adviser to the Portfolios is referred to herein as the “Adviser.” HFD in its capacity as principal underwriter to the Portfolios is referred to herein as the “Distributor.” HASCO in its capacity as transfer agent to the Portfolios is referred to herein as the “Transfer Agent.”
WHEREAS, this agreement replaces that certain participation agreement dated December 1, 2008, as amended from time to time (“Prior Agreement”) with respect to the Accounts and the Funds; and
WHEREAS, Hartford Financial Services Group, Inc. sold the majority of its interest in its “Talcott Resolution” run-off annuity business, which included Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, to a group of private investors effective May 31, 2018 (the “Transaction”); and
WHEREAS, in conjunction with the Transaction, the new ownership of Talcott Resolution obtained the necessary regulatory approvals to change the names of Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company to Talcott Resolution Life Insurance Company and Talcott Resolution Life and Annuity Insurance Company, respectively; and

WHEREAS, the Prior Agreement also covered certain accounts that were subject to reinsurance transactions with the Company and the parties agree that such accounts will be covered by a separate participation agreement among the applicable parties; and
WHEREAS, each Fund is an open-end management investment company and each Portfolio is available to act as the investment vehicle for separate accounts established by insurance companies to fund variable life insurance policies and/or variable annuity contracts and for qualified pension and retirement plans; and
WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and shares of each Portfolio are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and
WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and is a member in good standing with the Financial Industry Regulatory Authority (“FINRA”); and
WHEREAS, the Transfer Agent is duly registered as a transfer agent under the 1934 Act; and
WHEREAS, the Company is an insurance company that (i) has issued certain variable life insurance policies and variable annuity contracts supported wholly or partially by the Accounts and (ii) administers variable life insurance policies and/or variable annuity contracts initially issued by Union Security Life Insurance Company or affiliate(s) thereof (“Union Security”); and
WHEREAS, the Company is the sponsor (or, in the case of Union Security separate accounts, the administrator of contracts invested therein) of each Account, and each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company (or by Union Security, with respect to Union Security Separate Accounts) under insurance laws, to set aside and invest assets attributable to the Contracts (defined below); and
WHEREAS, TRSD is the principal underwriter to the Contracts, and TRSD is duly registered as a broker-dealer under the 1934 Act and is a member in good standing with FINRA; and
WHEREAS, the Company provides all required, necessary and appropriate administrative and other services with respect to the registered individual variable annuity contracts (“Registered VA Contracts”); and
WHEREAS, the Company (directly or indirectly through a services agreement with Lombard International Administration Services Company, LLC) provides all required, necessary and appropriate administrative and other services with respect to the unregistered variable life and annuity contracts (“Unregistered Contracts”) and the group life insurance contracts (“Life Contracts”); and
WHEREAS, the term “Contracts” as used in this Agreement shall be understood to refer to any of the Registered VA Contracts, the Unregistered Contracts, the Life Contracts and any life insurance or annuity contracts issued by Union Security and now administered by the Company; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to continue to purchase shares in the Portfolios, on behalf of the Accounts to fund the Contracts, and each Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Funds on behalf of the Accounts to fund the Contracts; and
WHEREAS, this Agreement shall create a separate participation agreement for each Fund, as though the Company, the Adviser and the Distributor had executed a separate, identical form of participation agreement with each Fund; and
Whereas, except as otherwise provided in regard to a Rule 22c-2 Agreement between respective parties hereto, this Agreement, including any Schedules hereto, is intended to constitute the entire agreement by and among the parties with respect to the specific matters dealt with herein, and supersedes all previous agreements among the parties, written or oral, with respect to such matters; and
WHEREAS, the parties desire the Funds to receive, and the Company to transmit, purchase and redemption orders of Portfolio shares using the National Securities Clearing Corporation’s (“NSCC”) Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) system.
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, the Underwriter, the Distributor, the Transfer Agent and the Adviser agree as follows:

ARTICLE I. Definitions

1.1.    “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2.    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

1.3.    “Contract Owners” shall mean the owners of the Contracts, as distinguished from all other product owners.

1.4.    “Independent Directors” shall mean those members of a Fund’s Board of Directors who are not interested persons of the Fund, the Distributor, the Adviser or any sub-adviser to any of the Portfolios.

1.5.    “IRS” shall mean the U.S. Internal Revenue Service.

1.6.    “NAV” shall mean a Portfolio’s net asset value per share (“NAV”).

1.7.    “Prospectus” with respect to shares of a Portfolio or with respect to a Contract through which interests in an Account registered as a unit investment trust under the 1940 Act are offered and issued, which interests are registered as securities under the 1933 Act, shall mean each version of the effective prospectus, including any supplements thereto, filed with the SEC under the 1933 Act. Unless otherwise indicated, the term “Prospectus” shall include any private placement memo or other similar disclosure document used in connection with the offer or sale of Contracts through which interests in unregistered Accounts are offered and issued. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference will be to the version of the Prospectus last filed and effective prior to the taking of such action, including any supplements thereto. The term Prospectus shall include any statement of additional information incorporated by reference therein.

1.8.    “SEC” shall mean the U.S. Securities and Exchange Commission.

1.9.    “SAI” shall mean each version of the effective Statement of Additional Information, including any supplements thereto, filed with the SEC under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a SAI, such reference will be to the version of the SAI last filed and effective prior to the taking of such action, including any supplements thereto. The term SAI shall include any Prospectus incorporated by reference therein.

1.10.    “Valuation Time” shall mean the time as of which a Fund calculates net asset value for the shares of its Portfolios on the relevant Business Day.

ARTICLE II. Sale of Portfolio Shares

Without limiting the generality of anything contained elsewhere in this Agreement, the parties hereto acknowledge that actions described in this Article II of this Agreement, or described in any Schedule to this

Agreement, as being actions or duties to be taken or executed by the Company with respect to the Contracts may, in fact, be performed by other service providers pursuant to written agreements with the Company.
2.1.    (a)     Each Fund and the Distributor shall make shares of the Portfolios available to the Accounts. The Company shall be the designee of each Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice in accordance with the operational procedures set forth in Section 2.5 below.

2.2.     Each Fund reserves the right to refuse any purchase order or to suspend or terminate the offering of shares of any Portfolio for any reason. All orders accepted by the Company shall be subject to the terms of the then current Prospectus of the applicable Fund. The Company shall use its best efforts, and shall reasonably cooperate with a Fund, to enforce stated Prospectus policies regarding transactions in Portfolio shares. The Company acknowledges that orders accepted by it in violation of a Fund’s stated policies may be subsequently revoked or canceled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company, the Account or the Contract Owner as a result of such cancellation.

2.3.    Each Fund will redeem for cash any full or fractional shares of any Portfolio when requested by the Company on behalf of an Account. The Company shall be the designee of each Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption in accordance with the operational procedures set forth in Section 2.5 below.

2.4.    The Distributor and each Fund agree that shares of the Portfolios will be sold only to (a) insurance companies for use in conjunction with variable life insurance policies or variable annuities or (b) qualified pension and retirement plans (“Qualified Plans”). The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; a Portfolio’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

2.5.    Operational Procedures. The Company will receive instructions from Contract Owners for the purchase, redemption and exchange of shares of the Portfolios (“Instructions”), and shall aggregate and calculate the net purchase and redemption orders for each Account received each Business Day prior to the close of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) (“Market Close”). The Company will not aggregate Instructions received from the Contract Owners after Market Close with Instructions it received before Market Close, and warrants that its internal control structure concerning the processing and transmission of Instructions is suitably designed to prevent or detect on a timely basis Instructions received after Market Close from being aggregated with Instructions received before Market Close and to minimize errors that could result in late transmission of Instructions. Instructions received by the Company before Market Close on any Business Day will receive that day’s NAV. Instructions received by the Company after Market Close on any Business Day will be treated as received on the next Business Day and will be executed at the next Business Day’s NAV.

(a)    Fund/SERV Transactions: The parties will ordinarily use the NSCC Fund/SERV system and will follow the applicable operating procedures of the NSCC Defined Contribution Clearance & Settlement (DCC&S) Cycle 8 (generally, 6:30 a.m. Eastern Time) as the preferred method of processing the transactions described herein. If the Company is unable to meet NSCC DCC&S Cycle 8, the Company will immediately notify the Fund or its designee, but in no event shall such notice be provided later than 6:45 a.m. Eastern Time on the applicable day. Upon such notice, the Fund or its designee will agree to allow the Company additional time; provided that the Company shall provide trade amounts no later than 8:30 a.m. Eastern Time. If the NSCC Fund/SERV system is used, the following provisions will apply: (i) On each Business Day, the Company shall communicate by Fund/SERV, the aggregate purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close, by no later than NSCC DCC&S Cycle 8 or such other time as may be agreed upon by the parties from time to time as described above. All Instructions received by the Company after Market Close on a Business Day shall not be transmitted to NSCC prior to the conclusion of NSCC DCC&S Cycle 8 on the following Business Day, or such other time as may be agreed upon by the parties from time to time as described above, and the Company represents that orders it receives after Market Close on any given Business Day will be transmitted using the following Business Day’s NAV. The Fund or its designee may process orders received after NSCC DCC&S Cycle 8 deadline, or such other time as may be agreed upon by the parties from time to time as described above, using the NAV next determined. (ii) When transmitting purchase or redemption orders for shares of the Portfolios, the Company shall submit one order for all Account purchase transactions and one order for all Account redemption transactions, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. (iv) The Company’s payment for purchases of Portfolio shares shall be from the designated NSCC Settling Bank on behalf of the Company by the time specified by the Transfer Agent. “Settling Bank” shall mean the entity appointed by the party to perform such settlement services, which entity agrees to abide by NSCC’s then current rules and procedures insofar as they related to funds settlement. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares from the designated NSCC Settling Bank on behalf of the Fund in accordance with NSCC’s then current rules and procedures; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act.

(b)    Manual Transactions: The parties will process manual transactions via facsimile (or by other agreed electronic means) if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV. If manual transactions are used, the following provisions will apply: (i) On each Business Day, by 8:30 a.m. Eastern Time, the Company shall communicate to the Fund or its designee the aggregate amounts for purchase or redemption orders (if any) of Portfolio shares, based on Instructions received for each Account by the prior Business Day’s Market Close. All Instructions received by the Company after Market Close on a Business Day shall not be communicated to the Fund or its designee until after 8:30 a.m. Eastern Time on the following Business Day, and the Company represents that orders it receives after Market Close on any given Business Day will be transmitted using the following Business Day’s NAV. The Fund or its designee will process orders received after the 8:30 a.m. Eastern Time deadline using the NAV next determined. (ii) The Company will communicate orders to purchase or redeem shares of each Portfolio separately, and submit one order for all Account purchase transactions, reflecting the net dollar amount to be invested in each Portfolio, and one order for all Account redemption transactions, reflecting the net dollar amount to be redeemed from each Portfolio, unless otherwise agreed to by the Company the Fund or its designee. (iii) All orders are subject to acceptance by the Fund or its designee and become effective only upon confirmation by the Fund or its designee. Upon confirmation, the Fund or its designee will verify total purchases and redemptions and the closing share position for each Account. In the case of delayed settlement, the Fund or its designee shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the 1940 Act. (iv) The Company shall pay for Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after an order to purchase Portfolio shares is received in accordance with the provisions of this Section 2.5(b). Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase. (v) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares by 3:00 p.m. Eastern Time on the next Business Day after a redemption order is received in accordance with this Section 2.5(b); provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption. Each Fund shall not bear any responsibility for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

2.6.    Issuance and transfer of a Portfolio’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from a Portfolio will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account. Each Fund will furnish to the Company the CUSIP number assigned to each Portfolio identified in Schedule A hereto, as it may be amended from time to time.

2.7.    The Distributor shall notify the Company in advance, but not later than same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company, of any income, dividends or capital gain distributions payable on a Portfolio’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of that Portfolio. A Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

2.8.    Each Fund shall make the NAV for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the NAV is calculated and shall use its best efforts to make such NAV available by 6:30 p.m. Eastern Time. In the event of an error in the computation of a Portfolio’s NAV or any dividend or capital gain distribution (each, a “pricing error”), the applicable Fund shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract Owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than ½ of 1% of the Portfolio’s NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract Owner accounts, such reimbursements to be made in accordance with the provisions of the Adviser’s current pricing policy. If an adjustment is necessary to correct a material error that has caused Contract Owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract Owners will be adjusted and the amount of any underpayments shall be credited by the Adviser to the Company for crediting of such amounts to the applicable Contract Owner’s accounts. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract Owners. A pricing error within categories (b) or (c) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement. The standards set forth in this Section 2.8 are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.
.
2.9.    The Company agrees to notify a Fund of any investment restrictions imposed by state insurance law and/or any contracts applicable to the Fund. The parties agree to mutually cooperate with respect to any state insurance law restriction or requirement applicable to a Fund’s investments to the extent such cooperation is permissible under the terms and conditions of Funds’ prospectuses and other governing laws.

ARTICLE III    . Representations and Warranties

3.1.    The Company represents and warrants that:

(a)    (i) The securities deemed to be issued by the Accounts under the Contracts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements; (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) the Contracts will be sold only by duly licensed and appointed parties with which the Company has written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable FINRA Conduct Rules.

(b)    (i) It is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Connecticut law; and (iii) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

(c)    [reserved]

(d)    For purposes other than diversification under Section 817 of the Code, that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Portfolio shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

(e)     The Company will comply with its obligations under applicable anti-money laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA Patriot Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder. The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanction administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury; (ii) and any special measures imposed by the U.S. Department of the Treasury pursuant to the BSA.

(f)    It is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, SEC Regulation S-P and the Gramm-Leach-Bliley Act.

(g)    (i)    It operates in compliance with and will continue to operate in compliance with its duties and obligations described by Rule 22c-2, as well as under the Rule 22c-2 Agreement set forth in Schedule D, as may be amended from time to time.

(ii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Late Trading Procedures”) designed to ensure that any and all orders relating to the purchase, sale or exchange of Portfolio shares communicated to the applicable Fund to be treated in accordance with Article I of this Agreement as having been received on a Business Day have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract Owners, but not rescinded by the Valuation Time, were communicated to the Fund or its agent as received for that Business Day. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Portfolio shares received from Contract Owners but not rescinded by the Valuation Time. The Company agrees to provide each Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds in writing of any material change to the Late Trading Procedures.

(iii)    It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures (“Market Timing Procedures”) designed to minimize excessive trading in its Contracts. The Company agrees to provide each Fund or its designee with a copy of the Market Timing Procedures and such certifications and representations regarding the Market Timing Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds of any material change to the Market Timing Procedures. The parties agree to make reasonable efforts to address any conflict between the Market Timing Procedures and actions taken or policies adopted by a Fund designed to minimize any adverse impact on other Fund investors due to excessive trading.

3.2.    Each Fund and the Distributor represent and warrant that:

(a)    (i) The Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act; (ii) the Portfolio shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; (iii) the Fund is and shall remain registered under the 1940 Act; and (iv) the Fund shall amend the registration statement for its Portfolios’ shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares.

(b)    The Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Plan”) for certain classes of its shares. The parties acknowledge that each Fund reserves the right to modify or terminate its existing plan or to adopt additional Rule 12b-1 Plans (including with respect to its shares for which it has not currently adopted a Rule 12b-1 plan) and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

(c)    The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. Each Fund makes no representation as to whether any aspect of its operations complies with the insurance laws and regulations of any state.

(d)    The Fund is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

(e)    The Fund and the Distributor shall comply with all applicable laws and regulations designed to prevent money laundering and, if required by such laws or regulations, share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities.

3.3.    The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with any applicable state and federal securities laws.

3.4.    The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with the laws of any applicable state and federal securities laws.

3.5.    Each Fund and the Adviser represent and warrant that:

(a)    All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of a Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

(b)    They will use their best efforts to provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation or information statement affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the Prospectus for the Contracts.

3.6    The Transfer Agent and the Company each represents and warrants to the other that it: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Portfolio share transactions.

ARTICLE IV. Prospectuses, Proxy Materials and Information Statements; Voting

4.1.    At least annually, the Distributor shall provide the Company with as many copies of a Fund’s current Prospectus as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Prospectus for the Fund printed together in one document.

4.2.    If applicable state or federal laws or regulations require that the SAI for a Fund be distributed to all Contract Owners, then the Fund and/or the Distributor shall provide the Company with copies of the Fund’s SAI in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners. The Distributor and/or the Fund shall also provide an SAI to any Contract Owner or prospective owner who requests such SAI from the Fund.

4.3.    Each Fund and/or the Distributor shall provide the Company with copies of the Fund’s proxy material, information statements, reports to shareholders and other communications to shareholders in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners.

4.4.    It is understood and agreed that the Company shall not be responsible for the content of the Prospectus or SAI for a Fund, except with respect to information regarding the Company provided in writing by that party. It is also understood and agreed that, except with respect to information regarding a Fund, the Distributor, the Adviser or the Portfolios provided in writing by a Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor the Adviser are responsible for the content of the prospectus or SAI for the Contracts.

4.5.    Each Fund or its designee will use its best efforts to provide the Company with notice as soon as is reasonably practicable of any change for a Fund or Portfolio, including but not limited to: (a) fund objective changes; (b) anticipated fund reorganizations or substitutions; (c) no action or exemptive requests granted by the SEC; (d) Fund and/or Portfolio name changes; (e) Fund or Portfolio adviser, sub-adviser and/or portfolio manager changes; and/or (f) conditions or undertakings that affect the Company’s rights or obligations under this Agreement.

4.6.    If and to the extent required by law the Company shall:

(a)    solicit voting instructions from Contract Owners;

(b)    vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract Owners;

(c)    vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners; and

(d)    vote Portfolio shares held in its general account or otherwise in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require such voting by an insurance company. The Company reserves the right to vote Portfolio shares in its own right, to the extent permitted by law.

4.7.    The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the applicable Fund and agreed to by the Company and the Fund.

4.8.    Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as each Fund currently intends, comply with Section 16(c) of the 1940 Act (although no Fund is one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE V. Sales Material and Information

5.1.    (a)    The Company shall not disclose any information or make any representations or statements relating to a Fund or Portfolio in connection with the sale of the Contracts other than the information, representations or statements contained in the registration statement, including a Fund’s Prospectus or SAI, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by a Fund, the Distributor and/or the Adviser, except with the prior written consent of the Fund, Distributor and/or Adviser, as applicable.
(b)    The Company shall furnish, or cause to be furnished, to each Fund, as applicable, prior to use each piece of sales literature or other promotional material (collectively, “material”) prepared by the Company in which a Fund (or a Portfolio), the Distributor, the Adviser and/or any of their respective affiliates is named or described at least 5 business days prior to its use. No piece of such material shall be used by the Company without the prior approval of the Fund, Distributor and/or Adviser, which approval will not be unreasonably withheld. No material will be used if the Fund, the Distributor or the Adviser reasonably objects to its use within 5 business days following receipt of such material. Notwithstanding the forgoing, the Company may refer to a Fund or Portfolio as part of a list of mutual funds available under the Contracts without such prior approval or furnishing such material to the Fund, Distributor and/or the Adviser. Neither the Funds, Distributor or the Adviser will be responsible for errors or omissions in, or the content of, the Company’s material except to the extent that the error or omission resulted from information provided by or on behalf of the Fund, Distributor or the Adviser.
5.2.    (a)    Each Fund, the Distributor and the Adviser shall not disclose any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI, for the Contracts, as the same may be amended or supplemented from time to time, or in material approved by the Company or their designees, except with the prior written consent of the Company.

(b)    Each Fund, the Distributor and the Adviser shall furnish, or cause to be furnished, to the Company prior to use each piece of material prepared by the Fund, the Distributor and the Adviser in which the Company and/or any of its affiliates are named or described at least 5 business days prior to its use. No piece of such material shall be used by the Fund, the Distributor and the Adviser without the prior approval of the Company, which approval will not be unreasonably withheld. The Company agrees that it will use its best efforts to respond promptly to any request by a Fund, the Distributor or the Adviser for such prior approval.
5.3.    For purposes of this Article V and Article IX, the phrase “sales literature and other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions), information statements and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.
5.4.    At the request of any party to this Agreement, each other party will make available to the requesting party’s independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party’s obligations under this Agreement.

ARTICLE VI. Fees and Expenses

6.1.    Each Fund, the Distributor, the Transfer Agent and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to a Fund, the Distributor, the Transfer Agent or the Adviser under this Agreement; provided, however, that (a) the parties will bear their own expenses as reflected in Schedule C and other provisions of this Agreement, and (b) the parties may enter into other agreements relating to the Company’s investment in a Fund or Portfolio, including services agreements. Notwithstanding the foregoing, pursuant to the distribution plans adopted by each Fund pursuant to Rule 12b-1 under the 1940 Act for certain classes of its shares, and as contemplated by Section 3.2(b) of this Agreement, each Fund or Portfolio or class of shares thereof, with the exception of Class IA shares, may pay the Distributor and the Distributor may pay the Underwriter as principal underwriter or distributors of one or more classes of Contracts, or the Company, for activities primarily intended to result in the servicing of Contracts or of the sale/servicing of Portfolio shares to the Accounts through which such Contracts were issued. In addition, if a Fund or Portfolio or any class of shares thereof implements a service fee, such Fund or Portfolio or class of shares thereof shall pay the Company for administrative support services.

ARTICLE VII. Diversification and Qualification

7.1.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation §1.817-5 or any other regulations promulgated under Section 817(h), as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Section 817(h) diversification or might not so comply in the future. To the extent that a Fund or Portfolio ceases to so qualify, the Fund and the Adviser will use their best efforts to take all steps necessary to adequately diversify the affected Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.

7.2.    Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect. Each Fund, the Distributor or the Adviser will notify the

Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Subchapter M qualification requirements or might not so comply in the future.

7.3.    Without in any way limiting the effect of Sections 9.2, 9.3 and 9.4 hereof and without in any way limiting or restricting any other remedies available to the Company, the Adviser or the Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of a Fund or any Portfolio to comply with Sections 7.1 or 7.2, hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act). In addition, the Distributor or the Adviser shall bear the costs of bringing Contracts into compliance with section 817(h) of the Code following a diversification failure, and the costs of adverse tax consequences to affected Contract holders if the Contracts cannot be brought into compliance.

7.4.    The Company agrees that if the IRS asserts in writing in connection with any governmental audit or review of the Company (or, to the Company’s knowledge, of any Contract Owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against a Fund, the Distributor or the Adviser as a result of such a failure or alleged failure:

(a)    The Company shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

(b)    The Company shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c)    The Company shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d)    Any written materials to be submitted by the Company to the IRS, any Contract Owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within a reasonable time after submission;

(e)    The Company shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

(f)    The Company shall not with respect to any claim of the IRS or any Contract Owner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney’s fees, incurred by the Company in complying with this clause (f).

ARTICLE VIII. [reserved]

ARTICLE IX. Indemnification

9.1.    Indemnification By The Company

(a)    The Company agrees to indemnify and hold harmless each Fund, each Portfolio, the Distributor, and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Funds, the Distributor or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, Prospectus, SAI or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, SAI, or sales literature or other promotional material of a Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials required under the terms of this Agreement; or

(v)
arise out of or result from any material breach of this Agreement by the Company, including without limitation Section 3.11 and Section 8.6 hereof, as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof.

(b)    The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of (i) any violation of federal or state securities law, compliance with which is a responsibility of the Adviser under this Agreement or as to which the Advisor failed to inform the Company, or (ii) such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Indemnified Parties will promptly notify the Company of the commencement of any material litigation or proceedings against them in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of a Fund.

9.2.    Indemnification by the Adviser

(a)    The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:
(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Fund or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, Prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Fund or the Adviser or persons under their control) or wrongful conduct of a Fund or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser or a Fund; or

(iv)    arise as a result of any failure by a Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VII of this Agreement); or

(v)    arise out of or result from any material breach of this Agreement by the Adviser or the Fund; or

(vi)    arise out of or result from the incorrect or untimely calculation or reporting by a Fund or the Adviser of the daily NAV (subject to Section 2.8 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

(b)    The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Adviser or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified

Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
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(d)    The Company agrees promptly to notify the Adviser of the commencement of any material litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

9.3.	Indemnification by the Distributor

(a)    The Distributor agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related, directly or indirectly, to the sale or acquisition of a Fund’s shares or the Contracts and:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Distributor by or on behalf of the Company for use in the registration statement, Prospectus or SAI for a Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Distributor; or

(iv)    arise as a result of any failure by the Distributor to provide the services and furnish the materials required under the terms of this Agreement; or

(v)    arise out of or result from any material breach of this Agreement by the Distributor; or

as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

(b)    The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Distributor or (ii) such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

(c)    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)    The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of Portfolio shares or the Contracts or the operation of the Account.

ARTICLE X. Applicable Law

10.1.    This Agreement and all related documents including all schedules attached hereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Connecticut.

10.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI. Termination

11.1.    This Agreement shall terminate:

(a)    at the option of any party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days’ prior written notice delivered to the other parties; or

(b)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)    immediately at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)    at the option of a Fund, the Distributor or the Adviser in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of Portfolio shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)    at the option of the Company in the event that formal administrative proceedings are instituted against a Fund, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

(f)    at the option of the Company by prior written notice to a Fund with respect to any Portfolio if the Company reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VII hereof; or

(g)    at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the “defaulting party”) other than as described in Section 11.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days’ written notice of termination to the defaulting party; or

(h)    At the option of a Fund or the Adviser if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund or Adviser reasonably believe that the Contracts may fail to so qualify; or

(i)    At the option of a Fund or the Adviser, if the Contracts are not registered (if registration is required), issued or sold in accordance with applicable federal and/or state law; or
(j)    At the option of the party from which consent was not obtained, in the event this Agreement is assigned without the prior written consent of all parties hereto; or

(k)    At the option of a Fund, by a vote of the majority of the Fund’s Board, Adviser or Company, upon a reasonable determination by the Fund’s Board that a material irreconcilable conflict exists among the interests of (i) all Contract Owners of all Accounts, or (ii) the interests of participating insurance companies investing in the Portfolio; or

(l)    At any time upon written agreement of all parties to this Agreement.

11.2.    This Agreement may be terminated as to one or more Funds or one or more Portfolios of a Fund (but less than all Portfolios) by delivery of an amended Schedule A deleting such Fund or Portfolio pursuant to Section 13.12 hereof, in which case termination as to such deleted Fund or Portfolio shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Schedule A that deletes one or more Funds or one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Fund or Portfolio and shall not affect the obligations of the Company and any Fund hereunder with respect to the other Funds and Portfolios set forth in Schedule A, as amended from time to time.

11.3.    Notice Requirement

No termination of this Agreement or any portion hereof shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

(a)    in the event any termination is based upon the provisions of Section 11.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

(b)    in the event any termination is based upon the provisions of Section 11.1(d), 11.1(e) or 11.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

(c)    in the event any termination is based upon the provisions of Section 11.1(b), 11.1(c), 11.1(f), 11.1(h), 11.1(i), 11.1(j) or 11.1(k), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

11.4.    Effect of Termination

Notwithstanding any termination of this Agreement, other than as a result of a failure by either a Fund or a Portfolio or the Company to meet Section 817(h) of the Code diversification requirements, upon the mutual agreement of the parties hereto, the Fund will continue to make available additional shares of the Fund or Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if the Fund and its designees agree to make additional Portfolio shares available, the owners of the Existing Contracts shall be permitted to reallocate investments in a Fund or Portfolio, redeem investments in a Fund or Portfolio and/or invest in a Fund or Portfolio upon the making of additional purchase payments under the Existing Contracts.

11.5.    Surviving Provisions

Notwithstanding any termination of this Agreement, each party’s obligations under Article IX to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

ARTICLE XII. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

Talcott Resolution Life Insurance Company
Talcott Resolution Life and Annuity Insurance Company
1 Griffin Road North
Windsor, CT 06095
Attention: General Counsel
Facsimile No.: [ ]

If to the Adviser:

Hartford Funds Management Company, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Distributor:

Hartford Funds Distributors, LLC
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to the Transfer Agent:

Hartford Administrative Services Company
690 Lee Road
Wayne, PA 19087
Attention: General Counsel

If to a Fund or a Portfolio:

690 Lee Road
Wayne, PA 19087
Attention: General Counsel

ARTICLE XIII. Miscellaneous

13.1.    Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by one party to one or more of the other parties regarding its business and operations. All confidential information provided by a party hereto, including non-public personal information within the meaning of SEC Regulation S-P and/or the Gramm-Leach-Bliley Act, whichever is applicable, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of the other party. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary. The foregoing shall not be applicable to any information that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

13.2.    Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.4.    Interpretation. In connection with the operation of this Agreement, the Company, the Adviser, the Distributor and any Fund may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to any party as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of any party. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other party.

13.5.    Survival of Terms. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.6.    Assignment. This Agreement shall be binding on and shall inure to the benefit of each Portfolio (severally), the Distributor, the Adviser and the Company, and their respective successors and assigns, provided that neither the Company, the Distributor, the Adviser nor any Fund, on behalf of a respective Portfolio, may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties; provided, further, that it is hereby understood and acknowledged that third-party servicing agents may carry-out certain duties of respective parties hereto, but in such cases the parties hereto retain liability and ultimate obligations of performance hereunder.

13.7.    Each party to this Agreement will maintain all records required by law and such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.8.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.9.    The Company agrees that the obligations assumed by each Fund, each Portfolio, the Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the applicable Fund or Portfolio, the Distributor and/or the Adviser and their respective assets and the Company shall not seek satisfaction of any such obligation from any other Fund or Portfolio, from the shareholders of any Fund or Portfolio, or from the Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, the Distributor or the Adviser, or any of them.

13.10.    The Funds, the Distributor and the Adviser agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Funds, the Distributor nor the Adviser shall seek satisfaction of any such obligation from the shareholders of the Company or the directors, officers, employees or agents of the Company.

13.11. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, Schedule A may be amended from time to time to add one or more Funds or one or more Portfolios of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule A, and the execution of such amended Schedule A by the other parties, in which case such amendment shall take effect immediately upon execution by the other parties. Schedule A may also be amended from time to time to delete one or more Funds or one or more Portfolios (but less than all of the Portfolios) of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule

A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the parties in writing.

13.12.    No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and one or more Funds, and the Distributor and one or more Funds.

13.13.    The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests of any party.

Next page is signature page.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified on the cover page of this Agreement.

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

TALCOTT RESOLUTION LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:    /s/ Chris Dagnault
Name: Chris Dagnault
Title: VP

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By its authorized officer,

By:    /s/ Gregory A. Frost
Name:
Title:

Hartford FUNDS DISTRIBUTORS, LLC

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Hartford ADMINISTRATIVE SERVICES COMPANY

By its authorized officer,

By: /s/ Gregory A. Frost
Name:
Title:

Each Investment Company Listed on Schedule A

By its authorized officer,

By: /s/ Vern Meyer
Name:
Title:

SCHEDULE A

LIST OF PORTFOLIOS

Series of Hartford Series Fund, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Balanced HLS Fund	HADAX	416528875	HAIBX	416528818
Hartford Capital Appreciation HLS Fund	HIACX	416528107	HIBCX	416528768
Hartford Disciplined Equity HLS Fund	HIAGX	416528404	hbgix	416528669
Hartford Dividend and Growth HLS Fund	Hiadx	416528206	hdgBx	416528776
Hartford Global Growth HLS Fund	HGIAX	416528305	HBGLX	416528628
Hartford Healthcare HLS Fund	HIAHX	416528719	HBGHX	416528693
Hartford High Yield HLS Fund	hiayx	416528842	hbhyx	416528644
Hartford International Opportunities HLS Fund	HIAOX	416528602	HBIOX	416528891
Hartford MidCap HLS Fund	HIMCX	416528701	HBMCX	416528677
Hartford MidCap Value HLS Fund	HSCGX	416528529	HBSCX	416528511
Hartford Small Company HLS Fund	HIASX	416528800	HdmBX	416528784
Hartford Stock HLS Fund	HSTAX	416528883	HIBSX	416528750
Hartford Total Return Bond HLS Fund	HIABX	416528859	HBNBX	416528792
Hartford Ultrashort Bond HLS Fund	HUBAX	416528826	HUBBX	416528743
Hartford Value HLS Fund	HIAVX	416528487	HBVLX	416528461

Series of Hartford HLS Series Fund II, Inc.	CLASS IA SHARES		CLASS IB SHARES
	TICKER SYMBOL	CUSIP	TICKER SYMBOL	CUSIP
Hartford Growth Opportunities HLS Fund	HAGOX	416528313	HBGOX	416528255
Hartford Small Cap Growth HLS Fund	HISCX	416528289	HBSGX	416528230
Hartford Small/Mid Cap Equity HLS Fund	HMCSX	416528354	HMCVX	41667G102
Hartford U.S. Government Securities HLS Fund	HAUSX	416528453	HBUSX	416528248

SCHEDULE B

LIST OF ACCOUNTS

Talcott Resolution Life and Annuity Insurance Company
Separate Account One
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account One

Talcott Resolution Life Insurance Company
Separate Account Two
Separate Account Three
Separate Account Seven
ICMG Registered Variable Life Separate Account A
PPVA I Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IID Separate Account (Unreg)
ICMG Series IIIB Separate Account (Unreg)
ICMG Series II Separate Account (Unreg)
ICMG Series VIII Separate Account (Unreg)
ICMG Series VII Separate Account (Unreg)

Union Security Insurance Company Variable Separate Account D
Union Security Life Insurance Company of New York Separate Account A

SCHEDULE C

EXPENSES

Each Fund and/or the Distributor and/or Adviser, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect a Fund’s share of the total costs determined according to the number of pages of the Fund’s respective portions of the documents.

Item	Function		Party Responsible for Expense
	Printing of combined prospectuses	Company	Current - Fund Prospective - Company
	Distribution (including postage) to New and Current Clients	Company	Fund
	Distribution (including postage) to Prospective Clients	Company	Company
Product Prospectus	Printing and Distribution for Current and Prospective Clients	Company	Company

Item	Function		Party Responsible for Expense
	If Required by Fund, Distributor or Adviser	Distributor or Adviser	Fund, Distributor or Adviser
	If Required by Company	Company (Distributor or Adviser to provide Company with document in PDF format)	Company
Product Prospectus Update & Distribution	If Required by Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
HLS Mutual Fund SAI	Printing	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including postage)	Company	Company
Product SAI	Printing	Company	Company
	Distribution	Company	Company
Proxy Material for HLS Mutual Fund	Printing if proxy required by Law	Distributor or Adviser	Fund, Distributor or Adviser
	Distribution (including labor) if proxy required by Law	Company	Fund, Distributor or Adviser
	Printing & distribution if required by Company	Company	Company
HLS Mutual Fund Annual & Semi-Annual Report	Printing of reports	Distributor or Adviser	Fund, Distributor or Adviser

Item	Function		Party Responsible for Expense
	Distribution	Company	Fund, Distributor or Adviser
Other communication to New and Prospective clients	If Required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	If Required by Company	Company	Company
Other communication to Current	Distribution (including labor and printing) if required by the Fund, Distributor or Adviser	Company	Fund, Distributor or Adviser
	Distribution (including labor and printing) if required by Company	Company	Company
Errors in Share Price calculation pursuant to Section 1.10	Cost of error to participants	Company	Fund or Adviser
	Cost of reasonable expenses related to administrative work to correct error	Company	Fund or Adviser

Item	Function		Party Responsible for Expense
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan
		Distributor or Adviser	Fund or Adviser
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company	Company

SCHEDULE D

Rule 22c-2 Agreement
AGREEMENT (this “Agreement”) is entered into as of _____________, 2018, by and between Hartford Administrative Services Company (“Fund Agent”), on behalf of the series (each a “Fund” and collectively, the “Funds”) of each of Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (each a “Registrant” and collectively, the “Registrants”), and ____________________ (“Intermediary”). Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings ascribed to them herein.

WHEREAS, Intermediary is a “financial intermediary” as defined in Rule 22c-2 under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Fund Agent and Intermediary shall be collectively referred to herein as the “Parties” and each individually as a “Party”; and

WHEREAS, this Agreement is intended in all respects to act as the written agreement of the parties contemplated by and entered into in compliance with Rule 22c-2(a)(2) under the 1940 Act; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Fund Agent and Intermediary hereby agree as follows:
1. Shareholder Information

1.1.
Agreement to Provide Information. Intermediary agrees to provide the Funds and their designee, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by Intermediary during the period covered by the request, plus any other data mutually agreed upon in writing.

1.1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Funds and their designee may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Funds.
1.1.2 Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to the Funds or their designee promptly, but in any event not later than 5 business days, after receipt of a request. If the requested information is not on Intermediary’s books and records, Intermediary agrees to: (i) provide or arrange to provide to the Funds and their designee the requested information from shareholders who hold an account with an indirect intermediary; or; (ii) if directed by the Funds or their designee, block further purchases of Fund Shares from such indirect intermediary. In such instance, Intermediary agrees to inform the Funds whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Funds and their designee should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, the term indirect intermediary has the same meaning as in Rule 22c-2 under the 1940 Act.
1.1.3 Limitations on Use of Information. The Funds agree not to use the information received for marketing or any other similar purpose without the prior written consent of Intermediary.

1.2
Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Funds to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Funds as having engaged in transactions of any of the Funds’ Shares (directly or indirectly through Intermediary’s account) that violate policies established by the Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds. Instructions will be deemed delivered when sent to Intermediary at the following address, or such other address communicated to Fund Agent in writing from time to time.

Compliance Department Contact Information
Contact Name: Jim L’Esperance
Title: Director of Compliance
E-mail Address (required): james.lesperance@thehartford.com
Phone Number: 860-624-0164
Mailing Address     1 Griffin Road
    Windsor, CT 06095

Operations Department Contact Information
Contact Name: Christine Lebron
Title: Compliance Specialist
E-mail Address (required): christine.lebron@thehartford.com
Phone Number 860-624-0163
Mailing Address     1 Griffin Road
    Windsor, CT 06095

1.2.1 Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed, including how long such restriction(s) are to remain in place. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
1.2.2 Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by Intermediary.
1.2.3 Confirmation by Intermediary. Intermediary must provide written confirmation to the Funds that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed. Intermediary agrees to deliver requested information to the Funds’ e-mail address below:
Tradeoversight@hartfordfunds.com

1.3	Other Definitions. For purposes of this Agreement:
1.3.1 The term “Fund” does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.
1.3.2 The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the 1940 Act that are held by Intermediary.1.3.3 The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by Intermediary in nominee name, includes the holder of interests in a variable annuity or variable life insurance contract issued by

Intermediary, and means the plan participant notwithstanding that the certain plans may be deemed to be the beneficial owner of Shares.

1.3.4 The term “written” includes electronic writings and facsimile transmissions.

2. Miscellaneous

2.1
Construction of the Agreement. The parties have entered into one or more agreements between or among them for the purchase and redemption of shares of the Funds. This Agreement is intended to supplement such agreements with respect to the subject matter hereof. To the extent the terms of this Agreement conflict with the terms of any other agreements between the parties, the terms of this Agreement shall control.

2.2
Cooperation and Good Faith Problem Resolution. The parties agree to cooperate in good faith to observe the procedures set forth in this agreement. In the event of any material disagreement over a party’s performance of this agreement, the parties agree to notify each other and further agree that they shall make good faith efforts to cooperate and to resolve such problem or disagreement and to allow each other a period of not less than 60 days to resolve such disagreement to the reasonable satisfaction of the other.

2.3	Amendment. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by the parties.

1.	Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

2.	Successors and Assigns. The Agreement shall inure to the benefit of and shall be binding upon each of the undersigned and their respective successors and assigns.
IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first above written.

Hartford administrative services Company on behalf of the series of
Hartford Series Fund, Inc. and
Hartford HLS Series Fund II, Inc.

By: __________________________
Name: ________________________
Title: ________________________

__________________________________
Firm Name

By: __________________________
Name: ________________________
Title: ________________________
PARTICIPATION AGREEMENT
AMONG
MFS VARIABLE INSURANCE TRUST,
FORTIS BENEFITS INSURANCE COMPANY
AND
MASSACHUSETTS FINANCIAL SERVICES COMPANY

THIS AGREEMENT, made and entered into this 18 day of January 1996, by and among MFS VARIABLE INSURANCE TRUST, a Massachusetts business trust (the "Trust"), FORTIS BENEFITS INSURANCE COMPANY, a Minnesota corporation (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"), and MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS").
WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");
WHEREAS, shares of beneficial interest of the Trust are divided into several series of shares, each representing the interests in a particular managed pool of securities and other assets;
WHEREAS, the series of shares of the Trust offered by the Trust to the Company and the Accounts are set forth on Schedule A attached hereto (each, a "Portfolio," and, collectively, the "Portfolios");
WHEREAS, MFS is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trust's investment adviser;
WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts (individually, the "Policy" or, collectively, the "Policies") which, if required by applicable law, will be registered under the 1933 Act;
WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the aforesaid variable annuity and/or variable life insurance contracts that are allocated to the Accounts (the Policies and the Accounts covered by this Agreement, and each corresponding Portfolio covered by this Agreement in which the Accounts invest, is specified in Schedule A attached hereto as may be modified from time to time);
WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);
WHEREAS, MFS Fund Distributors, Inc. (the "Underwriter") is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");
WHEREAS, Fortis Investors, Inc. the underwriter for the individual variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the NASD; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Portfolios specified in Schedule A attached hereto (the "Shares") on behalf of the Accounts to fund the Policies, and the Trust intends to sell such Shares to the Accounts at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, the Trust, MFS, and the Company agree as follows:

ARTICLE I. SALE OF TRUST SHARES
1.1.    The Trust agrees to sell to the Company those Shares which the Accounts order (based on orders placed by Policy holders on that Business Day, as defined below) and which are available for purchase by such Accounts, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the Shares. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from Policy owners and receipt by such designee shall constitute receipt by the Trust; provided that the Company shall use its best efforts to transmit such orders to the Trust by 10:00 a.m. New York time and that the Trust receives notice of such orders by not later than 10:30 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.
1.2.    The Trust agrees to make the Shares available indefinitely for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the

SEC and the Trust shall calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell any Shares to the Company and the Accounts, or suspend or terminate the offering of the Shares if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the Shareholders of such Portfolio.
1.3.    The Trust and MFS agree that the Shares will be sold only to insurance companies which have entered into participation agreements with the Trust and MFS (the "Participating Insurance Companies") and their separate accounts, qualified pension and retirement plans and MFS or its affiliates. The Trust and MFS will not sell Trust shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles III and VII of this Agreement is in effect to govern such sales. The Company will not resell the Shares except to the Trust or its agents.
1.4.    The Trust agrees to redeem for cash, on the Company's request, any full or fractional Shares held by the Accounts (based on orders placed by Policy holders on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from Policy owners and receipt by such designee shall constitute receipt by the_Trust; provided that the Company shall use its best efforts to transmit such orders to the Trust by 10:00 a.m. New York time and that the Trust receives notice of such request for redemption not later than 10:30 a.m. New York time on the next following Business Day.
1.5.    Each purchase, redemption and exchange order placed by the Company shall be netted with respect to each Portfolio. Promptly after the end of each month, the Company shall submit to MFS a report showing, for each Portfolio, all purchase, redemption and exchange activity broken out separately placed by the Company during the immediately preceding month. With respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Portfolio and shall transmit one net payment for all of the Portfolios in accordance with Section 1.6 hereof.
1.6.    In the event of net purchases, the Company shall pay for the Shares by 2:00 p.m. New York time on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.1. hereof (such next Business Day being the same Business Day that the Trust receives the order with respect to such Shares from the Company). In the event of net redemptions, the Trust shall pay the redemption proceeds by 2:00 p.m. New York time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.4. hereof (such next Business Day being the same Business Day that the Trust receives the order with respect to such Shares from the Company). All such payments shall be in federal funds transmitted by wire.
1.7.    Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.
1.8.    The Trust shall furnish same day notice (by wire or telephone followed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Shares. The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.
1.9.    The Trust or its custodian shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. New York time. In the event that the Trust is unable to make such net asset value per share information available by 6:30 p.m. New York time, it shall provide additional time for the Company to place orders for the purchase and redemption of Shares. Such additional time shall be equal to the additional time which the Trust takes to make the net asset value available to the Company. If the Trust provides materially incorrect share net asset value information, the Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.
ARTICLE II. CERTAIN REPRESENTATIONS. WARRANTIES AND COVENANTS

2.1.    The Company represents and warrants that the Policies are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Policies will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account under applicable law and has registered or, prior to any issuance or sale of the Policies, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Policies, and that it will maintain such registration for so long as any Policies are outstanding. The Company shall amend the registration statements under the 1933 Act for the Policies and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Policies or as may otherwise be required by applicable law. The Company shall register and qualify the Policies for sales accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.
2.2.    The Company represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contract under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), that it will maintain such treatment and that it will notify the Trust or MFS immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.
2.3.    The Company represents and wan-ants that Fortis Investors, Inc., the underwriter for the individual variable annuity and the variable life policies, is a member in good standing of the NASD and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and Fortis Investors, Inc., will sell and distribute such policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.
2.4.    The Trust and MFS represent and warrant that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of The Commonwealth of Massachusetts and all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Trust.
2.5.    MFS represents and wan-ants that the Underwriter is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Trust and MFS represent that the Trust and the Underwriter will sell and distribute the Shares in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.
2.6.    The Trust represents that it is lawfully organized and validly existing under the laws of The Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.
2.7.    MFS represents and warrants that it is and shall remain duly registered under all applicable federal securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with any applicable federal securities laws and with the securities laws of The Commonwealth of Massachusetts. MFS represents and warrants that it is not subject to state securities laws other than the securities laws of The Commonwealth of Massachusetts and that it is exempt from registration as an investment adviser under the securities laws of The Commonwealth of Massachusetts.
2.8.    No less frequently than annually, the Company shall submit to the Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the exemptive application pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding (the "Mixed and Shared Funding Exemptive Order").
ARTICLE III. PROSPECTUS, SHAREHOLDER INFORMATION AND PROXY STATEMENTS: VOTING
3.1.    At least annually, the Trust or its designee shall provide the Company, free of charge, with as many copies of the current prospectus (describing only the Portfolios listed in Schedule A hereto) for the Shares as the Company may reasonably request for distribution to existing Policy owners whose Policies are funded by such Shares. The Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares as the Company may reasonably request for distribution to prospective purchasers of Policies. If requested by the Company in lieu thereof, the Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Policies and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the Trust or its designee in proportion to the number of pages of the Policy and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the Trust or its designee to bear the cost of printing the Shares' prospectus portion of such document for distribution to owners of existing Policies funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Policies not funded by the Shares. In the event that the Company requests that the Trust or its designee provides the Trust's prospectus in a "camera ready" or diskette format, the Trust shall be responsible for providing the prospectus in the format in which it or MFS is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.
3.2.    The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Trust or its designee. The Trust or its designee, at its expense, shall print and provide such statement of additional information to the Company (or a master of such statement suitable for duplication by the Company) for distribution to any owner of a Policy funded by the Shares. The Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Policy not funded by the Shares.
3.3.    The Trust or its designee shall provide the Company free of charge copies, if and to the extent applicable to the Shares, of the Trust's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Policy owners.
3.4.    Notwithstanding the provisions of Sections 3.1, 3.2, and 3.3 above, or of Article V below, the Company shall pay the expense of printing or providing documents to the extent such cost is considered a distribution expense. Distribution expenses would include by way of illustration, but are not limited to, the printing of the Shares' prospectus or prospectuses for distribution to prospective purchasers or to owners of existing Policies not funded by such Shares.
3.5.    The Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of mixed and shared funding.
3.6.    If and to the extent required by law, the Company shall:

(a)	solicit voting instructions from Policy owners;

(b)	vote the Shares in accordance with instructions received from Policy owners; and

(c)	vote the Shares for which no instructions have been received in the same proportion as the Shares of such Portfolio for which instructions have been received from Policy owners;
so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Policy owners. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. The Trust and MFS will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.
ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1.    The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust, MFS, any other investment adviser to the Trust, or any affiliate of MFS are named, at least three (3) Business Days prior to its use. No such material shall be used if the Trust, MFS, or their respective designees reasonably objects to such use within three (3) Business Days after receipt of such material.

4.2.    The Company shall not give any information or make any representations or statement on behalf of the Trust, MFS, any other investment adviser to the Trust, or any affiliate of MFS or concerning the Trust or any other such entity in connection with the sale of the Policies other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, MFS or their respective designees as required pursuant to Section 4.1, except with the permission of the Trust, MFS or their respective designees. The Trust, MFS or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, MFS or any of their affiliates which is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Policy holders or prospective Policy holders) is so used, and neither the Trust, MPS nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.
4.3.    The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least three (3) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within three (3) Business Days after receipt of such material.
4.4.    The Trust and MFS shall not give, and agree that the Underwriter shall not give, any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Policies in connection with the sale of the Policies other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Policies, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports for the Accounts, or in sales literature or other promotional material approved by the Company or its designee as required pursuant to Section 4.3, except with the permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that MFS is an underwriter or distributor of the Policies.
4.5.    The Company and the Trust (or its designee in lieu of the Company or the Trust, as appropriate) will each provide to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports and proxy statements and all amendments to any of the above, that relate to the Policies, or to the Trust or its Shares, promptly after the filing of any such document with the SEC or other regulatory authorities and, upon request, with sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Policies, or to the Trust or its Shares. The Company and the Trust shall also each promptly inform the other or the results of any examination by the SEC (or other regulatory authorities) that relates to the Policies, the Trust or its Shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any "deficiency letter" or other correspondence or written report regarding any such examination.
4.6.    The Trust and MFS will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. The Trust and MFS will cooperate with the Company so as to enable the Company to solicit proxies from Policy owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Trust and MFS will make reasonable efforts to attempt to have changes affecting Policy prospectuses become effective simultaneously with the annual updates for such prospectuses.

4.7    For purposes of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes, but it not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media) and sales literature (such as brochures, circulars, reprints, or excerpts of any other advertisements, sales literature, or published articles) distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees.
ARTICLE V. FEES AND EXPENSES

5.1    The Trust shall pay no other fee or compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Trust, except that if the Trust or any Portfolio adopts or implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution and Shareholder servicing expenses, then, subject to obtaining any required exemptive orders or regulatory approvals, the Trust may make payments to the Company or to the underwriter for the Policies if and in amounts agreed to by the Trust in writing. Each party, however, shall, in accordance with the allocation of expenses specified in Articles III and V hereof, reimburse other parties for expense initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Accounts.
5.2.    The Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of-the Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of the Trust's proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required of the Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of distributing the Trust's prospectuses, reports to shareholders and proxy materials to owners of Policies funded by the Shares and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust shall not bear any expenses of marketing the Policies.
5.3.    The Company shall bear the expenses of distributing the Shares' prospectus or prospectuses in connection with new sales of the Policies and of distributing the Trust's Shareholder reports and proxy materials to Policy owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Policies under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Policy prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Policy owners as required by state insurance laws.

ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS
6.1.    The Trust and MFS represent and wax-rant that they will use their best efforts to ensure that each Portfolio will meet the diversification requirements of Section 851 of the Code ("Section 851 Diversification Requirements") and Section 817(h)(1) of the Code and Treas. Reg. 1.817-5 relating to the diversification requirements for variable annuity, endowment, or life insurance contracts ("Section 817(h)(1) Diversification Requirements"), as they may be amended from time to time (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections) (collectively, "Diversification Requirements"). In the event that any Portfolio is not so diversified at the end of any applicable quarter, the Trust and MFS will make every effort to adequately diversify the Portfolio so as to achieve compliance within the grace periods afforded by Treas. Reg. 1.817-5 and Section 851(d) of the Code (the "Grace Periods"). In the event that any Portfolio is not so diversified at the end of any applicable Grace Period, the Trust or MFS will promptly notify the Company of such non-diversification, such notification to be provided in no event later than 20 days after the end of the applicable Grace Period.
6.2.    The Trust or MFS shall provide the Company with, at the sole option of the Trust or MFS, either (a) a report of independent auditors verifying compliance by each Portfolio with the Section 851 Diversification Requirements as of the end of the immediately preceding fiscal quarter and with the Section 817(h)(1) Diversification Requirements as of the end of the immediately preceding calendar quarter or as of the end of any applicable Grace Period (if the Grace Period is used to seek to achieve compliance), such report to be provided within 20 days after the end of the applicable quarter or any applicable Grace Period (if the Grace Period is used to seek to achieve compliance) or (b) a list of portfolio holdings of each Portfolio as of the end of the immediately preceding fiscal and calendar quarter or the end of any applicable Grace Period (if the Grace Period is used to seek to achieve compliance), such list to be provided within 20 days after the end of the applicable quarter or any applicable Grace Period (if the Grace Period is used to seek to achieve compliance).
6.3.    The Trust and MFS represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and that they will use their best efforts to ensure the maintenance of such qualification (under Subchapter M or any successor or similar provision) and that the Trust or is designee will notify the Company promptly upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or that any Portfolio might not so qualify in the future.

ARTICLE VII. POTENTIAL MATERIAL CONFLICTS
7.1.    The Trust agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Portfolio of the Trust for the existence of any material irreconcilable conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in the Trust. The Board shall have the sole authority to 'determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to the Company.
7.2.    The Company agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Trust's exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregard. The Company also agrees that, if a material irreconcilable conflict arises, it will at is own cost remedy such conflict up to and including (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Policies, unless a majority of Policy owners materially adversely affected by the conflict have voted to decline the offer to establish a new registered management investment company.
7.3.    A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Trust each of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.
7.4.    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shares funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.
ARTICLE VIII. INDEMNIFICATION
8.1.    Indemnification by the Company
The Company agrees to indemnify and hold harmless the Trust, MFS, any affiliates of MFS, and each of their respective directors/trustees, officers and each person, if any, who controls the Trust or MFS within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including reasonable counsel fees) to which an Indemnified Party may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition: of the Shares or the Policies and:

(a)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Policies or contained in the Policies or sales literature or other promotional material for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the commission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the Trust or MFS for use in the registration statement, prospectus or statement of additional information for the Policies or in the Policies or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(b)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust not supplied by the Company or this designee, or persons under its control and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(c)
arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

(d)
arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

(e)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement;
as limited by and in accordance with the provisions of this Article VIII.
8.2.    Indemnification by the Trust
The Trust agrees to indemnify and bold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties". for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or expenses (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

(a)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust, MFS, the Underwriter or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Trust or in sales literature or other promotional material for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Policies or Shares; or

(b)
arise out of or as a result of statements or representations (other than statement or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Policies not supplied by the Trust, MFS, the Underwriter or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Policies or Shares; or

(c)
arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and qualification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by the Trust; or

(d)	arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate; or

(e)	arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of the Agreement;
as limited by and in accordance with the provisions of this Article VIII.
8.3.    In no event shall the Trust be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.
8.4.    Neither the Company nor the Trust shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful Misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.
8.5.    Promptly after receipt by an Indemnified Party under this Section 8.5. of commencement of action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.
8.6.    Each of the parties agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with the Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.
8.7.    A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.
ARTICLE IX. APPLICABLE LAW

9.1.    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.
9.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant ("Applicable Federal Law"). To the extent any provision herein is inconsistent with Applicable Federal Law, Applicable Federal Law shall control.
ARTICLE X. NOTICE OF FORMAL PROCEEDINGS
The Trust, MFS, and the Company agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by the NASD, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares.
ARTICLE XI. TERMINATION
11.1.    This Agreement shall terminate with respect to the Accounts, or one, some, or all Portfolios:

(a)	at the option of any party upon six (6) months' advance written notice to the other parties; or

(b)
at the option of the Company to the extent that the Shares of Portfolios are not reasonably available to meet the requirements of the Policies or are not "appropriate funding vehicles" for the Policies, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Portfolio would not be "appropriate funding vehicles" if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Policy owner voting instructions pursuant to Rule 6e-2 or 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the Trust by the Company; or

(c)
at the option of the Trust or MFS upon institution of formal proceedings against the Company by the NASD, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Policies, the operation of the Accounts, or the purchase of the Shares; or

(d)
at the option of the Company upon institution of formal proceedings against the Trust by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Trust's or MFS' duties under this Agreement or related to the sale of the Shares; or

(e)
at the option of the Company, the Trust or MFS upon receipt of any necessary regulatory approvals and/or the vote of the Policy owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Portfolio Shares in accordance with the terms of the Policies for which those Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Trust of the Date of any proposed vote or other action taken to replace the Shares; or

(f)
termination by either the Trust or MFS by written notice to the Company, if either one or both of the Trust or MFS respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)
termination by the Company by written notice to the Trust and MFS, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust or MFS has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)	at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or

(i)	upon assignment of this Agreement, unless made with the written consent of the parties hereto.
11.2.    The notice shall specify the Portfolio or Portfolios, Policies and, if applicable, the Accounts as to which the Agreement is to be terminated.
11.3.    It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1(a) may be exercised for cause or for no cause.
11.4.    Except as necessary to implement Policy owner initiated transactions, or as required by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Policies (as Opposed to the Shares attributable to the Company's assets held in the Accounts), and the Company shall not prevent Policy owners from allocating payments to a Portfolio that was otherwise available under the Policies, until thirty (30) days after the Company shall have notified the Trust of its intention to do so.
11.5.    Notwithstanding any termination of this Agreement, the Trust and MFS shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Policies in effect on the effective date of termination of this Agreement (the "Existing Policies"), except as otherwise provided under Article VII of this Agreement. Specifically, without limitation, the owners of the Existing Policies shall be permitted to transfer or reallocate investment under the Policies, redeem investments in any Portfolio and/or invest in the Trust upon the making of additional purchase payments under the Existing Policies.
ARTICLE XII. NOTICES
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust:
MFS Variable Insurance Trust
500 Boylston Street
Boston, Massachusetts 02116
Attn: Stephen E. Cavan, Secretary
If to the Company:
Fortis Benefits Insurance Company
500 Bielenberg Drive Woodbury, MN 55125
Attn: General Counsel
If to MFS:
Massachusetts Financial Services Company
500 Boylston Street
Boston, Massachusetts 02116
Attn: Stephen E. Cavan, General Counsel
ARTICLE XIII. MISCELLANEOUS
13.1.    Subject to the requirement of legal process and regulatory authority; each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

13.2.    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
13.3.    This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.
13.4.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
13.5.    The Schedule attached hereto, as modified from time to time, is incorporated herein by reference and is part of this Agreement.
13.6.    Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) relating to this Agreement or the transactions contemplated hereby.

13.7.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
13.8.    A copy of the Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. The Company further acknowledges that the assets and liabilities of each Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Portfolio on whose behalf the Trust has executed this instrument. The Company also agrees that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Company agrees not to proceed against any Portfolio for the obligations of another Portfolio.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.
FORTIS BENEFITS INSURANCE COMPANY
By its authorized officer,
By:     [illegible]
Title:     Sr. Vice President

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios
By its authorized officer and not individually,

By: /s/     A. Keith Brodkin
A. Keith Brodkin
Chairman
MASSACHUSETTS FINANCIALS SERVICES COMPANY,
By its authorized officer,

By: /s/     Arnold D. Scott
Arnold D. Scott
Senior Executive Vice President

As of January 18, 1996
SCHEDULE A
ACCOUNTS, POLICIES AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Director	Policies Funded By Separate Account	Portfolios Applicable to Policies
Separate Account D (est. 10/14/87)	Variable Annuity	Emerging Growth Series High Income Series World Governments Series

fortis
January 19, 1996
VIA FACSIMILE
James DesMarias
Senior Counsel
Massachusetts Financial Services Company
500 Boylston Street
Boston MA 02116
RE:    MFS Variable Insurance Trust (the "Trust")- Participation Agreement
Dear Mr. DesMarias:
The purposes of this letter is to confirm that irrespective of the terms in Section 3.1 of a Participation Agreement between Massachusetts Financial Services Company ("MFS") and Fortis Benefits Insurance Company ("Fortis") in connection with Fortis' investment in shares of the Trust, MFS or its affiliates will pay for the costs of printing of prospectuses, as hereafter limited, associated with the Trust which are used for the distribution to prospective purchasers of insurance policies issued by Fortis which have shares of the Trust available to them as an underlying investment media to the extent that such printing is a part of the production of the combined prospectus for offering of such policies to be dated on or about February 1, 1996 and a second combined prospectus to be dated on or about May 1, 1996. It is understood that the prospectus for the Trust and the prospectus for the policies offered by Fortis will be printed in combination with the prospectuses with other subaccounts available for funding the policies and that the cost will be reasonably allocated to MFS for such combined printing. It is further understood that the allocation to MFS shall not exceed $5,000 for each such printing and that the parties will subsequently negotiate similar payments, if any, to be made by MFS in future years.

Fortis Advisers. Inc. (fund management since 1949)
Fonis Investors. Inc. (principal underwriter; member SIPC)
Fortis Benefits Insurance Company & rime Insurance Company (issuers of FFG's insurance products)
Fortis Benefits insurance Company P.O. Box 64271 St. Paul. MN 55164 (612) 738-4000 (800) 800-2638

James Desmarias January 19, 1996 Page Two
Please confirm your understanding of this arrangement by having the enclosed duplicate copy of the letter signed where indicated below by an appropriate officer of MFS and return this duplicate copy to me.
Very truly yours,
David A. Peterson
VP - Assistant General Counsel
DAP:kmw
MASSACHUSETTS FINANCIAL SERVICES COMPANY
By: /s/ Arnold D. Scott
Name: Arnold D. Scott
Title: Sr. Executive Vice President

AMENDMENT TO PARTICIPATION AGREEMENT
Pursuant to the Participation Agreement, made and entered into as of the 18th day of January 1996, by and among MFS Variable Insurance Trust, Fortis Benefits Insurance Company and Massachusetts Financial Services Company, the parties do hereby agree to an amended Schedule A as attached hereto.
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 1998.

FORTIS BENEFITS INSURANCE COMPANY,
By its authorized officer,

By:     [ILLEGIBLE]
Title:    Senior Vice Vice President

MFS VARIABLE INSURANCE TRUST,
on behalf of the Portfolios
By its authorized officer and not individually,

By: /s/ Stephen E. Cavan
Stephen E. Cavan
Secretary

MASSACHUSETTS FINANCIAL SERVICES
COMPANY,
By its authorized officer,

By: /s/ Jeffrey L. Shames
Jeffrey L. Shames
President

As of May 1, 1998
SCHEDULE A
ACCOUNTS, POLICIES AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Director	Policies Funded By Separate Account	Portfolios Applicable to Policies
Separate Account D (est. 10/14/87)	Variable Annuity	MFS Emerging Growth Series MFS High Income Series MFS World Governments Series
Norwest Passage Variable Annuity (_____________)	Variable Annuity	MFS Emerging Growth Series MFS High Income Series

Fund Participation Agreement
Among
Gartmore Variable Insurance Trust,
Gartmore Distribution Services, Inc.,
Gartmore Global Asset Management Trust
And
Hartford Life Insurance Company

Page
ARTICLE I.	Series Shares
ARTICLE II.	Representations and Warranties
ARTICLE III.	Prospectuses, Reports to Shareholders and Proxy Statements; Voting
ARTICLE IV.	Sales Material and Information
ARTICLE V.	Diversification
ARTICLE VI.	Potential Conflicts
ARTICLE VII.	Indemnification
ARTICLE VIII.	Applicable Law
ARTICLE IX.	Termination
ARTICLE X.	Notices
ARTICLE XI.	Miscellaneous
SCHEDULE A	Separate Accounts and Contracts
SCHEDULE B	Participating Series
SCHEDULE C	Allocation of Expenses
SCHEDULE D	Format for NAV and Dividend Information

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, effective as of this 1st day of June, 2003 by and among Hartford Life Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on attached Schedule A as it may be amended from time to time (the "Separate Accounts"); Gartmore Variable Insurance Trust (the "Trust"); Gartmore Distribution Services, Inc. (the "Distributor"); and Gartmore Global Asset Management Trust (the "Adviser").

WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and

WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Trust; and

WHEREAS, the Trust intends to make available shares of its series set forth on attached Schedule B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford; and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws and serves as the investment adviser to the Series; and

WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies funded through the Separate Account under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the "Contracts").

NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust, the Distributor and the Adviser agree as follows:
ARTICLE I. SERIES SHARES
1.1    The Trust and the Distributor agree to make shares of the Series available for purchase on each Business Day by the Separate Accounts. The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Trust or its designee of such order.
A.    For purposes of this Agreement, Hartford shall be the designee of the Trust and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of orders by 9:30 a.m. (Eastern time) on the next following Business Day.
B.    For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.
1.2    The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.

1.3    The Trust and the Distributor agree that shares of the Trust or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Trust or any of its Series will be sold to the general public.
1.4    The Trust and the Distributor agree to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.
A.    For the purposes of this Agreement, Hartford shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 9:30 a.m. (Eastern time) on the next following Business Day.
1.5    Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.
A.    Hartford will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.
B.    In the event of net purchases, Hartford will pay for shares before 3:00 p.m. (Eastern time) on the next Business Day after receipt of an order to purchase shares.
C.    In the event of net redemptions, the Trust shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern time) on the next Business Day after an order to redeem Series shares is made.
1.6    Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Series identified in Schedule B attached as may be amended from time to time.
1.7    The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:30 p.m. Eastern time on the declaration date (by wire or telephone, followed by written confirmation). Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Trust shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.
1.8    The Distributor shall provide the net asset value per share of each Series to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Trust shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. Information specified in this Section and Section 1.7 will be substantially in the form as set forth in attached Schedule D.
A.    If the Distributor provides materially incorrect share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.
B.    The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC's recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Trust shall indemnify and hold harmless

Hartford against any amount Hartford is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Trust's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. Hartford shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Trust or its agents result in a gain to Hartford, Hartford shall immediately reimburse the Trust, the applicable Series or its agents for any material losses incurred by the Trust, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Trust or its agents result in a gain Contract owners, Hartford will consult with the Trust or its designee as to what reasonable efforts shall be made to recover the money and repay the Trust, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Trust or its agents, to recover the money and repay the Trust, the applicable Series or its agents; but Hartford shall not be obligated to take legal action against Contract owners.
With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement.
ARTICLE II. REPRESENTATIONS AND WARRANTIES
2.1    Hartford represents and warrants that:
A.The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.
B.The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.
C.Hartford is duly organized and in good standing under applicable law.
D.Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.
2.2    The Trust and the Distributor represent and warrant that:
A.Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.
B.Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.
C.Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.
D.The Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.
E.The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the Series' shares.
2.3    The Trust and the Adviser represent and warrant that:

A.    The Trust is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code"). The Trust and Adviser will make every effort to maintain such qualification and that both will notify Hartford immediately in writing upon having a reasonable basis for believing that the Trust has ceased to qualify or that the Trust might not qualify in the future.
B.    The Trust is duly organized and validly existing under the laws of the state of its organization.
C.    The Trust does and will comply in all material respects with the 1940 Act.
D.    The Trust has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Trust or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.
2.4    The Distributor represents and warrants that:
A.    It is and shall remain duly registered under all applicable federal and state laws and regulations and that it will perform its obligations for the Trust and Hartford in material compliance with all applicable state and federal laws and regulations.
ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY
STATEMENTS; VOTING
3.1    The Trust shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford in lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as Hartford may reasonably request, and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series, and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with Schedule C attached to this Agreement.
3.2    The Trust will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners, (b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and (d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.
A.To the extent permitted by applicable law, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.
B.Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.
3.3    The Trust will comply with all provisions of the 1940 Act and the rules thereunder requiring voting by shareholders.
ARTICLE IV. SALES MATERIAL AND INFORMATION
4.1     Hartford shall furnish, or shall cause to be furnished, to the Trust prior to use, each piece of sales literature or advertising prepared by Hartford in which the Trust, the Adviser or the Distributor is described. No sales literature or advertising will be used if the Trust, the Adviser, or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust.
4.2    Hartford will not, without the permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Trust.
4.3    The Trust shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Trust in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.
4.4    Neither the Trust nor the Distributor nor the Adviser will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.
4.5. The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.
4.6    Hartford will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.
ARTICLE V. DIVERSIFICATION
5.1    The Trust and the Adviser represent and warrant that, at all times, each Series will comply with Section 817 of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Trust will notify Hartford immediately of such event and the Adviser will take all steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5.
ARTICLE VI. POTENTIAL CONFLICTS
6.1    The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.

6.2    Hartford will report any potential or existing material irreconcilable conflict of which it is aware to the Board. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded.
6.3    If it is determined by a majority of the Board, or a majority of its independent Trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the Series. No charge or penalty will be imposed as a result of such withdrawal.
6.4    Hartford, at the request of the Adviser will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.
ARTICLE VII. INDEMNIFICATION
7.1    Indemnification by Hartford
A.    Hartford agrees to indemnify and hold harmless the Distributor, the Adviser, the Trust and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:
1.Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or
2.Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Trust applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Trust Documents" for purposes of this Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

3.Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of Hartford; or
4.    Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or
5.    Arise out of or result from any material breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other material breach of this Agreement by Hartford.
A.Hartford shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust, the Distributor or the Adviser, whichever is applicable.
B.Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
C.The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Trust.
7.2    Indemnification by the Distributor
A.    The Distributor agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in Trust Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance uponand was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Distributor or the Trust; or

4.    Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

B.    The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

C.    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

D.    The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.3    Indemnification by the Adviser
A.    The Adviser agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:
1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Adviser or the Trust; or

4.    Arise out of or result from any failure by the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

6.    The Adviser shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

B.    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

C.    The Indemnified Parties shall promptly notify the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.4    Indemnification by the Trust
A.    The Trust agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

1.    Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the Adviser, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

2.    Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

3.    Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Trust; or

4.    Arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement: or

5.    Arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

B.    The Trust shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable,

C.    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

C.    The Indemnified Parties shall promptly notify the Trust of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.
7.5    Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.

7.6    With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one and other in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.

7.7    If a party is defending a claim and indemnifying another party hereto, and: (i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.
Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party 4o either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Section 7.7 shall not apply.
7.8    The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.
ARTICLE VIII. APPLICABLE LAW
8.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.
8.2    This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.
ARTICLE IX. TERMINATION
9.1    This Agreement shall continue in full force and effect until the first to occur of:
A.    Termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

B.    Termination by Hartford by written notice to the Trust, the Adviser or the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

C.    Termination by Hartford upon written notice to the Trust with respect to any Series in the event that such Series ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; or

D.    Termination by Hartford upon written notice to the Trust and the Distributor with respect to any Series in the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or

E.    Termination upon mutual written agreement of the parties to this Agreement.
9.2    Effect of Termination.

A.    Notwithstanding any termination of this Agreement, the Trust shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Series, redeem investments in the Series and invest in the Series through additional purchase payments.

B.    Hartford agrees not to redeem Series shares attributable to the Contracts except 0) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

C.    In addition to the foregoing, Article VII Indemnification shall survive any termination of this Agreement.

ARTICLE X. NOTICES
10.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust:

Gartmore Variable Insurance Trust
1200 River Road
Conshohocken, Pennsylvania 19428
Attn: Chief Legal Counsel

If to the Distributor:

Gartmore Distribution Services, Inc.
1200 River Road
Conshohocken, Pennsylvania 19428
Attn: Chief Legal Counsel

If to the Adviser:
Gartmore Global Asset Management Trust
1200 River Road
Conshohocken, Pennsylvania 19428
Attn: Chief Legal Counsel

If to Hartford:                    With a copy to:

Hartford Life Insurance Company        Hartford Life Insurance Company
200 Hopmeadow Street            200 Hopmeadow Street
Simsbury, CT 06070                Simsbury, Ct 06070
Attn: Thomas M Marra, President        Attn: Christine H. Repasy, General Counsel

ARTICLE XI. MISCELLANEOUS
11.1     Subject to the requirements of legal process and regulatory authority, each party will treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other parties and, except as permitted by this Agreement or as required by any governmental agency, regulator or other authority, shall not without the express written consent of the affected party disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain. Each party further agrees to use and disclose Personal Information, as defined herein, only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsource services to a third-party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them
11.2     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
11.3.     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
11.4     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
11.5     Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
11.6     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
11.7     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

[The rest of this page has intentionally been left blank.]

11.8 The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.
IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

HARTFORD LIFE INSURANCE COMPANY
On its behalf and each Separate Account named in
Schedule A, as may b am ded from time to time

By: [illegible]
Its:

GARTMORE VARIABLE INSURANCE TRUST

By: [illegible]
Its:

GARTMORE DISTRIBUTION SERVICES, INC.

By: [illegible]
Its:

GARTMORE GLOBAL ASSET MANAGEMENT TRUST

By: [illegible]
Its:

SCHEDULE A
SEPARATE ACCOUNTS

Name of Separate Account and Date Established
First Fortis Life Insurance Company - Separate Account A
Fortis Benefits Insurance Company - Variable Account D

SCHEDULE B
PARTICIPATING SERIES
Gartmore GVIT Developing Markets Fund - Class II

SCHEDULE C
Allocation of Expenses

Paid by Hartford	Paid by the Trust
Preparing and filing the Separate Account's registration statement	Preparing and filing the Trust's registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Series prospectuses and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Series prospectuses and supplements
Printing Separate Account prospectuses and supplements for use with prospective Contract owners; Printing Series prospectuses and supplements for use with prospective Contract owner
Printing Series prospectus and supplements for use with existing Contract owners; or if requested by Hartford, providing camera-ready film, computer diskettes or typeset electronic document files of such documents and printing such documents for use with existing Contract owners (1)

Text composition and printing of Separate Account statement of additional information	Text composition and printing of Trust statement of additional information (1)
Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;
Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;
Mailing and distributing Series prospectuses and supplements to prospective Contract owners

Mailing and distributing Series prospectuses, supplements and statement of additional information to existing Contract owners (1)
Printing, mailing and distributing Series and Separate Account supplements and other communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account	Text composition of annual and semi-annual reports of the Series; printing, mailing, and distributing annual and semi-annual reports of the Series to existing Contract owners (1)
Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Series or the Trust

(1) Hartford may choose to print the Series' prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Series' documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.

SCHEDULE D
Format for NAV and Dividend Information
Please provide the following information when sending the nightly NAV and Dividend Distribution Date Fax/Email:
Mutual Fund Company Name
Pricing Company Name
Fund Name (no abbreviations)
Fund Number
Ticker and/or Cusip Number
NAV
NAV Change from Prior Day
Prior Day NAV
Ordinary Dividend Distribution
Ordinary Dividend Distribution Change from Prior Day
Small Cap Gain Distribution
Small Cap Gain Distribution Change from Prior Day
Large Cap Gain Distribution
Large Cap Gain Distribution Change from Prior Day
Pricing Contact Name and Phone Number
Distribution Data Contact Name and Phone Number
Emergency after hours Name & Phone Number
FUND PARTICIPATION AGREEMENT
THIS AGREEMENT made as of the 1st day of May, 1997, by and between NEUBERGER&BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), a Delaware business trust, ADVISERS MANAGERS TRUST ("MANAGERS TRUST"), a New York common law trust, NEUBERGER&BERMAN MANAGEMENT INCORPORATED ("N&B MANAGEMENT"), a New York corporation, and FORTIS BENEFITS INSURANCE COMPANY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Minnesota.
WHEREAS, TRUST and MANAGERS TRUST are registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("'40 Act") as open-end, diversified management investment companies; and
WHEREAS, TRUST is organized as a series fund comprised of several portfolios ("Portfolios"), the currently available of which are listed on Appendix A hereto; and
WHEREAS, MANAGERS TRUST is organized as a series fund, comprised of several portfolios ("Series"), the currently operational of which are listed on Appendix A hereto; and
WHEREAS, each Portfolio of TRUST will invest all of its net investable assets in a corresponding Series of MANAGERS TRUST; and

WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies ("Participating Insurance Companies") and also offers its shares to certain qualified pension and retirement plans; and
WHEREAS, TRUST has received an order from the SEC, dated May 5, 1995 (File No. 812-9164), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the '40 Act,. and Rules 6e-2(b)(15) and 6e-3(T)(b) (15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Order"); and
WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts ("Separate Accounts") to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and
WHEREAS, N&B MANAGEMENT is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and as a broker-dealer under the Securities Exchange Act of 1934, as amended; and
WHEREAS, N&B MANAGEMENT is the administrator and distributor of the shares of each Portfolio of TRUST and investment manager of the corresponding Series of MANAGERS TRUST; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at net asset value;
NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST, MANAGERS TRUST and N&B MANAGEMENT agree as follows:
Article I. SALE OF TRUST SHARES
1.1     TRUST agrees to make available to the Separate Accounts of LIFE COMPANY shares of the selected Portfolios as listed in Appendix B for investment of proceeds from Variable Contracts allocated to the designated Separate Accounts, such shares to be offered as provided in TRUST's Prospectus.
1.2     TRUST agrees to sell to LIFE COMPANY those shares of the selected Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders fromF!LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that LIFE COMPANY uses its best efforts to notify TRUST of such order by 9:00 a.m. (and in any event that TRUST receives notice of such order by 9:30 a.m.) New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.
1.3     TRUST agrees to redeem for cash, on LIFE COMPANY's request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from LIFE

COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that LIFE COMPANY uses its best efforts to notify the TRUST of such request for redemption by 9:00 a.m. (and in any event that the TRUST receives notice of such request by 9:30 a.m.) New York time on the next following Business Day.
1.4     TRUST shall furnish, on or before the ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. TRUST shall notify LIFE COMPANY of the number of shares so issued as payment of such dividends and distributions.
1.5     TRUST shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. If TRUST provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed__-to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.
1.6     At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of TRUST shares which shall,be purchased or redeemq0 at that day's closing net asset value per4share. LIFE COMPANY &hall use its best efforts to transmit to the TRUST the net purchase or redemption orders so determined by LIFE COMPANY by 9:00 a.m. (and in any event no later than 9:30 a.m.) New York Time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.
1.7     If LIFE COMPANY'S order requests the purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is transmitted by LIFE COMPANY. If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY by the next Business Day, unless doing so would require TRUST to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to LIFE COMPANY within five days after the date that the order is transmitted by LIFE COMPANY, and TRUST shall notify the person designated in writing by LIFE COMPANY.as the recipient for such notice of such delay by 3:00 p.m. New York Time the same Business Day that LIFE COMPANY transmits the redemption order to TRUST. If LIFE COMPANY's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by N&B MANAGEMENT, TRUST shall so apply such proceeds the same Business Day that LIFE COMPANY transmits such order to TRUST.
1.8     Notwithstanding Section 1.7, TRUST reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the '40 Act and any rules thereunder.
1.9     TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section.

817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the Portfolios of TRUST will not be sold directly to the general public.
1.10     TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Portfolios.
Article II. PRESENTATIONS AND WAPANTIES
2.1     LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of Minnesota and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that Fortis Investors, Inc., the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934.
2.2     LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust ("UIT") in accordance with the provisions of the '40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.
2.3     LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the " '33 Act") unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and will use its best efforts to ensure that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.
2.4     LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.
2.5     LIFE COMPANY will use its best efforts to ensure that prospectuses, statements of additional information, proxy .statements and periodic reports of the Trust are delivered as federal required to be delivered under applicable or state law and interpretations of federal and state securities regulators thereunder in connection with the offer, sale or acquisition of the Variable Contracts.
2.6     TRUST represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal and state laws, and TRUST shall be registered under the '40 Act prior to and at the time of any issuance or sale of such shares. TRUST shall amend its registration statement under the '33 Act and the '40 Act from time to time as require in order to effect the continuous offerir4 of its shares. TRUST '6-hall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by TRUST.
2.7     TRUST represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.
2.8     TRUST represents and warrants that each Portfolio invested in by the Separate Account is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify LIFE COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

Article III. PROSPECTUS AND PROXY STATEMENTS
3.1     TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials),_ prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.
3.2     TRUST will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the following TRUST (or individual Portfolio) documents, and any supplements thereto, to existing Variable Contract owners of LIFE COMPANY:

(i)	prospectuses and statements of additional information;

(ii)	annual and semi-annual reports; and

(iii)	proxy materials
LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the TRUST documents described above, to TRUST for reimbursement by TRUST. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs. LIFE COMPANY will provide TRUST on a semi-annual basis, or more frequently as reasonably requested by TRUST, with a current tabulation of the number of existing Variable Contract owners of LIFE COMPANY whose Variable Contract values are invested in TRUST. This tabulation will be sent to TRUST in the form of a letter signed by a duly authorized officer of LIFE COMPANY attesting to the accuracy of the information contained in the letter. If requested by LIFE COMPANY, the TRUST shall provide such documentation (including a final copy of the TRUST's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for LIFE COMPANY to print together in one ,document the current prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for the TRUST. Should LIFE COMPANY wish to print any of these documents in a format different from that provided by TRUST, LIFE COMPANY shall provide Trust with sixty (60) days' prior written notice and LIFE COMPANY shall bear the cost associated with any format change.
3.3    TRUST will provide, at its expense, LIFE COMPANY with the following TRUST (or individual Portfolio) documents, and any supplements thereto, with respect to prospective Variable Contract owners of LIFE COMPANY:

(i)	camera-ready copy of the current prospectus for printing by LIFE COMPANY;

(ii)	a copy of the statement of additional information suitable for duplication;

(iii)	camera-ready copy of proxy material suitable for printing; and

(iv)	camera-ready copy of the annual and semi-annual reports for printing by LIFE COMPANY.
3.4 TRUST shall compensate LIFE COMPANY for reasonable out-of-pocket costs incurred by LIFE COMPANY in the solicitation of voting instructions from Variable Contract owners associated with any TRUST proxy solicitation for shareholder meetings.
3.5     TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority, or

3.6    N&B MANAGEMENT, at its expense, will-provide LIFE COMPANY with a reasonable supply of TRUST prospectuses to be used in connection with the solicitation of prospective Variable Contract owners by LIFE COMPANY, it being understood that reasonable allocations will be made in cases where such TRUST prospectus is printed on a combined basis with the prospectus for the Variable Contracts.
Article IV. SALES MATERIALS
4.1 LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and N&B MANAGEMENT, each piece of sales literature or other promotional material in which TRUST, MANAGERS TRUST or N&B MANAGEMENT is named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if TRUST, MANAGERS TRUST or N&B MANAGEMENT objects to its use in writing within ten (10) Business Days after receipt of such material.
4.2 TRUST and N&B MANAGEMENT will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within ten (10) Business Days after receipt of such material.
4.3     TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.
4.4     LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.
4.5     For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import including, without limitation advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the '40 Act or the '33 Act.
Article V. POTENTIAL CONFLICTS
5.1 The Board of Trustees of TRUST and MANAGERS TRUST (the "Boards") will monitor TRUST and MANAGERS TRUST, respectively, (collectively the "Funds"), for the existence of any. material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the Funds. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Funds are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.
5.2     LIFE COMPANY will report any potential or existing conflicts to the Boards. LIFE COMPANY will be responsible for assisting each appropriate Board in carrying out its responsibilities under the Conditions set forth in the notice issued by the SEC for the Funds on April 12, 1995 (the "Notice") (Investment Company Act Release No. 21003), which LIFE COMPANY has reviewed, by providing each appropriate Board with all information reasonably necessary for it to consider any issues raised. This responsibility includes, but is not limited to, an obligation by LIFE COMPANY to inform each appropriate Board whenever Variable Contract owner voting instructions are disregarded by LIFE COMPANY. These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.
5.3     If a majority of the Board of a Fund or a majority of its disinterested trustees or directors, determines that a material irreconcilable conflict exists, affecting LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested trustees or directors), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Funds or any series thereof and reinvesting those assets in a different investment medium, which may include another series of TRUST or MANAGERS TRUST, or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict, arises because of LIFE COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of the relevant Fund, to withdraw its Separate Account's investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.
For the purposes of this Section 5.3, a majority of the disinterested members of the applicable Board shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the relevant Fund or N&B MANAGEMENT (or any other investment adviser of the Funds) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.3 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict.
5.4     Any Board's determination of the existence of an irreconcilable material conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.
5.5     No less than annually, LIFE COMPANY shall submit to the Boards such reports, materials or data as such Boards may reasonably request so that the Boards may fully carry out the obligations imposed upon them by these Conditions. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the applicable Boards.
Article VI. VOTING
6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract owners. This condition will apply to UIT-Separate Accounts investing in TRUST and to managed separate accounts investing in MANAGERS TRUST to the extent a vote is required with respect to matters relating to MANAGERS TRUST. Accordingly, LIFE COMPANY, where applicable, will vote shares of a Fund held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. LIFE COMPANY will be responsible for assuring that each of its Separate Accounts that participates in any Fund calculates Voting privileges in a manner consistent with other participants as defined in the Conditions set forth in the Notice ("Participants"). The obligation to calculate voting privileges in a manner consistent with all other Separate Accounts investing in a Fund will be a contractual obligation of .all Participants under the agreements governing participation in the Funds. Each Participant will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as its votes those shares for which it has received voting instructions.
6.2     If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then TRUST, MANAGERS TRUST and/or the Participants, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.
Article VII. INDEMNIFICATION
7.1     Indemnification by LIFE, COMPANY. LIFE-COMPANY agrees-to-indemnify and hold harmless TRUST, MANAGERS TRUST, N&B MANAGEMENT and each of their Trustees, directors,

officers, employees and agents and each person, if any, who controls TRUST or MANAGERS TRUST or N&B MANAGEMENT within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) of settlements are related to the offer, sale or acquisition of TRUST's shares or the Variable Contracts and:

(a)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of TRUST for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

(b)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

(c)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of TRUST, or any amendment thereof, or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TRUST by or on behalf of LIFE COMPANY; or

(d)	arise as a result of any failure by LIFE COMPANY to substantially provide the services and furnish the materials under the terms of this Agreement; or

(e)
arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

7.2     LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to TRUST, whichever is applicable.

7.3     LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
7.4     Indemnification by N&B MANAGEMENT. N&B MANAGEMENT agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of N&B MANAGEMENT which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the offer, sale or acquisition of TRUST's shares or the Variable Contracts and:

(a)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity .with information furnished to N&B MANAGEMENT or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

(b)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by N&B MANAGEMENT or persons under its control) or wrongful conduct of TRUST or N&B MANAGEMENT or persons under their control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

(c)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of TRUST; or

(d)
arise as a result of (i) a failure by TRUST to substantially provide the services and furnish the materials under the terms of this Agreement; (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

(e)    arise out of or result from any material breach of any representation and/or warranty made by N&B MANAGEMENT in this Agreement or arise out of or result from any other material breach of this Agreement by N&B MANAGEMENT.
7.5     N&B MANAGEMENT shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified .Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to LIFE COMPANY.
7.6     N&B MANAGEMENT shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless-such .-Indemnified Party shall have notified N&B MANAGEMENT in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify N&B MANAGEMENT of any such claim shall.not relieve N&B MANAGEMENT from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, N&B MANAGEMENT shall be entitled to participate at its own expense in the defense thereof. N&B MANAGEMENT also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from N&B MANAGEMENT to such party of N&B MANAGEMENT's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and N&B MANAGEMENT will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs. of investigation.
Article VIII. TERM; TERMINATION
8.1.     This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.
8.2     This Agreement shall terminate in accordance with the following provisions:

(a)	At the option of LIFE COMPANY or TRUST at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the parties;

(b)
At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless TRUST makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

(c)
At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST by the SEC, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair TRUST's ability to meet and perform Trust's obligations and duties hereunder or to have a material adverse consequence to LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

(d)
At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder or to have a material adverse consequence to the TRUST. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

(e)
In the event TRUST's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective upon such occurrence without notice;

(f)
At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

(g)
At the option of LIFE COMPANY, upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to TRUST;

(h)
At the option of TRUST, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to LIFE COMPANY;

(i)
At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state Termination shall be effective immediately upon such occurrence without notice;

(j)
In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST, MANAGERS TRUST and N&B MANAGEMENT, termination shall.be effective immediately upon such occurrence without notice.

(k)	At the option of LIFE COMPANY if the TRUST recurrently ceases to qualify as a RIC under Subchapter M of the code or under successor similar provisions.

(l)	At the option of LIFE COMPANY if the TRUST recurrently fails to comply with Section 817(h) of the Code or with successor or similar provisions.

(m)	At the option of LIFE COMPANY if LIFE COMPANY reasonably believes that the result of a vote submitted to shareholders of the TRUST would materially increase the risks incurred by LIFE COMPANY.
8.3     If this Agreement is terminated as to any Portfolio by the TRUST pursuant to Section 8.2(a), N&B Management will reimburse LIFE COMPANY for its reasonable costs and expenses in substituting shares of another investment portfolio for the affected Portfolio, or otherwise terminating the participation of the Variable Contracts in such Portfolio. Such costs may include expenditures for (1) outside counsel fees related to obtaining an exemption order from the SEC and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected contractholders.
8.4     Notwithstanding any termination of this Agreement pursuant to Section 8.2 hereof, TRUST at its option may elect to continue to make available additional TRUST shares, as provided below, for so long as TRUST desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if TRUST so elects to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 8.2 hereof, TRUST and N&B MANAGEMENT, as promptly as is practicable under the circumstances, shall notify LLFE COMP-ANY-whether TRUST elects to continue., to make. TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either TRUST or LIFE COMPANY may terminate the Agreement, as so continued pursuant to this Section 8.4, upon sixty (60) days prior written notice to the other party.
8.5     Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the Separate Accounts) and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts, until thirty (30) days after LIFE COMPANY shall have notified TRUST of its intention to do so.
Article IX. NOTICES
Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to TRUST, MANAGERS TRUST or N&B MANAGEMENT:
Neuberger&Berman Management Incorporated
605 Third Avenue
New York, NY 10158-0006

Attention: Ellen Metzger, General Counsel
If to LIFE COMPANY:
Fortis Benefits Insurance Company
500 Bielenberg Drive
Woodbury, MN 55125
Attention: General Counsel

Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article X. MISCELLANEOUS
10.1     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
10.2     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
10.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
10.4     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the of. the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.
10.5     The parties agree that the assets and liabilities of each Series are separate and distinct from the assets and liabilities of each other Series. No Series shall be liable or shall be charged for any debt, obligation or liability of any other Series. No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Series or Portfolio and no Portfolio or other investor, other than the Portfolio or other investors investing in the Series which, incurs a debt, obligation or liability, shall be liable therefor.
10.6     Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
10.7     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
10.8     No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, MANAGERS TRUST, N&B MANAGEMENT and LIFE COMPANY.
10.9     N&B MANAGEMENT or the TRUST shall immediately notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the TRUST's registration statement under the 1933 ACT or the TRUST's Prospectus; (ii) the initiation of any proceeding by the SEC to compel the amendment tothe TRUST's registration statement; or (iii) any circumstance of which the TRUST becomes aware under which the TRUST's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. N&B MANAGEMENT and the TRUST will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably practicable.
10.10 LIFE COMPANY shall immediately notify the TRUST of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to any Variable Contract's registration statement under the 1933 ACT or any Variable Contract's Prospectus; (ii) the initiation of any proceeding by the SEC to compel the amendment of any Variable Contract's registration statement; or (iii) any circumstance of which LIFE COMPANY becomes aware under which any Variable Contract is not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANY will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably practicable.
IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.
NEUBERGER&BERMAN
ADVISERS MANAGEMENT TRUST

By: /s/ Stanley [illegible]
Name: Stanley [illegible]
Its:

ADVISERS MANAGERS TRUST

By: /s/ Stanley [illegible]
Name: Stanley [illegible]
Its:

NEUBERGER&BERMAN
MANAGEMENT INCORPORATED
By: /s/ Michael J. Weiner
Name: Michael J. Weiner
Its:
FORTIS BENEFITS INSURANCE. COMPANY

By: /s/ Jon Nicholson
Name: Jon Nicholson
Title: Senior Vice President

Appendix A
Neuberger&Berman Advisers                Corresponding Series of
Management Trust and its Series (Portfolios)        Advisers Managers Trust (Series)
Balanced Portfolio                    AMT Balanced Investments

Government Income Portfolio             AMT Government Income Investments

Growth Portfolio                    AMT Growth Investments

Limited Maturity Bond Portfolio             AMT Limited Maturity Bond Investments

Liquid Asset Portfolio                    AMT Liquid Asset Investments

Partners Portfolio                     AMT Partners Investments

International Portfolio                    AMT International Investments

Appendix B
Separate Accounts                    Selected Portfolios
Separate Account D                    Limited Maturity Bond Portfolio
Partners Portfolio

ADDENDUM TO FUND PARTICIPATION AGREEMENT
This ADDENDUM dated as of May 1, 2000 amends the Fund Participation Agreement among Fortis Benefits Insurance Company ("Company"), Neuberger Berman Advisers Management Trust ("Trust"), Advisers Managers Trust ("Managers Trust"), and Neuberger Berman Management Inc. ("NBMI").
WHEREAS, the Company, Trust, Managers Trust, and NBMI are parties to a Fund Participation Agreement ("Agreement") pursuant to which separate accounts of the Company invest proceeds from variable annuity and/or variable life insurance policies in the one or more portfolios of the Trust ("Portfolios"); and
WHEREAS, the Trust, through the Portfolios, currently invests all of its net investable assets in corresponding series of Managers Trust in a "master-feeder" structure; and
WHEREAS, the Boards of Trustees of the Trust and Managers Trust have approved a transaction to eliminate the current master-feeder structure in which Trust will receive the portfolio securities held by Managers Trust in redemption of the interests of Managers Trust held by the Trust (this transaction is referred to as the "In-Kind Redemption"); and
WHEREAS, the In-Kind Redemption is currently scheduled to be effected on or about May 1, 2000 (the date on which the In-Kind Redemption is effected is referred to as the "Effective Date"); an

WHEREAS, upon completion of the In-Kind Redemption, the Trust will hold and invest directly in its own portfolio of securities and Managers Trust will cease investment operations and be dissolved; and
WHEREAS, the parties wish to amend the Agreement to reflect the In-Kind Redemption and the elimination of the master-feeder structure.
NOW THEREFORE, effective on the Effective Date, the Trust assumes all of the rights, obligations, and liabilities of Managers Trust under the Agreement.
The undersigned hereby consents to the assignment described in the preceding paragraph.
FORTIS BENEFITS INSURANCE            ADVISERS MANAGERS TRUST
COMPANY

By: /s/ David A. Peterson                By: /s/ Dan Sullivan
Name:    David A. Peterson                Name: Dan Sullivan
Its: Vice President                    Its: Vice President

NEUBERGER BERMAN ADVISERS        NEUBERGER BERMAN
MANAGEMENT TRUST                MANAGEMENT, INC.

By: /s/ Dan Sullivan                    By: /s/ Dan Sullivan
Name:    Dan Sullivan                    Name: Dan Sullivan
Its: Vice President                    Its: Senior Vice President

NEUBERGER BERMAN ADVISERS         NEUBERGER BERMAN
MANAGEMENT TRUST                MANAGEMENT, INC.

MANAGEMENT TRUST

By:
Name:
Title:

NEUBERGER BERMAN MANAGEMENT INC.

By:
Name:
Title:

PARTICIPATION AGREEMENT

AMONG

FORTIS BENEFITS INSURANCE COMPANY,

FORTIS INVESTORS, INC.,

SAFECO RESOURCE SERIES TRUST,

SAFECO SECURITIES, INC.,

AND

SAFECO ASSET MANAGEMENT COMPANY
DATED AS OF

NOVEMBER 30 , 1996

PAGE
SECTION 1 Additional Funds                                    2

SECTION 2 Processing Transactions

2.1    Timely Pricing and Orders                            2
2.2    Timely Payments                                3
2.3    Redemption in Kind                                3
2.4    Applicable Price                                3

SECTION 3 Costs and Expenses                                    4

3.1    General                                    4
3.2    Registration                                    4
3.3    Other (Non-Sales-Related)                            5
3.4    Sales-Related                                    6
3.5    Parties to Cooperate                                6

SECTION 4 Legal Compliance                                    6

4.1    Tax Laws                                    6
4.2    Insurance and Certain Other Laws                        8
4.3    Securities Laws                                9
4.4    Notice of Certain Proceedings and Other Circumstances            11
4.5    Fortis Benefits to Provide Documents                    12
4.6    Adviser to Approve Fund Sales Literature                    12
4.7    Fund to Provide Documents                            12
4.8    Fortis Benefits to Provide Bonding                        13
4.9    Fund and/or Adviser to Provide Bonding                    13

SECTION 5 Mixed and Shared Funding                                14

5.1    General                                    14
5.2    Disinterested Trustees                                14
5.3    Monitoring for Material Irreconcilable Conflicts                15
5.4    Conflict Remedies                                16
5.5    Notice to Fortis Benefits                            19

5.6    Information Requested by Board of Trustees                    19
5.7    Compliance with SEC Rules                            19
5.8    Requirements for Other Insurance Companies                20

SECTION 6 Termination                                        21

6.1    Events of Termination                                21
6.2    Funds to Remain Available                            23
6.3    Survival of Warranties and Indemnifications                    24
6.4    Continuance of Agreement for Certain Purposes                24
6.5    Reimbursement of Expenses                            24

SECTION 7 Parties to Cooperate. -Respecting Termination                        25

SECTION 8 Assignment                                        25

SECTION 9 Notices                                            25

SECTION 10 Voting Procedures                                    27

SECTION 11 Indemnification                                    27

11.1 Of Trust, Forum and Adviser by FBIC                            27
11.2 Of Fortis Benefits and Fortis Investors by Adviser                    30
11.3 Effect of Notice                                        35

SECTION 12 Applicable Law                                    35

SECTION 13 Execution in Counterparts                                35

SECTION 14 Severability                                        35

SECTION 15 Rights Cumulative                                    36

SECTION 16 Restrictions on Sales of Trust Shares                            36

SECTION 17 Limitation on Liabilities of Trustees                            36

SECTION 18 Headings                                        36

PARTICIPATION AGREEMENT
THIS AGREEMENT, made and entered into as of the      day of November, 1996 ("Agreement"), by and among Fortis Benefits Insurance Company, a Minnesota life insurance company ("Fortis Benefits") (on behalf of itself and its "Separate Account," defined below); Fortis Investors, Inc., a Minnesota corporation ("Fortis Investors"), the principal underwriter with respect to the Contracts referred to below; SAFECO Resource Series Trust, a Delaware business trust (the "Fund"); SAFECO Asset Management Company, a Washington corporation ("Adviser"), the Fund's investment adviser; and SAFECO Securities, Inc., a Washington corporation ("Distributor"), the Fund's principal underwriter (collectively, the "Parties"),
WITNESSETH THAT:
WHEREAS Fortis Benefits, the Distributor, and the Fund desire that shares of the Fund's SAFECO Equity Portfolio and SAFECO Growth Portfolio (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of Fortis Benefits that are the subject of Fortis Benefits's Form N-4 registration statement filed with the Securities and Exchange Commission (the "SEC"), File No. 33-63935 (the "Contracts"), to be offered through Fortis Investors and other registered broker-dealer firms as agreed to by Fortis Benefits and Fortis Investors; and
WHEREAS the Contracts provide for the allocation of net amounts received by Fortis Benefits to separate series (the "Divisions;" reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make shares of the Portfolios available to Fortis Benefits for this purpose at net asset value and with no sales charges, all subject to the following provisions:
Section 1. Additional Portfolios
The Fund may from time to time add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.
Section 2. Processing Transactions
2.1    Timely Pricing and Orders.

The Fund or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Fortis Benefits at the close of trading on each day (a "Business Day") on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio's net asset value and (c) Fortis Benefits is open for business. The Fund or its designated agent will use its best efforts to provide this information by 5:30 p.m., Central time. Fortis Benefits will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account Division's unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the, following Business Day. Fortis Benefits will use its best efforts to place such orders with the Fund by 10:00 a.m., Central time.
2.2    Timely Payments.
Fortis Benefits will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable. Payment for net redemptions will be wired by the Fund to an account designated by Fortis Benefits on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable Fortis Benefits to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act").
2.3    Redemption in Kind.
The Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund's board of trustees (the "Board of Trustees") determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.
2.4    Applicable Price.
The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values as determined as of the close of regular trading on the New York Stock Exchange on the Business Day that Fortis Benefits processes such transactions, which will be deemed to be the Business Day prior to Distributor's receipt of the corresponding orders for purchases and redemptions of Portfolio shares. All other purchases and redemptions of Portfolio shares by Fortis Benefits, will be effected at the net asset values next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. Fortis Benefits hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Fortis Benefits otherwise notifies the Fund in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.
Section 3. Costs and Expenses
3.1    General.
Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.
3.2    Registration.
The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Fortis Benefits will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.
3.3    Other (Non-Sales-Related).
The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), periodic reports to shareholders, Fund proxy material and other shareholder communications and any related requests for voting instructions from Participants (as defined below). Fortis Benefits will bear the costs of preparing, filing with the SEC and,setting for printing, the Sepate Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Separate Account Prospectus"), any periodic reports to owners, annuitants or participants under the Contracts (collectively, "Participants"), and other Participant communications. The Fund and Fortis Benefits each will bear the costs of printing in quantity and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Fund and Fortis Benefits documents are printed or mailed on a combined or coordinated basis. If requested by Fortis Benefits, the Fund will provide annual Prospectus text to Fortis Benefits on diskette for printing and binding with the Separate Account Prospectus.Fortis Benefits will be reasonably compensated by the Fund for costs associated with production of mailing lists and tabulation of votes with respect to Fund proxy solicitation.
3.4    Sales-Related.
Expenses of distributing the Portfolio's shares and the Contracts will be paid by Fortis Investors and other parties, as they shall determine by separate agreement. However, Adviser or the Distributor will provide to Fortis Benefits at their expense a reasonable supply of Portfolio prospectuses to be used in the solicitation and sale of new Contracts, it being understood that reasonable allocations will be made in cases where any such Portfolio prospectuses are printed on a combined basis with the prospectus for the Contracts.
3.5    Parties to Cooperate.
The Fund, Adviser, Fortis Benefits, Fortis Investors and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.
Section 4. Legal Compliance
4.1    Tax Laws.
(a)    The Fund will use its best efforts to qualify and to maintain qualification of each Portfolio as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Fund, Adviser or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.
(b)    Fortis Benefits represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; Fortis Benefits will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.
(c)    The Fund will use its best efforts to comply and to maintain each Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the

regulations under the Code, and the Fund, Adviser or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.
(d)    Fortis Benefits represents that it believes, in good faith, that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Fortis Benefits will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that- such requirements have ceased to be met or that they might not be met in the future.
(e)    The Adviser will manage the Fund as a RIC in compliance with Subchapter M of the Code and will use its best efforts to manage to be in compliance with Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 8I7(h) and regulations thereunder. On request, the Fund shall also provide Fortis Benefits with such materials, cooperation and assistance as may be reasonably necessary for Fortis Benefits or any person designated by Fortis Benefits to review from time to time the procedures and practices of or any other provider of services to the Fund for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder.
(f)    Should the Fund, Distributor, or Adviser become aware of a failure of Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Fortis Benefits of such in writing.
4.2    Insurance and Certain Other Laws.
(a)The Fund makes no representation as to whether any aspect of the Fund's operations complies with the insurance laws or regulations of the various states. The Fund will use reasonable efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Fortis Benefits. If it cannot comply, it will so notify Fortis Benefits in writing.
(b)Fortis Benefits represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Section 61A.14 of the Minnesota Insurance Code, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.
(c)    Fortis Benefits and Fortis Investors represent and warrant that Fortis Investors ism business corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
(d)    Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
(e)    Distributor and the Fund represent and warrant that the Fund is a business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
(f)    Adviser represents and warrants that it is a corporation, duly organized, validly existing and in good standing under the laws of the State of Washington and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.3    Securities Laws.
(a)    Fortis Benefits represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws and that the sale of the contracts will comply in all material respects with state insurance suitability requirements, (ii) the Separate Account is and will remain registered under the 1940 Act, to the extent required under the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder. Fortis Benefits agrees that it and its agents will not, without the written consent of the Adviser, make representations concerning the Fund or the Fund shares except those contained in the then current prospectus and current printed sales literature of the Fund.
(b)    The Fund and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Delaware law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
(c)    The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, Fortis Benefits or any other life insurance company utilizing the Fund.
(d)    Distributor and Fortis Investors each represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD").
4.4    Notification of Certain Proceedings and Other Circumstances.
(a)    Distributor or the Fund shall immediately notify Fortis Benefits of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which (x) the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
(b)    Fortis Benefits or Fortis Investors shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circurnstaqei that may prevent the lawful 2,ffer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Fortis Benefits and Fortis Investors will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.5    Fortis Benefits to Provide Documents.
Upon request, Fortis Benefits will provide to the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.
4.6     Adviser to Approve Fund Sales Literature
Advertising and sales literature with respect to the Fund prepared by Fortis Benefits or its agents for use in marketing its Contracts will be submitted to the Adviser for review before such material is submitted to any regulatory body for review, and in no event less than 15 business days prior to its use. Fortis Benefits shall not use any such material if the Adviser or the Fund objects to such use within 15 business days after receipt.
4.7    Fund to Provide Documents.
Upon request, the Fund will provide to Fortis Benefits one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.
4.8     Fortis Benefits to Provide Bonding
Fortis Benefits represents and warrants that its directors, officers, and employees, if any, dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefits of the Fund in an amount not less than $2 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
4.9     Fund and/or Adviser to Provide Bonding
The Fund and the Adviser represent and warrant that all of their respective directors, officers, and employees dealing with the money and/or securities of the Fund are and shall continue- to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund and its Portfolios in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
Section 5. Mixed and Shared Funding
5.1    General.
The Fund may, at its expense, apply for an order exempting it from certain provisions of the 1940 Act and rules thereunder so that, subject to compliance with Section 17 of this Agreement, the Fund may be available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Fortis Benefits ("Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. If and only if the Fund implements Mixed and Shared Funding, pursuant to such an exemptive order or otherwise, Sections 5.2 through 5.7 below shall apply.
5.2    Disinterested Directors.

The Fund agrees that its Board of Trustees shall at all times consist of directors a majority of whom (the "~~Disinterested Directors~~ Independent Trustees" [illegible]) are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act.
5.3    Monitoring for Material Irreconcilable Conflicts.
The Fund agrees that its Board of Trustees will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. Fortis Benefits agrees to inform the Board of Trustees of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)	an action by any state insurance or other regulatory authority;

(b)
a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or_ any. similar action by insurance, tax or securities regulatory authorities;

(c)	an administrative or judicial decision in any relevant proceeding;

(d)	the manner in which the investments of any Portfolio are being managed;

(e)	a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Fund; or

(f)	a decision by a life insurance company utilizing the Fund to disregard the voting instructions of participants.
Consistent with the SEC's requirements in connection with exemptive proceedings of the type referred to in Section 5.1 hereof, Fortis Benefits will assist the Board of Trustees in carrying out its responsibilities by providing the Board of Trustees with all information reasonably necessary for the Board of Trustees to consider any issue raised.
Fortis Benefits will report any potential or existing conflicts of which it becomes aware to the Fund's' Board of Trustees. Fortis Benefits will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This assistance shall include, but is not limited to, an obligation by Fortis Benefits (i) to inform the Board whenever the voting instructions of Contract owners or Participants are disregarded, and (ii) to submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the Shared Funding Order, and such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. Fortis Benefits will carry out its responsibility under this paragraph with a view only to the interests of the Contract owners and Participants.
5.4    Conflict Remedies.
(a)     If a majority of the Board, or a majority of the disinterested Trustees of the Board ("Independent Trustees"), determine that a material irreconcilable conflict exists with regard to-Contract owner or Participant investments in the Fund, the Board shall give prompt notice to all Participating Companies. If the Fund or the Adviser is responsible for causing or creating such conflict, the Adviser shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. If a majority of the Board or a majority of the Independent Trustees determine that Fortis Benefits is responsible for causing or creating such conflict, Fortis Benefits shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Independent Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include but shall not be limited to:

(i)
withdrawing the ass allocable to the Accounts from the Fund and reinvesting those assets in a different investment medium or submitting the question of whether such segregation should be implemented to a vote of all affected Contract owners and Participants, and, as appropriate, segregating the assets of any appropriate group (i. e., annuity contract owners, life insurance contract owners, or Contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected Contract owners or Participants the option of making such a change, and/or

(ii)	establishing a new registered management investment company or managed separate account.
(b)    If the material irreconcilable conflict arises because of Fortis Benefits's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Fortis Benefits may be required, at the Fund's election, to withdraw the Separate Account's investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within such reasonable period as the Fund's Board of Trustees may establish after the Fund gives notice to Fortis Benefits that this provision is being implemented as the Fund's Board of Trustees may establish, and until such withdrawal Distributor and the Fund shall continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund.
(c)    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Fortis Benefits conflicts with the majority of other state regulators, then Fortis Benefits will withdraw the Separate Account's investment in the Fund within such reasonable period as the Fund's Board of Trustees may establish after the Fund's Board of Trustees informs Fortis Benefits that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Fund shall continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund.
(d)    Fortis Benefits agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.
(e)    For purposes hereof, whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or Distributor be required to establish a new funding medium for any Contracts. Fortis Benefits will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.
5.5    Notice to Fortis Benefits.
The Fund will promptly make known in writing to Fortis Benefits the Board of Trustees' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.
5.6    Information Requested by Board of Trustees.
Fortis Benefits and the Fund will at least annually submit to the Board of Trustees of the Fund such reports, materials or data as the Board of Trustees may reasonably request so that the Board of Trustees may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Trustees. All reports received by the Board of Trustees of potential or existing conflicts, and all Board of Trustees actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Trustees or other appropriate records, and such minutes or other records will be made available to the SEC upon request.
5.7    Compliance with SEC Rules.
lf, at any time during which the Fund is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.
5.8     Administration of Accounts
(a) Administrative services to Contract owners and Participants shall be the responsibility of Fortis Benefits and shall not be the responsibility of the Fund or the Adviser. The Adviser recognizes Fortis Benefits as the sole shareholder of fund shares issued under this Agreement. From time to time, the Adviser may pay amounts from its past profits to Fortis Benefits for providing certain administrative services for the Fund or its Portfolios, or for providing Contract owners with other services that relate to the Fund. These sevices may include, among other things, sub-accounting services, answering inquiries of contract owners regarding the Fund, transmitting, on behalf of the Fund, annual reports, updated prospectus and other communications to Contract owners regarding the Fund and its Portfolios and such other related services as the Fund or a Contract holder may request. In consideration of the savings resulting from such arrangement, and to compensate Fortis Benefits for its costs, the Adviser agrees to pay to Fortis Benefits an amount equal to 25 basis points (0.25%) per annum of the average aggregate amount invested by Fortis Benefits in the Fund under this Agreement. Payment of such amounts by the Adviser will not increase the fees paid by the Fund, the Fund or their shareholders.
(b)    The parties agree that the Adviser's payments to Fortis Benefits are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.
(c)    For the purposes of computing the administrative fee reimbursement contemplated by this Section 5, the average aggregate amount invested by Fortis Benefits over a one-month period shall be computed by totaling Fortis Benefits' aggregate investment (share net asset value multiplied by total number of shares held by Fortis Benefits) on each business day during the month and dividing by the total number of business days during each month.

(d)    The Adviser will calculate the reimbursement of administrative expenses at the end of each calendar quarter and will make such reimbursement to Fortis Benefits within 30 days thereafter. The reimbursement check will be accompanied by a statement showing the calculation of the monthly amounts payable by the Adviser and such other supporting data as may be reasonably requested by Fortis Benefits.
Section 6. Termination
6.1    Events of Termination.
Subject to Section 6.4 below, this Agreement will terminate as to a Portfolio:
(a)    at the option of Fortis Benefits or Distributor upon at least six months advance written notice to the other Parties, or
(b)    at the option of the Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Directors upon a finding that a continuation of this agreement is contrary to the best interests of the Fund, or (y)' a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Fund shares in accordance with Participant instructions).
(c)    at the option of the Fund upon institution of formal proceedings against Fortis Benefits or Fortis Investors by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Fortis Benefits's obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences oh the Portfolio to be terminated; or
(d)    at the option of Fortis Benefits upon institution of formal proceedings against the Fund, Adviser, or Distributor by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's, Adviser's or Distributor's obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, if, in each case, Fortis Benefits reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Fortis Benefits, Fortis Investors or the Division corresponding to the Portfolio to be terminated; or
(e)    at the option of any Party in the event that (i) the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits; or
(f)    upon termination of the corresponding Division's investment in the Portfolio pursuant to Section 5 hereof; or
(g)    at the option of Fortis Benefits if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so qualify; or
(h)    at the option of Fortis Benefits if the Portfolio fails to comply with Section 817(h) of tge Code or with successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so comply; or
(i)    at the option of Fortis Benefits if Fortis Benefits reasonably believes that any change in a Fund's investment adviser or investment practices will materially increase the- risks incurred by Fortis Benefits.
6.2    Funds to Remain Available.
Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Fortis Benefits shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, 90 calendar days after Fortis Benefits shall have notified the Fund or Distributor of its intention to do so.
6.3    Survival of Warranties and Indemnifications.
All warranties and indemnifications will survive the termination of this Agreement.
6.4    Continuance of Agreement for Certain Purposes.
If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(c), 6.1(d), 6.1(e), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any shares of that Portfolio that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of Lich the Separate Account owns no shares of the affected Portfolio or a date (the "Final Termination Date") six months following the Initial Termination

Date, except that Fortis Benefits may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1(e), 6.1(g) or 6.1(h).
6.5    Reimbursement of Expenses
If this Agreement is terminated as to any Portfolio (i) by the Distributor pursuant to 6.1(a), or (ii) pursuant to 6.1(b), 6.1(d), 6.1(g), 6.1(h), or 6.1(i), the Distributor will reimburse Fortis Benefits for its reasonable costs and expenses in combining the affected Division with another Division, substituting interests in a new Division for those of the affected Portfolio, or otherwise terminating the participation of the Contracts in such Portfolio. The costs associated with such may include such expenditures as (1) outside counsel fees related to obtaining an exemption order from the Securities and Exchange Commission and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected Contractholders.
Section 7. Parties to Cooperate Respecting Termination
The other Parties hereto agree to cooperate with and give reasonable assistance to Fortis Benefits in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Sections 6.1(a) or 6.1(b), the termination date specified in the notice of termination.
Section 8. Assignment
This Agreement may not be assigned by any Party, except with the written consent of each other Party.
Section 9. Notices
Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:
Fortis Benefits Insurance Company
500 Bielenberg Drive
Woodbury, Minnesota 55125
ATTN: General Counsel
FAX: 612-738-5262

Fortis Investors, Inc.
500 Bielenberg Drive
Woodbury, Minnesota 55125
ATTN: General Counsel
FAX: 612-738-5262
SAFECO Resource Series Trust
SAFECO Plaza
4333 Brooklyn Avenue NE
Seattle WA 98185
ATTN: Neal A. Fuller, VP
FAX: 206-548-7150
SAFECO Asset Management Co.
SAFECO Plaza
4333 Brooklyn Avenue NE
Seattle WA 98185
ATTN: Leslie Eggerling, VP-Retirement Services
FAX: 206-545-5139
SAFECO Securities, Inc.
SAFECO Plaza
4333 Brooklyn Avenue NE
Seattle WA 98185
ATTN: Keith Anderson, Compliance Officer
FAX: 206-548-7150

Section 10. Voting Procedures
Subject to the cost allocation procedures set forth, in Section 3 hereof, Fortis Benefits will distribute. all proxy material furnished by the Fund to Participants and will vote Fund shares in accordance with instructions received from Participants. Fortis Benefits will vote Fund shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. Fortis Benefits agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule.
Section 11. Indemnification
11.1     Of Fund, Distributor and Adviser by Fortis Benefits.
(a)    Except to the extent provided in Sections 11.1(b) and 11.1(c), below, Fortis Benefits agrees to indemnify and hold harmless the Fund, Distributor and Adviser, each of their directors, officers and employees, and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 11.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fortis Benefits) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts or, to the extent prepared by Fortis Benefits or Fortis Investors (or their agents or representatives), sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Fortis Benefits or Fortis Investors by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Fortis Benefits or Fortis Investors) or the negligent, illegal or fraudulent conduct of Fortis Benefits or Fortis Investors or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund, Adviser or Distributor by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

(iv)	arise as a result of any failure by Fortis Benefits or Fortis Investors to perform the obligations, provide the services and furnish the materials required of-them under the terms of this Agreement.
(b)    Fortis Benefits shall not be liable under this Section 11.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Distributor or to the Fund.
(c)    Fortis Benefits shall not be liable under this Section 11.1 with respect to any action against an Indemnified Party unless the Fund, Distributor or Adviser shall have notified Fortis Benefits in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fortis Benefits of any such action shall not relieve Fortis Benefits from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 11.1. In case any such action is brought against an Indemnified Party, Fortis Benefits shall be entitled to participate, at its own expense, in the defense of such action. Fortis Benefits also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Fortis Benefits to such Indemnified Party of Fortis Benefits's election to assume the defense thereof, the Indemnified Party will cooperate fully with Fortis Benefits and shall bear the fees and expenses of any additional counsel retained by it, and Fortis Benefits will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
11.2     Of Fortis Benefits and Fortis Investors by Adviser.
(a)    Except to the extent provided in Sections 11.2(d) and 11.2(e), below, Adviser agrees to indemnify and hold harmless Fortis Benefits and Fortis Investors, each of their directors, officers, and employees and each person, if any, who controls Fortis Benefits or Fortis Investors within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 11.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by Fortis Benefits or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Distributor, Adviser or the Fund by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)
arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Distributor, Adviser, or the Fund) or the negligent, illegal or fraudulent conduct of the Fund, Distributor, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering to COntracts, or any amendment tr supplement to any of the forebing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to Fortis Benefits or Fortis Investors by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)	arise as a result of any failure by the Fund, Adviser or Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement;
(b)    Except to the extent provided in Sections 11.2(d) and 11.2(e) hereof, Adviser agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and relied penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Fortis Benefits or Fortis Investors pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Fortis Benefits of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Fortis Benefits deems necessary or appropriate as a result of the noncompliance.
(c)    The written consent of Adviser referred to in Section 11.2(b) above shall not be unreasonably withheld.
(d)    Adviser shall not be liable under this Section 11.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to Fortis Benefits, Fortis Investors or the Separate Account.
(e)    Adviser shall not be liable under this Section 11.2 with respect to any action against an Indemnified Party unless Fortis Benefits or Fortis Investors shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser of any such action shall not relieve Adviser from any liability which it may have to the Indemnified Party against thorn such action is brought otherwise than on account of this Section 11.2. In case any such action is brought against an Indemnified Party, Adviser will be entitled to participate, at its own expense, in the defense of such action. Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Adviser to such Indemnified Party of Adviser's election to assume the defense thereof, the Indemnified Party will cooperate fully with Adviser and shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
11.3     Effect of Notice.
Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 11.1(c) or 11.2(e) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.
Section 12. Applicable Law
This Agreement will be construed and the provisions hereof interpreted under and in accordance with Minnesota law, without regard for that state's principles of conflict of laws.
Section 13. Execution in Counterparts
This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.
Section 14. Severability.
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.
Section 15. Rights Cumulative

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.
Section 16. Restrictions on Sales of Fund Shares
Fortis Benefits agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies.
Section 17. Limitation on Liability of Trustees.
This Agreement Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his/her capacity as an officer of the Fund. The obligations of this Agreement that pertain to the Fund shall be binding only upon the assets and property of the Fund and shall not be binding upon any individual Trustee, officer or shareholder of the Fund or its Portfolios. This provision shall not affect the obligations or liabilities of the Adviser under this Agreement.
Section 18. Headings
The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.
FORTIS BENEFITS INSURANCE COMPANY

By: [illegible]
Title: Sr. VP Pres.

FORTIS INVESTORS, INC.

By: [illegible]
Title: CEO

SAFECO RESOURCE SERIES TRUST

By: Neal A. Fuller
Title: VP & Controller

SAFECO ASSET MANAGEMENT COMPANY

By: Leslie Eggerling
Title: VP Institutional Services

SAFECO SECURITIES, INC.

By: Neal A. Fuller
Title: VP & Controller
PARTICIPATION AGREEMENT

AMONG

FORTIS BENEFITS INSURANCE COMPANY,
FORTIS INVESTORS, INC.,
VAN ECK WORLDWIDE INSURANCE TRUST,
VAN ECK ASSOCIATES CORPORATION

AND
VAN ECK SECURITIES CORPORATION
DATED AS OF
JANUARY 15, 1996

PARTICIPATION AGREEMENT
THIS AGREEMENT, made and entered into as of the 15th day of January, 1996 (“Agreement”), by and among Fortis Benefits Insurance Company, a Minnesota life insurance company (“Fortis Benefits”) (on behalf of itself and its “Separate Account,” defined below); Fortis Investors, Inc., a Minnesota corporation (“Fortis Investors”), the principal underwriter with respect to the Contracts referred to below; Van Eck Worldwide insurance Trust, a Massachusetts business trust (the “Fund”); Van Eck Associates Corporation, a Delaware corporation (“Adviser”), the Fund’s investment adviser; and. Van Eck Securities Corporation, a Delaware corporation (“Distributor”), the Fund’s principal underwriter (collectively, the “Parties”),
WITNESSETH THAT:
WHEREAS Fortis Benefits, the Distributor, and the Fund desire that shares of the Fund’s Van Eck Worldwide Bond Fund and Van Eck Gold and Natural Resources Fund, (the “Portfolios”; reference herein to the “Fund” includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of Fortis Benefits that are the subject of Fortis Benefits’s Form N-4 registration statement filed with the Securities and Exchange Commission (the “SEC”), File No. 33-63935 (the “Contracts”), to be offered through Fortis Investors and other registered broker-dealer firms as agreed to by Fortis Benefits and Fortis Investors; and
WHEREAS the Contracts provide for the allocation of net amounts received by Fortis Benefits to separate series (the “Divisions;” reference herein to the “Separate Account” includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,
NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make shares of the Portfolios available to Fortis Benefits for this purpose at net asset value and with no sales charges, all subject to the following provisions:
Section 1. Additional Portfolios
The Fund may from time to time add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.
Section 2. Processing Transactions
2.1                            Timely Pricing and Orders.
The Fund or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Fortis Benefits as of the close of trading on each day (a “Business Day”) on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio’s net asset value and (c) Fortis Benefits is open for business. The Fund or its designated agent will use its best efforts to provide this information by 5:00 p.m., Central time. Fortis Benefits will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day’s Separate Account Division’s unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the following Business Day. Fortis Benefits will use its best efforts to place such orders with the Fund by 10:00 a.m., Central time. The Fund reserves the right to refuse any purchase order, in whole or in part, it deems attributable to “market timers.”
2.2                             Timely Payments.
Fortis Benefits will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable. Payment for net redemptions will be wired by the Fund to an account designated by Fortis Benefits on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable Fortis Benefits to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the “1940 Act”).
2.3                             Redemption in Kind.
The Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund’s board of trustees (the “Board of Directors”) determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.
2.4                                 Applicable Price.
The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values as determined as of the close of regular trading on the New York Stock Exchange on the Business Day that Fortis Benefits processes such transactions, which will be deemed to be the Business Day prior to Distributor’s receipt of the corresponding orders for purchases and redemptions of Portfolio shares. All other purchases and redemptions of Portfolio shares by Fortis Benefits, will be effected at the net asset values next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. Fortis Benefits hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Fortis Benefits otherwise notifies the Fund in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.
Section 3. Costs and Expenses
3.1                            General.
     Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.
3.2                            Registration.
The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the “1933 Act”), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Fortis Benefits will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.
3.3                            Other (Non-Sales-Related).
The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund’s prospectus, statement of additional information and any amendments or supplements thereto (collectively, the “Fund Prospectus”), periodic reports to shareholders, Fund proxy material and other shareholder communications and any related requests for voting instructions from Participants (as defined below). Fortis Benefits will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account’s prospectus, statement of additional information and any amendments or supplements thereto (collectively, the “Separate Account Prospectus”), any periodic reports to owners, annuitants or participants under the Contracts (collectively, “Participants”), and other Participant communications. The Fund and Fortis Benefits each will bear the costs of printing in quantity and delivering to existing Participants who are beneficial owners of Fund shares the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Fund and Fortis Benefits documents are printed or mailed on a combined or coordinated basis. With respect to allocated costs for printing and/or mailing Fund documents on a combined or coordinated basis, the Fund shall not be obligated to compensate Fortis Benefits for any allocated costs to the extent they exceed the costs of printing and/or mailing separate Fund documents to Participants who are beneficial owners of Fund shares. Upon request from Fortis Benefits, the Fund will provide annual Prospectus text to Fortis Benefits on diskette for printing and binding with the Separate Account Prospectus. Fortis Benefits will be reasonably compensated by the Fund for costs associated with production of mailing lists and tabulation of votes with respect to Fund proxy solicitations.
3.4                                 Sales-Related.
Expenses of distributing the Portfolio’s shares and the Contracts will be paid by Fortis Investors and other parties, as they shall determine by separate agreement. However, Adviser or the Distributor will provide to Fortis Benefits at their expense a reasonable supply of Portfolio prospectuses to be used in the solicitation and sale of new Contracts, it being understood that reasonable allocations will be made in cases where any such Portfolio prospectuses are printed on a combined basis with the prospectus for the Contracts. It is further understood that this commitment by Adviser and Distributor is limited to prospectuses used through April 30, 1997 and that any further commitment by Adviser or distributor after such date will be renegotiated at that time.
3.5                            Parties to Cooperate.
The Fund, Adviser, Fortis Benefits, Fortis Investors and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.
Section 4. Legal Compliance
     4.1                                 Tax Laws.

(a)                                      The Fund represents that it believes, in good faith, that each Portfolio qualifies as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and that it will make every effort to maintain such qualification; and the Fund, Adviser or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.
(b)                                     Fortis Benefits represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment; Fortis Benefits will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.
(c)                                      The Fund represents that it believes, in good faith, that each Portfolio complies with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817- 5(b) of the regulations under the Code and that it will make every effort to maintain such compliance; and the Fund, Adviser or Distributor will notify Fortis Benefits immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.
(d)                                 Fortis Benefits represents that it believes, in good faith, that the Separate Account is a “segregated asset account” and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Fortis Benefits will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
(e)                                  The Adviser will manage the Fund as a RIC in compliance with Subchapter M of the Code and will use its best efforts to manage to be in compliance with Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder. On request, the Fund shall also provide Fortis Benefits with such materials, cooperation and assistance as may be reasonably necessary for Fortis Benefits or any person designated by Fortis Benefits to review from time to time the procedures and practices of Adviser or any other provider of services to the Fund for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder.
(f)                                    Should the Fund, Distributor, or Adviser become aware of a failure of Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Fortis Benefits of such in writing.
4.2                                 Insurance and Certain Other Laws.
(a)                                  The Fund will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Fortis Benefits. If it cannot comply, it will so notify Fortis Benefits in writing.
(b)                                 Fortis Benefits represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Section 61A.14 of the Minnesota Insurance Code, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.
(c)                                  Fortis Benefits and Fortis Investors represent and warrant that Fortis Investors is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
(d)                                 Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
(e)                                  The Fund represents and warrants that the Fund is a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
(f)                                             Adviser represents and warrants that it is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.
4.3                            Securities Laws.
(a)                                      Fortis Benefits represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with Minnesota law, (ii) the Separate Account is and will remain registered under the 1940 Act, to the extent required under the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account’s 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
(b)                                     (i) The Distributor represents and warrants that Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Massachusetts law and the Fund’s 1933 Act registration statement, together with any amendments thereto; and (ii) The Fund represents and warrants that (A) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (B) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (C) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, and (D) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.
(c)                                  The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, Fortis Benefits or any other life insurance company utilizing the Fund.

(d)                                 Distributor and Fortis Investors each represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”).
4.4                                 Notice of Certain Proceedings and Other Circumstances.
(a)                                  Distributor or the Fund shall immediately notify Fortis Benefits of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund’s registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund’s shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which (x) the Fund’s shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
(b)                                 Fortis Benefits or Fortis Investors shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Separate Account’s registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Fortis Benefits and Fortis Investors will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.
4.5                            Fortis Benefits to Provide Documents.
Upon request, Fortis Benefits will provide to the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.
4.6                            Fund to Provide Documents.
     Upon request, the Fund will provide to Fortis Benefits one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

Section 5. Mixed and Shared Funding
5.1                            General.
The Fund may, at its expense, apply for an order exempting it from certain provisions of the 1940 Act and rules thereunder so that, subject to compliance with Section 17 of this Agreement, the Fund may be available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance and annuity policies and separate accounts of insurance companies unaffiliated with Fortis Benefits (“Mixed and Shared Funding”). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. If and only if the Fund implements Mixed and Shared Funding, pursuant to such an exemptive order or otherwise, Sections 5.2 through 5.7 below shall apply.
5.2                            Disinterested Directors.
     The Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the “Disinterested Directors”) are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act.
5.3                            Monitoring for Material Irreconcilable Conflicts.
     The Fund agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. Fortis Benefits agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a “material irreconcilable conflict” is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:
(a)                                       an action by any state insurance or other regulatory authority;
(b)                                      a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;
(c)                                       an administrative or judicial decision in any relevant proceeding;
(d)                                      the manner in which the investments of any Portfolio are being managed;
(e)                                       a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Fund; or
(f)                                         a decision by a life insurance company utilizing the Fund to disregard the voting instructions of participants.
Consistent with the SEC’s requirements in connection with exemptive proceedings of the type referred to in Section 5.1 hereof, Fortis Benefits will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by Fortis Benefits to disregard voting instructions of Participants.

5.4                            Conflict Remedies.
     (a)                                  It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Fortis Benefits and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:
(i)                                     withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and
(ii)                                  establishing a new registered investment company of the type defined as a “Management Company” in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.
(b)                                      If the material irreconcilable conflict arises because of Fortis Benefits’s decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Fortis Benefits may be required, at the Fund’s election, to withdraw the Separate Account’s investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to Fortis Benefits that this provision is being implemented, and until such withdrawal Distributor and the Fund shall continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund.
(c)                                       If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to Fortis Benefits conflicts with the majority of other state regulators, then Fortis Benefits will withdraw the Separate Account’s investment in the Fund within six months after the Fund’s Board of Directors informs Fortis Benefits that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Fund shall continue to accept and implement orders by Fortis Benefits for the purchase and redemption of shares of the Fund.
(d)                                      Fortis Benefits agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.
(e)                                       For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or Distributor be required to establish a new funding medium for any Contracts. Fortis Benefits will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.
5.5                             Notice to Fortis Benefits.

     The Fund will promptly make known in writing to Fortis Benefits the Board of Directors’ determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.
5.6                             Information Requested by Board of Directors.
Fortis Benefits and the Fund will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.
5.7                            Compliance with SEC Rules.
If, at any time during which the Fund is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.
Section 6. Termination
6.1                            Events of Termination.
Subject to Section 6.4 below, this Agreement will terminate as to a Portfolio:
(a)                                       at the option of Fortis Benefits or Distributor upon at least six months advance written notice to the other Parties, or
(b)                                      at the option of the Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Directors upon a finding that a continuation of this agreement is contrary to the best interests of the Fund, or (y) a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Fund shares in accordance with Participant instructions).
(c)                                  at the option of the Fund upon institution of formal proceedings against Fortis Benefits or Fortis Investors by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Fortis Benefits’s obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio to be terminated; or

(d)                                      at the option of Fortis Benefits upon institution of formal proceedings against the Fund, Adviser, or Distributor by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund’s, Adviser’s or Distributor’s obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, if, in each case, Fortis Benefits reasonably determines that such proceedings, or the facts on which such proceedings would be based. have a material likelihood of imposing material adverse consequences on Fortis Benefits, Fortis Investors or the Division corresponding to the Portfolio to be terminated; or
(e)                                       at the option of any Party in the event that (i) the Portfolio’s shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Fortis Benefits; or
(f)                                         upon termination of the corresponding Division’s investment in the Portfolio pursuant to Section 5 hereof; or
(g)                                      at the option of Fortis Benefits if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so qualify; or
(h)                                      at the option of Fortis Benefits if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if Fortis Benefits reasonably believes that the Portfolio may fail to so comply; or
(i)                                     at the option of Fortis Benefits if Fortis Benefits reasonably believes that any change in a Fund’s investment adviser or investment practices will materially increase the risks incurred by Fortis Benefits.
6.2                                 Funds to Remain Available.
Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Fortis Benefits shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, 90 calendar days after Fortis Benefits shall have notified the Fund or Distributor of its intention to do so.
6.3                                 Survival of Warranties and Indemnifications.
All warranties and indemnifications will survive the termination of this Agreement.
6.4                                 Continuance of Agreement for Certain Purposes.
If any Party terminates this Agreement with respect to any Portfolio pursuant to Sections 6.1(c), 6.1(d), 6.1(e), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any shares of that Portfolio that are outstanding as of the date of such termination (the “Initial Termination Date”). This continuation shall extend to the earlier of the date as of which the Separate Account owns no shares of the affected Portfolio or a date (the “Final Termination Date”) six months following the Initial Termination Date, except that Fortis Benefits may, by written notice to the other Parties, shorten said six month period in the case of a termination pursuant to Sections 6.1(e), 6.1(g) or 6.1(h).
6.5                            Reimbursement of Expenses

     If this Agreement is terminated as to any Portfolio (I) by the Distributor pursuant to 6.1(a), or (ii) pursuant to 6.1(d), 6.1(g), or 6.1(h), the Distributor will reimburse Fortis Benefits for its reasonable our-of-pocket costs and expenses (in no event to exceed $20,000) in combining the affected Division with another Division, substituting interests in a new Division for those of the affected Portfolio, or otherwise terminating the participation of the Contracts in such Portfolio. The costs associated with such may include such expenditures as (1) outside counsel fees related to obtaining an exemption order from the Securities and Exchange Commission and (2) drafting, printing, and mailing costs of the necessary notification forms to be mailed to affected Contractholders.
Section 7. Parties to Cooperate Respecting Termination
The other Parties hereto agree to cooperate with and give reasonable assistance to Fortis Benefits in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Sections 6.1(a) or 6.1(b), the termination date specified in the notice of termination.
Section 8. Assignment
This Agreement may not be assigned by any Party, except with the written consent of each other Party.
Section 9. Notices
Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:
Fortis Benefits
Insurance Company
500 Bielenberg Drive
Woodbury, Minnesota 55125
Attn.: General Counsel
FAX: (612) 738-5262

Fortis Investors, Inc.
500 Bielenberg Drive
Woodbury, Minnesota 55125
Attn.: General Counsel
FAX: (612) 738-5262

Van Eck Worldwide Insurance Trust
99 Park Avenue
New York, NY 10016
Attn: President, with a copy to the Secretary
Fax: (212) 687-5248

Van Eck Associates Corporation
99 Park Avenue
New York, NY 10016
Attn: President, with a copy to the Secretary
Fax: (212) 687-5248

Van Eck Securities Corporation
99 Park Avenue
New York, NY 10016
Attn: President, with a copy to the Secretary
Fax: (212) 687-5248
Section 10. Voting Procedures
Subject to the cost allocation procedures set forth in Section 3 hereof, Fortis Benefits will distribute all proxy material furnished by the Fund to Participants and will vote Fund shares in accordance with instructions received from Participants. Fortis Benefits will vote Fund shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. Fortis Benefits agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3(T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule.
Section 11. Indemnification
11.1     Of Fund, Distributor and Adviser by Fortis Benefits.
(a)                             Except to the extent provided in Sections 11.1(b) and 11.1(c), below, Fortis Benefits agrees to indemnify and hold harmless the Fund, Distributor and Adviser, each of their trustees, officers and employees, and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 11.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fortis Benefits) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund’s shares and:
(i)                                     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account’s 1933 Act registration statement, the Separate Account Prospectus, the Contracts or, to the extent prepared by Fortis Benefits or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to Fortis Benefits or Fortis Investors by or on behalf of the Fund, Distributor or Adviser specifically for use in the Separate Account’s 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or
(ii)                                  arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied in writing specifically for use therein by or on behalf of Fortis Benefits or Fortis Investors) or the negligent, illegal or fraudulent conduct of

Fortis Benefits or Fortis Investors or persons under their control (including, without limitation, their employees and “Associated Persons,” as that term is defined in paragraph (m) of Article I of the NASD’s By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)                             arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund, Adviser or Distributor by or on behalf of Fortis Benefits or Fortis Investors for use in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or
(iv)                            arise as a result of any failure by Fortis Benefits or Fortis Investors to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.
(b)                            Fortis Benefits shall be liable under this Section 11.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to Distributor or to the Fund. In no event shall an Indemnified Party be entitled to exemplary, special or consequential damages, or damages of like kind, from an indemnifying Party.
(c)                             Fortis Benefits shall not be liable under this Section 11.1 with respect to any action against an Indemnified Party unless the Fund, Distributor or Adviser shall have notified Fortis Benefits in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fortis Benefits of any such action shall not relieve Fortis Benefits from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 11.1. In case any such action is brought against an Indemnified Party, Fortis Benefits shall be entitled to participate, at its own expense, in the defense of such action. Fortis Benefits also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Fortis Benefits to such Indemnified Party of Fortis Benefits’s election to assume the defense thereof, the Indemnified Party will cooperate fully with Fortis Benefits and shall bear the fees and expenses of any additional counsel retained by it, and Fortis Benefits will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
11.2     Of Fortis Benefits and Fortis Investors by Adviser.
(a)                             Except to the extent provided in Sections 11.2(d) and 11.2(e), below, Fortis Benefits and Fortis Investors, each of their directors, officers, and employees and each person, if any, who controls Fortis Benefits or Fortis Investors within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 11.2) shall be indemnified and held harmless against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund’s shares and:

(i)                                   arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by Fortis Benefits or Fortis Investors, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading by the Fund; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to Distributor, Adviser or the Fund by or on behalf of Fortis Benefits or Fortis Investors specifically for use in the Fund’s 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or
(ii)                                  arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied in writing specifically for use therein by or on behalf of Distributor, Adviser, or the Fund) or the negligent, illegal or fraudulent conduct of the Fund, Distributor, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares by the Distributor, Adviser or Fund; or
(iii)                               arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to Fortis Benefits or Fortis Investors by or on behalf of the Fund, Distributor or Adviser specifically for use in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing by the Fund Distributor or Adviser; or
(iv)                              arise as a result of any failure by the Fund, Adviser or Distributor to perform its respective obligations, provide the services and furnish the materials required of it under the terms of this Agreement by the Fund, Adviser or Distributor;
(b)                                      Except to the extent provided in Sections 11.2(d) and 11.2(e) hereof, Adviser agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in Section 11.2(c) below, the written consent of Adviser) or actions in respect thereof

(including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Fortis Benefits or Fortis Investors pursuant to the Contracts and the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service.
(c)                                       The written consent of Adviser referred to in Section 11.2(b) above shall be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the Internal Revenue Service, such consent shall not be unreasonable withheld.
(d)                                      Adviser, Distributor or Fund, as may be appropriate (each an “Indemnifying Party”) shall not be liable under this Section 11.2 with respect to any losses, claims, damages, liabilities or actions to which an indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to Fortis Benefits, Fortis Investors or the Separate Account. In no event shall an Indemnified Party be entitled to exemplary, special or consequential damages, or damages of like kind, from an Indemnifying Party.
With respect to the Fund or Adviser providing untimely or incorrect net asset value per share, or dividend or capital gain distribution rate of a Portfolio, the liability of the fund or Adviser for damages, losses or costs to Fortis Benefits or Fortis Investors resulting therefrom shall be limited to correcting the value of the Account as if there had been no untimely or incorrect net asset value per share, or dividend or capital gain distribution rate of a Portfolio.
(e) The Indemnifying Party shall not be liable under this Section 11.2 with respect to any action against an Indemnified Party unless Fortis Benefits or Fortis Investors shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. In case any such action is brought against an Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense of such action. The Indemnifying Party also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from the Indemnifying Party to such Indemnified Party of the Indemnifying Party’s election to assume the defense thereof, the Indemnified Party will cooperate fully with the Indemnifying Party and shall bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.
11.3     Effect of Notice.

Any notice given by the Indemnifying Party to an Indemnified Party referred to in Section 11.1(c) or 11.2(e) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

Section 12. Applicable Law
This Agreement will be construed and the provisions hereof interpreted under and in accordance with Minnesota law, without regard for that state’s principles of conflict of laws.
Section 13. Execution in Counterparts
This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.
Section 14. Severabilitv
If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.
Section 15. Rights Cumulative
The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.
Section 16. Restrictions on Sales of Fund Shares
Fortis Benefits agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies.
Section 17. Headings
The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.
FORTIS BENEFITS INSURANCE COMPANY

By: /s/ Jon Nicholson
Title: Sr. VP

FORTIS INVESTORS, INC.

By: /s/ Jon Nicholson
Title: Sr. VP

Van Eck Worldwide Trust

By: [illegible]
Title: VP

Van Eck Associates Corporation

By: [illegible]
Title: VP

Van Eck Securities Corporation

By: [illegible]
Title: VP

FIRST AMENDMENT TO PARTICIPATION AGREEMENT
AMONG
FORTIS BENEFITS INSURANCE COMPANY, FORTIS INVESTORS, INC.,
VAN ECK WORLDWIDE INSURANCE TRUST, VAN ECK ASSOCIATES CORPORATION
AND
VAN ECK SECURITIES CORPORATION DATED AS OF January 15, 1996
("AGREEMENT")

The Agreement is amended by adding the following section:

"3.6 Administrative and Shareholder Services
Fortis Benefits and Fortis Investors agrees to provide the administrative and shareholder services below to contractholders which are beneficial owners of shares of the Series ("Contractholders"), which services are normally provided by a Fund's transfer agent. Such services shall consist of the following:

1.	Providing necessary personnel and facilities to establish and maintain Contractholder accounts and records.

2.	Recording and crediting debits and credits to the accounts of Contractholders in the form of cash, dividends and shares.

3.	Paying the proceeds of redemptions to Contractholders either by check or by wire.

4.	Mailing prospectuses, proxy statements, annual and semi-annual reports to shareholders and other communications from the Fund to Contractholders.

5.	Performing such shareholder servicing as may be required, which shall include but not be limited to, responding to questions regarding account balances and other account inquires.

6.	Federal and state income tax withholding and reporting.

7.	Provide such other assistance and services as may reasonably be requested by the Fund and agreed to by Fortis Benefits or Fortis Investors.
"For providing such services and the administrative cost savings, the Fund or the Distributor will pay Fortis Benefits or Fortis Investors a fee, as of February 1, 1996, calculated monthly and payable quarterly, at an annual rate of 25 basis points (0.25%) of average daily net assets of a Fund which are attributable to Contractholders' beneficial ownership of Fund shares ("Fee"). The Fee with respect to each Series shall be payable within ten days after the end of each calendar quarter. Average daily net assets for any month shall be calculated by totaling the aggregate investment (share net asset value multiplied by total number of shares of each Fund held pursuant to a Contract) each business day during the month and dividing by the total number of business days during such month.
"Payment of Fees will be accompanied by a statement showing the calculation of the amoiihts being paid for each relevant month and such other supporting data as Fortis Benefits or Fortis Investors may reasonably request.
"In the event that the investment advisory and/or administration fees received by the Adviser or Distributor are reduced by the Board of Directors of a Fund pursuant to an amendment of the applicable agreement, or because, in the good faith opinion of the Fund based upon an opinion of counsel reasonably acceptable to Fortis Benefits or Fortis Investors, such payments are or will be in contravention or violation of any law, rule, regulation, court decision or order, or out-of-court settlement of actual or threatened litigation or enforcement position of any regulatory body having jurisdiction over the Fund (taken together, "Change in Law"), the Fee shall be adjusted accordingly to conform to such Change in Law on terms and conditions deemed equitable."

This Amendment is terminable without penalty upon sixty (60) days written notice by one party to the other. However, the Fee shall be payable with respect to each Fund which serves as underlying investment media for Contracts so long as such Fund is so offered.

Date: January 23, 1996

Accepted and Agreed:

[illegible]
Van Eck Worldwide Insurance Trust

[illegible]
Fortis Investors, Inc.

[illegible]
Fortis Benefits Life Insurance Company

[illegible]
Van Eck Associates Corporation

[illegible]
Van Eck Securities Corporation